UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
EXXON MOBIL CORPORATION
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2025 Annual Meeting and Proxy Statement

April 7, 2025

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Wednesday, May 28, 2025, beginning promptly at 9:30 a.m. Central Time. The annual meeting of shareholders will be a virtual meeting. This format will help provide for a convenient, cost-effective, and safe experience for our shareholders, employees, and other members of the community, and provide open access and equitable participation. Shareholders are encouraged to participate, vote, and submit questions during the annual meeting from any remote location that has internet connectivity. Online access will be available approximately 15 minutes prior to the annual meeting start time at www.virtualshareholdermeeting.com/XOM2025. Please see page 5 for detailed instructions.

At the meeting, you will hear a report on our business and vote on the following items:

•	Election of directors;

•	Ratification of PricewaterhouseCoopers LLP as independent auditors;

•	Advisory vote to approve executive compensation; and

•	Other matters, if properly raised.

Only shareholders of record on April 2, 2025, or their valid proxy holders, may vote at the meeting. We are first mailing these proxy materials to shareholders of record on or about April 7, 2025.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board and its committees operate, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Financial information is provided separately in the 2024 Annual Report that accompanies or precedes the proxy materials or is made available online to all shareholders.

Your vote is important. Even if you own only a few shares, we want your voice to be represented at the meeting. You can vote your shares by internet, toll-free telephone call, or proxy card. A preliminary summary of 2025 Proxy Voting Results will be available at exxonmobil.com after the annual meeting of shareholders and will be filed on a Form 8-K within four business days of the meeting.

Sincerely,

Jeffrey A. Taylor Secretary	Darren W. Woods Chairman of the Board

Darren W. Woods Chairman of the Board, Chief Executive Officer, Exxon Mobil Corporation

Dear Fellow Shareholders:

I am pleased to invite you to the 2025 Exxon Mobil Corporation virtual annual shareholder meeting on May 28, 2025.

The past year provided the best look yet at the power of our transformed Company. In 2024, we outperformed other integrated oil companies (IOCs) across the board, including $33.7 billion of earnings, $55.0 billion of cash flow from operations, and $12.1 billion of structural cost savings1 as compared to 2019 – by far the largest cost-reduction program in the industry. Our earnings were the third highest in the past decade, even as oil prices softened and chemical margins remained at bottom-of-cycle conditions.

Over the past five years, the improvements we’ve made are even more evident. We grew cash flow from operations by 8 percentage points more than our nearest competitor and distributed more than $125 billion to shareholders. We also delivered total shareholder returns at a compounded annual growth rate of 14% – 600 basis points higher than the next closest IOC competitor.

We are not defined by our products, but by our capabilities. It has taken decades to build our unique set of competitive advantages – technology, scale, integration, executional excellence, and the most important advantage, our people. At our annual meeting, we’ll share how they position us to do what few have ever done: create world-scale solutions to some of society’s biggest challenges now and decades into the future.

We have the best Upstream portfolio in the business, which we made even stronger by acquiring Pioneer Natural Resources. Our Product Solutions business provides critical products the world will need long into the future, and it’s laying the foundation for new technology-driven businesses like ProxximaTM products and carbon materials, which have huge market potential. And no one has built a Low Carbon Solutions business like ours, with the first world-scale, end-to-end carbon capture and storage system.2 These businesses help us meet the two essential asks of our industry: increase the supply of energy and products essential to modern life and reduce greenhouse gas emissions.

Our unrivaled set of opportunities is derived from our advantages and reflected in our plans, which drive long-term profitable growth and an unequaled value opportunity. Through 2030, our plans add $20 billion in earnings potential3 and $30 billion in cash flow potential,4 as we continue to leverage our competitive advantages and execute our strategy with excellence. We’ve established a firm path to sustain our success far into the future, no matter the pace or extent of any energy transition.

I look forward to sharing more with you at our annual shareholder meeting. Thank you for investing in ExxonMobil.

Joseph L. Hooley Board of Directors, Lead Director, Exxon Mobil Corporation

Dear Fellow Shareholders:

On behalf of you, the shareholders of ExxonMobil, I want to say how pleased my fellow directors and I are with the trajectory of your Company – strong results in 2024, ambitious plans out to 2030, and unrivaled opportunities well beyond. The Management and employees of your Company are performing exceptionally well, and the result is leading shareholder-value creation.

In my role, I’m focused on making sure the Board marshals its broad range of skills and diverse experience to provide oversight of your Company’s plans and strategy. We take this responsibility very seriously.

The vote totals at our last annual shareholder meeting made it clear that you recognize and endorse the strategic path your Company is on.

Whether it’s the performance of your Company’s traditional businesses, the growth in opportunities of the Low Carbon Solutions business, or the development of other new businesses such as ProxximaTM products and carbon materials, your Company is building a runway of profitable growth long into the future under a broad range of scenarios.

The Board welcomed a new member in January 2024, and, with the completion of the historic Pioneer acquisition, we added another new Board member in May. These additions have further strengthened the experience of our Board. As always, each new director participated in comprehensive onboarding sessions covering topics such as Company strategy and operating plans, the Global Outlook, ethics, risk, and our Core Values.

Collectively and individually, the Board’s perspectives on safety, energy, technology, geopolitics, risk management, public policy, security, capital allocation, and other topics help us provide sound governance and oversight of this remarkable Company.

It’s a pleasure and a privilege to work with such a unique and talented group – in such a vital industry, at such a crucial time, and for a company that stands apart, in a league of its own.

Thank you for the confidence and trust you’ve placed in us and for your continued investment in your great Company.

[1]	See structural cost savings in “Exhibit A” for definition and reconciliation.
[2]	“End-to-end CCS system” entails integration of CO2 capture, transportation, and storage.
[3]

Growth in earnings potential is measured versus 2024 and is as of our Corporate Plan disclosure dated December 11, 2024. Earnings potential excludes identified items and is adjusted to 2024 $65/bbl real Brent (assumes annual inflation of 2.5%) and 10-year average Energy, Chemical, and Specialty Product margins, which refer to the average of annual margins from 2010-2019.

[4]

Growth in cash flow potential is measured versus 2024 and is as of our Corporate Plan disclosure dated December 11, 2024. Cash flow potential excludes identified items and is adjusted to 2024 $65/bbl real Brent (assumes annual inflation of 2.5%) and 10-year average Energy, Chemical, and Specialty Product margins, which refer to the average of annual margins from 2010-2019. Cash flow potential also excludes working capital/other.

Your vote makes a difference.

To express appreciation for your participation,

ExxonMobil will make a $1 charitable donation to

Khan Academy®

for every retail shareholder account that votes before or during the

Annual Shareholder Meeting on May 28, 2025.

See page 4 for more information.

PROXY SUMMARY

ITEM 1 – Election of Directors

The Board recommends you vote FOR each of the nominees described in the following pages.

The Board of Directors has nominated the director candidates in this proxy statement, all of whom currently serve as ExxonMobil directors. All director nominees have stated they are willing to serve, if elected.

Personal information about each nominee and their extensive qualifications begins on Page 9.

ExxonMobil Board of Directors Nominees

At ExxonMobil, our success begins and ends with our unique set of competitive advantages – advantages we have focused on and invested in over decades. They make us different from others in our industry and separate us from the competition. Today, these advantages of technology, scale, integration, executional excellence, and our people, position us to do what few companies have ever done: create world-scale solutions to some of society’s biggest challenges, now and for decades into the future.

We talk about these challenges as addressing the “and” equation – providing the energy and products that make modern living possible and reducing the greenhouse gas emissions that contribute to climate change.

Through 2050 and beyond, the world will continue to need traditional sources of energy. As global populations grow and billions of people aspire to higher living standards, demand for reliable and affordable energy will only increase. The world will also need more petrochemical products, including medical equipment and supplies, food packaging, diapers, mobile devices, as well as the revolutionary products and businesses like ProxximaTM products and carbon materials that ExxonMobil is currently developing.

The Board has endorsed the Company’s plans to 2030 that build upon our unique advantages and track record of delivering leading shareholder value. We expect to deliver on the plans we laid out to significantly grow earnings and cash flow driven by investing in competitively advantaged opportunities and continuing our executional excellence and disciplined cost and capital management.

The Board of Directors oversees ExxonMobil’s strategy and planning process. Each director brings distinctive skills, expertise, and experience that strengthens Board deliberations and decision-making. Our Core Values of integrity, care, courage, excellence, and resilience frame our decisions, and the Board reflects ExxonMobil’s collaborative and high-performing culture.

ExxonMobil remains an indispensable company working to solve tomorrow’s problems with today’s capabilities. And that means a very long runway of profitable growth – and increasing shareholder value.

The Board unanimously recommends you vote FOR each of the ExxonMobil director candidates.

2025 Proxy Statement	1

2024 Industry-Leading Results Driven by Our Competitive Advantages

Director Tenure and Refreshment Balances Stability and New Views

ExxonMobil added eight of the current independent directors since January 2021 – two-thirds of the current Board. Average tenure for current non-employee directors is four years.

Director Independence Provides Outside Perspectives, Objectivity, and Thoughtful Debate

More than 90% of our directors are independent based on New York Stock Exchange and our additional standards, ensuring external perspectives for their oversight of ExxonMobil’s strategy and plans. Unique perspectives and experiences add value in working together as a collective body to represent the interests of all shareholders. Within the scope of the Corporate Governance Guidelines, we seek director candidates with a diversity of experiences and backgrounds, with a focus on broad expertise, experience, and thought leadership as noted in the table below and in our detailed competencies and director qualifications table starting on page 24.

Demographic Diversity	Broad Expertise, Experience, and Thought Leadership

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

2	2025 Proxy Statement

ITEM 2 – Ratification of Independent Auditors The Board recommends you vote FOR this proposal.

The ExxonMobil Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to audit ExxonMobil’s financial statements for 2025.	Page 45 Additional information about the Audit Committee’s appointment of PwC and PwC’s fees for 2023 and 2024
You are asked to ratify that appointment.

ITEM 3 – Advisory Vote to Approve Executive Compensation The Board recommends you vote FOR this proposal.

ExxonMobil asks you to vote on a nonbinding resolution to approve the compensation of the Named Executive Officers.	Page 46 Additional information about ExxonMobil’s compensation program

[1]	See “Frequently Used Terms” for structural cost savings definition and reconciliation.
[2]

We sustained our 0.02 workforce Lost-Time Incident Rate again in 2024. Our workforce Lost-Time Incident Rate for 2020-2024 was 0.02 per 200,000 work hours, based on ExxonMobil 2020, 2021, 2022, 2023, and 2024 full-year performance data as of January 17, 2025. Incidents include injuries and illnesses. ExxonMobil workforce includes employees and contractors, and recent acquisitions (Denbury data beginning November 2, 2023 and Pioneer data beginning May 3, 2024). Industry benchmark: International Association of Oil & Gas Producers (IOGP) safety performance indicators and American Fuel & Petrochemical Manufacturers (AFPM) Report of Occupational Injuries and Illnesses are the Upstream and Downstream industry benchmarks, respectively. IOGP safety performance indicators data converted from incidents per 1,000,000 work hours to incidents per 200,000 work hours. Performance data may include rounding. ExxonMobil analysis of data published by AFPM and IOGP. 2024 industry data not available at time of publication. In addition, see publicly available data for industry peer comparators Chevron, TotalEnergies, and Shell reported on a per million hour work basis and converted to 200,000 workhour basis for comparison, 2020-2023.

[3]	Based on ExxonMobil analysis of projects funded since formation of Global Projects using historical benchmarking results from Independent Project Analysis (IPA).

2025 Proxy Statement	3

GENERAL INFORMATION

Who May Vote

Shareholders of ExxonMobil, as recorded in our stock register on April 2, 2025, may vote at the meeting according to the instructions below.

How to Vote

Your vote is important. We recommend you vote by proxy even if you plan to participate in the virtual meeting. You may vote at the annual meeting according to the instructions below or by proxy.

In Appreciation for Your Vote

ExxonMobil will make a $1 charitable donation to Khan Academy® in appreciation of every retail shareholder account that votes prior to or at the meeting.

Khan Academy, Inc. is a nonprofit organization working to provide a free, world-class education for anyone, anywhere. Khan Academy offers practice exercises, instructional videos, and a personalized learning dashboard that empower learners of all ages to study at their own pace in and outside of the classroom. Their offerings help students succeed in math, science, computing, economics, and more, including test preparation (SAT, LSAT, and more). All Khan Academy content is available for free at www.khanacademy.org. Khan Academy also empowers teachers by providing classroom insights and detailed student profiles that help identify gaps in student learning and provide tailored instruction. Millions of students from all over the world, each with their own unique story, learn at their own pace on Khan Academy every single day.

How Proxies Work

ExxonMobil’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct on the proxy card from the Board of Directors.

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Online	Telephone	Mail
Follow the instructions at www.envisionreports.com/xom. You will need to have your proxy card or Notice of Internet Availability (Notice) in hand.	Call toll-free 1-800-652-8683 or 1-781-575-2300 (outside the United States, Canada, and Puerto Rico), and follow the instructions. You will need to have your proxy card or Notice in hand.

Complete, sign, date, and return your

proxy card in the enclosed

envelope. If you receive a Notice and

would like to vote by mail, please

follow the instructions in the
Notice

to obtain paper proxy materials.

If you give us your signed proxy but do not specify how to vote, we will vote your shares as follows:

•	For the election of all director candidates nominated by the ExxonMobil Board;

•	For ratification of the appointment of independent auditors; and

•	For approval of the compensation of the Named Executive Officers.

4	2025 Proxy Statement

If you hold shares through someone else, such as a brokerage firm, bank, or intermediary, you will receive materials from that firm asking how you want to vote. Check the voting form used by that firm as most offer online or telephone voting in addition to mail.

Attendance at the Annual Meeting

You have received this proxy statement because you are a shareholder as of the record date. Attendance at the annual meeting through the website www.virtualshareholdermeeting.com/XOM2025 or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business on the record date and to guests. You will not be able to attend the annual meeting in person at a physical location. Separate instructions for how to attend the annual meeting as a shareholder and have the ability to vote and/or submit a comment or question during the annual meeting are provided below for Registered Shareholders (those who hold shares through our transfer agent, Computershare, or participate in the Savings Plan) and Beneficial Shareholders (generally, those who hold shares through a bank or brokerage account).

Registered Shareholders must pre-register by 4:00 p.m. Central Time on May 21, 2025

For Registered Shareholders who hold shares through our transfer agent, Computershare, or participate in the Savings Plan, you must request a 16-digit virtual meeting access (VMA) control number no later than 4:00 p.m. Central Time on Wednesday, May 21, 2025.

To request a VMA control number, please email Computershare at legalproxy@computershare.com with “VMA Request” in the subject line. Include your full name exactly as it appears on your account and include a copy of your proxy card or Notice of Internet Availability (Notice). Alternatively, if you received your voting instructions via email, you may forward or attach that email. The 15-digit voter control number on your proxy card, Notice, or email allows you to vote your shares prior to and during the meeting but does not provide access to the virtual meeting as a shareholder. You will receive an email response from Computershare within seven days of your request. The email response will include your VMA control number and instructions to attend the virtual meeting. Please check that you have received a response in advance of the meeting, as it may be possible that the email may be in your email spam or junk folder.

Beneficial Shareholders

For Beneficial Shareholders who hold their shares through an intermediary, such as a bank or brokerage firm, the 16-digit control number can be found on the Notice, voting instruction form, or other instructions you receive from your bank, brokerage firm, or other intermediary. Beneficial Shareholders can use their 16-digit control number to log in to attend the meeting, submit questions, and vote during the meeting. Beneficial Shareholders who did not receive a 16-digit control number from their bank or brokerage firm who wish to attend the meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail.

Attending as a Guest

Shareholders who do not pre-register for the virtual annual meeting (as specified above) or who do not have their 16-digit control number may still attend the meeting virtually as a guest by accessing the annual meeting website, www.virtualshareholdermeeting.com/XOM2025, beginning 15 minutes prior to the annual meeting’s scheduled start time and following the instructions provided to attend as a guest.

Guests at the virtual annual meeting will be able to listen to the meeting but will not be able to vote nor submit a comment or question during the annual meeting.

Submitting Questions and Voting at the Annual Meeting

All shareholders, other than shareholders who attend as guests (see “Attending as a Guest” above), may submit questions and vote at the annual meeting by following the instructions that will be available on the annual meeting website. Even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting. Please note the additional information below for Registered Shareholders on voting during the annual meeting. Shareholders may also be able to submit questions prior to the meeting when voting.

2025 Proxy Statement	5

Questions received prior to or during the annual meeting will be answered as allotted time permits. To address as many topics as time permits, similar questions may be combined. Considering the need to conclude the annual meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to have a question or comment addressed during the annual meeting will be able to do so.

Registered Shareholders can continue to vote their shares during the annual meeting by following the instructions that will be available on the annual meeting website and using the 15-digit voter control number displayed on your proxy card, Notice, or meeting materials email for the annual meeting. The 15-digit voter control number will not provide you access to the virtual annual meeting. For instructions on attending the annual meeting, please reference the section above titled “Attendance at the Annual Meeting.”

Virtual Meeting Technical Assistance

If you encounter technical difficulties accessing the virtual annual meeting, the meeting login page will include technical support line contact information. Technical support will be available beginning at 9:15 a.m. Central Time on May 28, 2025, and will remain available until the annual meeting has ended.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 28, 2025:

The 2025 Proxy Statement and 2024 Annual Report are available at www.edocumentview.com/xom.

Notice and Access

We distribute proxy materials to many shareholders via the internet under the Securities and Exchange Commission’s (SEC) “Notice and Access” rules, thereby capturing cost and environmental benefits. On or about April 7, 2025, we mailed a Notice of Internet Availability of Proxy Materials (Notice) that contains information about our 2025 annual meeting of shareholders and instructions on how to view all proxy materials on the internet. Also included are instructions on how to vote and how to request a paper or email copy of the proxy materials.

Electronic Delivery of Proxy Statement and Annual Report Documents

For shareholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to you and will also give you an electronic link to vote your proxy. You may revoke electronic delivery election at any time.

Beneficial Shareholders (16-digit control number) may
enroll in electronic proxy delivery with their bank,
brokerage, or other intermediary firm. You may also be
able to use the electronic delivery request service at
www.investordelivery.com.

Registered Shareholders (15-digit control number) may enroll in electronic proxy delivery at any time at www.computershare.com/exxonmobil. You may also enroll while voting at www.envisionreports.com/xom.

Beneficial Shareholders who did not receive a 16-digit control number from their bank or brokerage firm who wish to enroll in electronic delivery should contact their bank or brokerage firm.

6	2025 Proxy Statement

Voting Shares in the ExxonMobil Savings Plan

The Trustee of the ExxonMobil Savings Plan will vote Plan shares as participants direct. If participants do not give instructions, the Trustee will vote shares as it thinks best. The proxy card serves to give voting instructions to the Trustee.

Revoking a Proxy for Registered Shareholders

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card, online, by telephone, or by mail;

•	Notifying ExxonMobil’s Secretary in writing before the meeting; or

•	Voting during the meeting.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless otherwise required by law or special circumstances exist. For example, a copy of your proxy card is sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by ExxonMobil itself, are not voted and do not count for this purpose.

Votes Required

•

Election of Directors Proposal: Under ExxonMobil’s by-laws, in a non-contested election, a director nominee must receive a majority of votes cast in order to be elected to the Board of Directors. In a contested election (in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard under New Jersey law applies. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Abstentions and broker non-votes are not counted for purposes of the election of directors. A broker non-vote occurs when a bank, broker, or other holder of record that is holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you own shares through a brokerage firm, bank, or intermediary, you must give the brokerage firm, bank, or intermediary instructions to vote your shares in the election of directors. You provide those instructions to your brokerage firm, bank, or intermediary by voting according to the directions on your proxy card or Notice by mail, online, or telephone. If you do not give your brokerage firm, bank, or intermediary instructions on voting your shares, then your shares will not be voted for this proposal.

Our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at exxonmobil.com/governanceguidelines, state that all directors will stand for election at the annual meeting of shareholders. In a non-contested election of directors, any director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election shall tender his or her resignation. Within 90 days after certification of the election results, the Board of Directors will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation on Form 8-K filed with the SEC.

•

Other Proposals: Approval of the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, and any shareholder proposals require the favorable vote of a majority of votes cast. Only votes FOR or AGAINST these proposals count.

Abstentions count for quorum purposes but not for voting. Broker non-votes count as votes FOR the ratification of the appointment of independent auditors but do not count for voting on any of the other proposals.

2025 Proxy Statement	7

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the virtual meeting. Only shareholders or their valid proxy holders may address the meeting. A copy of these rules will be available at the virtual meeting. The Chairman may also exercise discretion in recognizing shareholders’ comments or questions and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder question or comment will be addressed during the meeting.

Dialogue can also be facilitated with interested parties outside the meeting, and for this purpose, we have provided a method on our website at exxonmobil.com/directors for raising issues and contacting the non-employee directors in writing either by mail or electronically. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders who wish to make comments during the meeting should do so in writing.

Contact Information

If you have questions or need more information about the annual meeting, write to Mr. Jeffrey A. Taylor, Secretary, Exxon Mobil Corporation, 22777 Springwoods Village Parkway, Spring, TX 77389. Alternatively, send an email to shareholderrelations@exxonmobil.com.

For information about shares registered in your name or your Computershare Investment Plan account, call ExxonMobil Shareholder Services at 1-800-252-1800 or 1-781-575-2058 (outside the United States, Canada, and Puerto Rico), or access your account at computershare.com/exxonmobil. We also invite you to visit ExxonMobil’s website, where investor information can be found at exxonmobil.com/investor. Website materials are not part of this proxy solicitation.

BOARD OF DIRECTORS

Item 1 – Election of Directors

Our Board of Directors has general oversight responsibility for ExxonMobil’s affairs pursuant to New Jersey’s General Corporation Law and ExxonMobil’s Restated Certificate of Incorporation and by-laws. In exercising its fiduciary duties, the Board represents and acts on behalf of ExxonMobil’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board of Directors has nominated the director candidates named on the following pages. All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated they are willing to serve if elected and have consented to be named in this proxy statement. If a nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. In any event, the Board size at the time of the meeting will equal the number of nominees nominated by the Board, and there will be no vacancy at the time of the meeting.

8	2025 Proxy Statement

The Board unanimously recommends you vote FOR each of the following candidates:

Michael J. Angelakis
Independent director Director since 2021 Age 60 Committees: Audit; Executive; Finance (Chair)

Expertise provided to the Board:

Mr. Angelakis’ financial experience, highlighted by his executive leadership position (CFO) transforming Comcast while navigating the financial crisis of 2008, helps the Board to better understand financial risk and opportunities facing ExxonMobil. In addition to his extensive business career, Mr. Angelakis’ experience as Chairman of the Federal Reserve Bank of Philadelphia and Chairman and CEO of Atairos Group provides vital perspectives to the challenges ExxonMobil faces related to policy and financial risk.

Qualifications:

Atairos Group

•   Chairman & CEO (2015 to present)

Comcast Corporation

•   Vice Chairman & CFO (2011 to 2015)

•   Executive Vice President & CFO (2007 to 2011)

Providence Equity Partners

•   Managing Director and member of the Management and Investment Committees (1999 to 2007)

Current public company directorships:

American Express Company (March 2025 to present)

Lucky Strike Entertainment Corporation (formerly Bowlero Corporation) (December 2021 to present; Chair of the Nominating and Corporate Governance Committee)

Clarivate Plc (December 2021 to May 2025; Mr. Angelakis withdrew from consideration for re-election to the Clarivate board for Clarivate’s May 7, 2025 annual shareholder meeting)

TriNet Group, Inc. (February 2017 to present; member of the Nominating and Corporate Governance and Compensation Committees)

Previous public company directorships in last five years:

Groupon, Inc. (April 2016 to May 2021)

Hewlett Packard Enterprise Company (November 2015 to April 2020)

Other board experience:

Duke Energy Corporation (2015 to 2017)

Chairman of the Federal Reserve Bank of Philadelphia (2016 to 2018) and Deputy Chairman and board member (2012 to 2016)

Mr. Angelakis’ perspectives on the Finance Committee:

On the Finance Committee, we’re especially focused on what capital discipline means for the Company. It doesn’t mean investing less, it means prioritizing the right projects, with low cost of supply and high returns. As a Board, we’re working to ensure that ExxonMobil has the strategy to deploy capital to deliver leading performance and shareholder value.

Attributes and Skills:
Financial expertise and portfolio management
Public policy / regulatory experience
Risk management / investment stewardship experience
Public company board governance experience
Operation experience in capital-intensive industry
Global business experience

2025 Proxy Statement	9

Angela F. Braly
Independent director Director since 2016 Age 63 Committees: Compensation (Chair); Environment, Safety and Public Policy

Expertise provided to the Board:

Ms. Braly’s experience successfully leading WellPoint through the regulatory changes stemming from the Affordable Care Act helps the Board to better understand the risks and opportunities in industries that are challenged by government-led transformation. Her previous work in public policy and governance experience on the board of Procter & Gamble, a 100,000+ employee company, further helps the Board navigate public policy issues that arise at a global public company.

Qualifications:

WellPoint, Inc. (formerly known as Anthem, Inc. and now known as Elevance Health, Inc.)

•   Chair (2010 to 2012)

•   President, CEO (2007 to 2012)

•   Executive Vice President, General Counsel, and Chief Public Affairs Officer (2005 to 2007)

Blue Cross Blue Shield of Missouri

•   CEO (2003 to 2005)

Current public company directorships:

Brookfield Asset Management Ltd. (March 2025 to present)

Previous public company directorships in last five years:

Brookfield Corporation (May 2015 to March 2025)

The Procter & Gamble Company (December 2009 to June 2024)

Lowe’s Companies, Inc. (November 2013 to July 2021)

Business and public policy affiliations:

Blue Cross Blue Shield Association (former Director); Business Council (former member); Business Roundtable (former member); Harvard Advisory Council on Health Care Policy (former member); Indiana Economic Development Corporation (former Director); and The Policy Circle (Co-Founder, Director, and Secretary)

Ms. Braly’s perspectives on the Compensation Committee:

The most important professional role that I’ve had is serving as the CEO of a large public company. When you’re CEO, you understand accountability and how compensation can drive the highest level of performance – and how that translates to shareholder value. ExxonMobil does that differently by rewarding both short- and very long-term performance, at the same time that we promote retention.

Attributes and Skills:
Public policy / regulatory experience
Public company board governance experience
Current / former CEO of large public company
Financial expertise and portfolio management
Risk management / investment stewardship experience

10	2025 Proxy Statement

Maria S. Dreyfus
Independent director Director since 2024 Age 45 Committees: Audit (Chair); Compensation

Expertise provided to the Board:

Ms. Dreyfus’ investment and financial experience and her work in the energy transition, highlighted by her executive leadership (CEO and Founder) positions at Ardinall Investment Management, help the Board to better understand capital allocation and opportunities to grow shareholder value through sustainable investments critical to managing the energy transition. Ms. Dreyfus’ experience as a portfolio manager and Managing Director at Goldman Sachs provides vital perspectives on energy, industrials, transportation, and infrastructure investments across the capital structure.

Qualifications:

Ardinall Investment Management

•   Chief Executive Officer (2017 to present)

Goldman Sachs Asset Management, L.P.

•   Managing Director, GS Investment Strategies, LLC (2002 to 2017)

Current public company directorships:

Cadiz Inc. (June 2023 to present)

Previous public company directorships in last five years:

Pioneer Natural Resources Company (September 2021 to May 2024)

Nabors Energy Transition Corporation (June 2021 to November 2023)

Macquarie Infrastructure Corporation (September 2018 to September 2022)

Business and public policy affiliations:

I-Pulse; Alsym (advisory board); Girls Inc. of New York City; Global Carbon Management Foundation; Columbia University’s Center on Global Energy Policy (advisory board); MIT Corporation Development Committee; and MIT Economics Department Visiting Committee

Ms. Dreyfus’ perspectives on the Audit Committee:

The global energy business is complex and constantly changing. The risks are often interconnected and can play out over a long period of time. The Audit Committee helps manage risks by working with ExxonMobil’s management and its independent auditors to ensure a strong system of controls and cybersecurity are in place at all times.

Attributes and Skills:
Low carbon solutions technology and safety experience
Public policy / regulatory experience
Financial expertise and portfolio management
Risk management / investment stewardship experience

2025 Proxy Statement	11

John D. Harris II
Independent director Director since 2023 Age 63 Committees: Audit; Compensation

Expertise provided to the Board:

Mr. Harris brings to the Board a global perspective, as well as strategic, functional, and operational skills with a focus on customer success. He is a committed innovator and leader with a deep understanding of business transformation. Mr. Harris’ CEO and functional experience includes competencies in talent management, culture development, and strategic planning.

Qualifications:

Raytheon Technologies Corporation (1983 to 2020)

•   CEO, Raytheon International, Inc. (2013 to 2020)

•   Mr. Harris held various leadership positions, including serving as General Manager of Raytheon’s Intelligence, Information and Services business; President of Raytheon Technical Services Company; Vice President of Operations and Contracts for Raytheon’s Electronic Systems business; Vice President of Contracts for Raytheon’s government and defense businesses; Vice President of Contracts and Supply Chain for Raytheon Company; and Vice President of Business Development for Raytheon Company.

Current public company directorships:

Flex Ltd. (November 2020 to present; Compensation & People Committee member)

Cisco Systems, Inc. (June 2021 to present; member of Audit and Compensation & Management Development Committees)

Kyndryl Holdings, Inc. (September 2021 to present; Nominating & Corporate Governance Committee member)

Previous public company directorships in last five years:

None

Other affiliations:

Redwood Library and Athenaeum (Board member); McLaren Racing (Advisory Team member)

Attributes and Skills:
Public policy / regulatory experience
Global business experience
Operation experience in capital-intensive industry
Relevant scientific / technology experience
Risk management / investment stewardship experience
Financial expertise and portfolio management

12	2025 Proxy Statement

Kaisa H. Hietala
Independent director Director since 2021 Age 54 Committees: Audit; Finance

Expertise provided to the Board:

Ms. Hietala brings a breadth of industry experience, having led the transformation of an oil and gas company into one of the world’s largest producers of renewable diesel. In addition to her vast industry experience, Ms. Hietala’s academic background in geophysics helps the Board to better understand both the risks and opportunities ExxonMobil faces in its low carbon solutions technologies.

Qualifications:

Neste Corporation

•   Executive Vice President of Renewable Products and member of the Executive Committee (2014 to 2019)

•   Over her 20-year career at Neste Corporation, Ms. Hietala served in various roles, from exploration and production and crude trading to leading the strategic review that resulted in the Renewable Products segment.

Current public company directorships:

Rio Tinto Group (March 2023 to present; member of the Audit, Nominations, and Sustainability Committees)

SmurfitWestrock Plc (July 2024 to present; Senior Independent Director; Chair of the Sustainability Committee; member of the Nomination Committee)

Previous public company directorships in last five years:

Kemira Oyj (March 2016 to March 2021)

Smurfit Kappa Group Plc (October 2020 to July 2024; Senior Independent Director from 2022-2024; member of the Nomination Committee and Chair of the Sustainability Committee)

Other board experience:

Chair of Greencode Ventures Oy (2023 to present)

Chair of Tracegrow Oy (2019 to 2024)

Sustainability and academic affiliations:

New Sustainability Oy (partner); Supervisory Board of Oulu University (member); Susformation Oy (Founder); and Sustainability Hub Advisory Board of Aalto University (former member)

Attributes and Skills:
Global business experience
Relevant scientific / technology experience
Risk management / investment stewardship experience
Low carbon solutions technology and safety experience
Operation experience in capital-intensive industry
Leadership experience in large-scale energy / commodity business
Financial expertise and portfolio management
Public company board governance experience

2025 Proxy Statement	13

Joseph L. Hooley
Lead Independent director Director since 2020 Age 68 Committees: Compensation; Executive; Nominating and Governance (Chair)

Expertise provided to the Board:

Mr. Hooley has extensive experience with institutional investors, having overseen the servicing of over $35 trillion of assets as well as the stewardship of over $4 trillion in capital as Chair and CEO at State Street. Mr. Hooley successfully transformed State Street in multiple ways, including driving a technological transformation, globalization of the business and investment portfolio, and navigating the post financial crisis of 2008. Mr. Hooley’s unique background helps the Board better understand investors’ perspectives on risk and ensures those perspectives are incorporated into Board discussions with management on important strategic decisions.

Qualifications:

State Street

•   Chair (2011 to 2019)

•   CEO (2010 to 2018)

•   President & COO (2008 to 2014)

•   Executive Vice President and Head of Investor Services Division (2002 to 2008)

•   Vice Chairman and Global Business Experience Head of Investment Servicing and Investment Research and Trading (2006)

Boston Financial Data Services

•   President & CEO (1990 to 2000)

National Financial Data Services

•   President & CEO (1988 to 1990)

Current public company directorships:

Aptiv PLC (January 2020 to present; Chair of the Compensation and Human Resources Committee; Audit Committee member)

Previous public company directorships in last five years:

None

Other board experience:

State Street Corporation (October 2009 to December 2019)

Liberty Mutual Insurance (2019 to present)

OnCorps, Inc. (January 2022 to present)

Mr. Hooley’s perspectives on the Nominating and Governance Committee:

I spend a lot of time with shareholders, and I’m often asked what good governance looks like. And my response is that it’s assembling a group of directors that represent diverse backgrounds and experiences in different ways. When you have the right people around the table, it creates a dynamic where you can discuss and openly debate anything. The Board refreshment at ExxonMobil has been very positive and has assembled a group with diverse capabilities that has created a strong collective competence.

Attributes and Skills:
Current / former CEO of large public company
Public company board governance experience
Financial expertise and portfolio management
Risk management / investment stewardship experience
Global business experience

14	2025 Proxy Statement

Steven A. Kandarian
Independent director Director since 2018 Age 73 Committees: Compensation; Executive; Nominating and Governance

Expertise provided to the Board:

Mr. Kandarian’s 14 years of senior executive leadership experience at MetLife, where he led a significant transformation following the implementation of Dodd-Frank, brings a viewpoint vital to the Board when developing the long-term strategic plan and overseeing capital allocation across the portfolio. His former positions as CEO and CIO of a global large-cap insurance business, in addition to his previous work as a federal regulator, provide the Board with critical insights related to geopolitical risks, government engagement, and risk management.

Qualifications:

MetLife, Inc.

•   President & CEO (2011 to 2019)

•   Chair (2012 to 2019)

•   Chief Investment Officer (2005 to 2011)

Pension Benefit Guaranty Corporation

•   Executive Director (2001 to 2004)

Current public company directorships:

Jackson Financial Inc. (February 2021 to present; Non-executive Chair; Chair of the Nominating & Governance Committee; Compensation Committee member)

Previous public company directorships in last five years:

AECOM (March 2019 to February 2021; Lead Independent Director; Chair of the Compensation Committee; member of the Audit Committee)

Other board experience:

Director of Neuberger Berman (2015 to present)

Business and cultural affiliations:

The University of California, Berkeley, School of Law and Ceres ESG certification (recipient); Business Council (member); Business Roundtable (former member); Financial Services Forum (former member); Partnership for New York City (former Director); Institute of International Finance (former Director and Chair, Insurance Regulatory Committee); and the Lincoln Center for the Performing Arts (former Director)

Scientific and research affiliations:

Damon Runyon Cancer Research Foundation (Director)

Attributes and Skills:
Risk management / investment stewardship experience
Financial expertise and portfolio management
Current / former CEO of large public company
Public company board governance experience
Global business experience
Public policy / regulatory experience

2025 Proxy Statement	15

Alexander A. Karsner
Independent director Director since 2021 Age 58 Committees: Environment, Safety and Policy; Nominating and Governance

Expertise provided to the Board:

Mr. Karsner’s energy policy and diplomacy experience, in addition to his background in commercializing breakthrough energy technologies, provides the Board with important perspectives on geopolitical risks and investment opportunities for profitably managing the energy transition. Mr. Karsner’s public service as U.S. Assistant Secretary of Energy, a senior regulatory official, and a principal U.S. negotiator to the UN Framework Convention on Climate Change, contributes an in-depth understanding of U.S. and international energy policy. His energy sector experience, including energy infrastructure development in emerging markets, helps the Board better understand public- and private-sector considerations when executing strategy.

Qualifications:

X (formerly Google X) Alphabet’s Moonshot Factory

•   Senior Strategist (2013 to present)

Emerson Collective

•   Managing Partner (2016 to 2019)

Vantage Point Venture Capital

•   Venture Partner (2009 to 2014)

Hudson Private Equity

•   Senior Advisor (2009 to 2014)

Department of Energy

•   U.S. Assistant Secretary (2006 to 2008)

Current public company directorships:

Applied Materials, Inc. (September 2008 to present; member of the Corporate Governance & Nominating and Human Resources & Compensation Committees)

Previous public company directorships in last five years:

Broadscale Acquisition Corp. (February 2021 to January 2023)

Business and public policy experience:

Council on Foreign Relations Working Group on Energy Transition (co-chair), and U.S.-India and U.S.-China Track II diplomatic climate bi-laterals; National Petroleum Council (former member); Energy Futures Initiative; Trilateral Commission (member); Gas Technology Institute (former Director); and Argonne National Laboratory (former Director)

Sustainability, scientific, and academic affiliations:

Conservation International (Director); Elemental Labs (Founder, Chairman); MIT Energy Initiative (MITei) (Advisory Board); MIT Media Lab (Advisory Board); National Marine Sanctuary Foundation (Trustee Emeritus); Aspen Institute Clean Energy Forum (Founder); American Academy of Arts & Sciences Accelerating Climate Action Commission (member); Stanford University Precourt Institute for Energy (member, Board of Advisors); Hoover Institution Shultz-Stephenson Energy Task Force (member); Stanford Natural Capital Project (Advisory Board); and University of Chicago Booth School, Polsky Center for Entrepreneurship (Advisory Board)

Attributes and Skills:
Risk management / investment stewardship experience
Public policy / regulatory experience
Relevant scientific / technology experience
Low carbon solutions technology and safety experience
Financial expertise and portfolio management
Global business experience

16	2025 Proxy Statement

Lawrence W. Kellner
Independent director Director since 2023 Age 66 Committees: Environment, Safety and Public Policy (Chair); Executive; Nominating and Governance

Expertise provided to the Board:

Mr. Kellner brings extensive experience in a highly regulated and capital-intensive industry, having served as CEO, COO, and Chair of Continental Airlines. Mr. Kellner’s deep operational understanding and executive leadership help the Board understand how best to develop a long-term strategy for a capital-intensive industry.

Qualifications:

Emerald Creek Group, LLC

•   President (2010 to present)

Continental Airlines, Inc.

•   Chairman & CEO (2004 to 2009)

•   President & COO (2003 to 2004)

•   President (2001 to 2003)

Current public company directorships:

None

Previous public company directorships in last five years:

The Boeing Company (October 2011 to May 2024; Independent Chair from December 2019 to March 2024)

Marriott International, Inc. (July 2002 to May 2022; Lead Independent Director from August 2013 to May 2022)

Sabre Corporation (August 2013 to April 2020; Chair of the Board from August 2013 to January 2020)

Mr. Kellner’s perspectives on the Environment, Safety and Public Policy Committee:

Serving as chair of the ESPP Committee gives me the rare opportunity to work on issues of great public significance at a company with the scale and skills to really make a difference. With my fellow ESPP members, we take a close look at health, safety, security, and environmental issues to support the full Board in its oversight of ExxonMobil’s strategy and risk management. I have worked in highly regulated and capital-intensive businesses for many years, so that’s one perspective I bring to discussions with the other directors, who bring their own knowledge and insights about everything from science and R&D to public policy. The one thing we’re all focused on is our commitment to helping the Company continue to position itself as an industry leader in safety and in creating sustainable solutions to meet the changing needs of society.

Attributes and Skills:
Current / former CEO of large public company
Public company board governance experience
Risk management / investment stewardship experience
Public policy / regulatory experience
Global business experience
Operation experience in capital-intensive industry
Financial expertise and portfolio management
Low carbon solutions technology and safety experience

2025 Proxy Statement	17

Dina Powell McCormick
Independent director Director since 2024 Age 51 Committees: Environment, Safety and Public Policy; Nominating and Governance

Expertise provided to the Board:

Ms. Powell McCormick brings a rare level of geopolitical, national security, and economic expertise. Her knowledge in these areas and experience leading Goldman Sachs’ sustainability efforts help the Board provide oversight of the Company’s global strategy and plans. Her investment experience, service in diplomatic and national security roles, and proven ability to navigate cultural and societal challenges, provides a vital understanding of an ever-changing global marketplace.

Qualifications:

BDT & MSD Partners (2023 to present)

•   Vice Chair, President, and Head of Global Client Services (2023 to present)

The Goldman Sachs Group Inc. (2007 to 2023)

•   Global Head of Sustainability and Inclusive Growth (2018 to 2023)

•   President, Goldman Sachs Foundation and Global Head of Corporate Engagement (2010 to 2017)

•   Managing Director (2007 to 2010)

Executive Office of the President (2003 to 2005; 2017 to 2018)

•   Deputy National Security Advisor and Assistant to the President (2017 to 2018)

•   Assistant to the President, Presidential Personnel (2003 to 2005)

•   Deputy Assistant to the President, Presidential Personnel (2001 to 2003)

Current public company directorships:

None

Previous public company directorships in last five years:

None

Other affiliations:

Robin Hood Foundation (Chair); National Geographic Society Board (Trustee); Lincoln Center for the Performing Arts (Trustee); Mount Sinai Health System (Trustee); Atlantic Council (Board member); U.S. Department of State (Assistant Secretary of State, Educational and Cultural Affairs); Republican National Committee (Director, Congressional Affairs); and U.S. House of Representatives (Staff Member)

Attributes and Skills:
Risk management / investment stewardship experience
Public policy / regulatory experience
Global business experience
Financial expertise and portfolio management
Low carbon solutions technology and safety experience

18	2025 Proxy Statement

Jeffrey W. Ubben
Independent director Director since 2021 Age 63 Committees: Environment, Safety and Public Policy; Finance

Expertise provided to the Board:

Having served on over 20 public company boards, Mr. Ubben brings a long history of successfully challenging and working alongside boards and management teams to grow value for shareholders. His expertise in return-driven, environmental, and socially active investing, including his unique knowledge and experience investing in the energy transition, helps the Board make better strategic and investing decisions around low carbon solutions, including carbon capture and hydrogen technologies.

Qualifications:

Inclusive Capital Partners, L.P.

•   Founder, Portfolio Manager, and Managing Partner (2020 to present)

•   Inclusive Capital Partners is focused on increasing shareholder value and promoting sound environmental, social, and governance practices

ValueAct Capital Management, L.P.

•   Founder & CEO (2000 to 2020)

•   CIO (2000 to 2017)

Blum Capital Partners, L.P.

•   Managing Partner (1995 to 2000)

Fidelity Investments

•   Served in various positions including Portfolio Manager and Research Analyst (1987 to 1995)

Current public company directorships:

Bayer AG (April 2024 to present)

Previous public company directorships in last five years:

Vistry Group Plc (March 2023 to January 2024)

Enviva Inc. (June 2020 to November 2023)

Fertiglobe Plc (November 2021 to March 2023)

AppHarvest, Inc. (May 2019 to March 2022)

Nikola Corporation (September 2019 to February 2022; Chair of the Nominating and Corporate Governance Committee)

The AES Corporation (January 2018 to March 2021)

Other affiliations:

Noodle Corporation (Board Member); World Wildlife Fund (Board member); and Duke University (Board member)

Attributes and Skills:
Financial expertise and portfolio management
Risk management / investment stewardship experience
Relevant scientific / technology experience
Low carbon solutions technology and safety experience
Public company board governance experience

2025 Proxy Statement	19

Darren W. Woods
Chairman of the Board, Chief Executive Officer Director since 2016 Age 60 Committees: Executive (Chair); Finance

Expertise provided to the Board:

Mr. Woods brings more than 30 years of global industry experience managing highly sophisticated, safety-critical operations and has held a number of senior leadership roles in multiple international business units prior to being promoted to CEO. His in-depth understanding of Company operations; knowledge of global business, markets, and strategy; and experience leading transformational change, help the Board to better understand and navigate the complex issues associated with transforming a multi-dimensional, capital-intensive commodity business through a thoughtful, long-term energy transition.

Qualifications:

ExxonMobil (1992 to present)

•   Chairman & CEO (2017 to present)

•   President (2016 to present)

•   Senior Vice President (2014 to 2015)

•   Vice President, and President, ExxonMobil Refining & Supply Company (2012 to 2014)

Current public company directorships:

None

Previous public company directorships in last five years:

None

Business affiliations:

Business Roundtable (member); American Petroleum Institute (former Chair); Business Council (member); Center for Strategic and International Studies (Trustee); Oil and Gas Climate Initiative; and National Petroleum Council (former Chair)

Mr. Woods’ perspectives on the ExxonMobil Board:

ExxonMobil’s advantages position the Company to do what few others have done: create world-scale solutions to some of society’s biggest challenges. The world needs affordable energy and critical products, and at the same time, needs to balance that with lower emissions. We call it solving the “and” equation – and that’s where the Board and I are focused.

Attributes and Skills:
Current / former CEO of large public company
Global business experience
Leadership experience in large-scale energy / commodity business
Operation experience in capital-intensive industry
Public company board governance experience
Public policy / regulatory experience
Low carbon solutions technology and safety experience
Financial expertise and portfolio management
Risk management / investment stewardship experience

20	2025 Proxy Statement

CORPORATE GOVERNANCE

Overview

The Board of Directors and its committees perform a number of functions for ExxonMobil and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing ExxonMobil’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the Chief Executive Officer (CEO) and reviewing the CEO’s performance;

•	Reviewing development and succession plans for ExxonMobil’s top executives; and

•	Gathering insights and sharing perspectives from shareholders during engagements and other communications.

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. Our current Corporate Governance Guidelines are posted on our website at exxonmobil.com/governanceguidelines.

Risk Oversight

The full Board of Directors provides oversight of key risks to ExxonMobil’s business. The Board throughout the year participates in reviews with management on the Company’s business, including identified risk factors. As a whole, the Board reviews litigation and other legal matters; political contributions, budget, and policy; lobbying costs; developments in climate science and policy; the Global Outlook, which projects world energy supply and demand to 2050; the Advancing Climate Solutions Report; stewardship of business performance; and long-term strategic plans. The Board receives updates and reviews from both internal ExxonMobil and external experts on issues of importance to the Company.

The Board, including the Environment, Safety and Public Policy Committee, periodically visits an ExxonMobil operations site. These visits enable the directors to observe and provide input on safety, operating practices, environmental performance, technology, products, industry and corporate standards, and community engagement.

The Board oversees a broad spectrum of interrelated risks with assistance from its committees. This integrated risk management approach facilitates recognition and oversight of important risk interdependencies.

Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements and the Company’s financial reporting and internal control systems. At least annually, the Audit Committee also reviews ExxonMobil’s overall risk management approach and structure, including cybersecurity risks and preparedness.

Nominating and Governance Committee oversees Board structure and matters of corporate governance, including Board evaluation and director refreshment. It also coordinates identification of external experts to address the Board and sets the criteria for shareholder engagement with directors.

Compensation Committee reviews executive compensation, which is designed to promote accountability to maximize shareholder value over the long term while effectively managing longer-term risks, including those related to the energy transition. The Committee also assesses each element of the compensation program to ensure that these do not create any material adverse risks to the Company and do not encourage executives to take risks that may not be aligned with shareholders’ long-term interests.

Environment, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental performance, including actions taken to address climate-related risks, and security matters. The Committee also reviews and provides advice on objectives, policies, and programs related to lobbying activities and political and other contributions.

Finance Committee reviews the Company’s capital structure/capital allocation and its financial policies, practices, and strategies.

2025 Proxy Statement	21

Each Board committee has the authority in its sole discretion to retain and oversee the work of such outside advisors as it deems appropriate and to approve the fees and expenses of such advisors. The Board receives regular updates from the committees and believes this structure is best suited for overseeing risk.

Board Leadership Structure

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board retains authority to amend the by-laws to separate the positions of Chairman and CEO at any time and regularly considers the pros and cons of such separation or combination. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chairman/CEO position and an independent Lead Director selected by and from the independent directors.

The current CEO possesses an in-depth knowledge of the Company; its integrated, multinational operations; the evolving energy industry supply and demand fundamentals; and the array of challenges and opportunities presented by the energy transition. This knowledge was gained through more than 30 years of successful experience in progressively more senior positions, including domestic and international responsibilities.

The Board believes that this in-depth knowledge and broad strategy leadership by the CEO best meets the Board’s fiduciary responsibilities to shareholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. The Board is comprised solely of independent directors other than the CEO, and 100% of the Audit, Compensation, Nominating and Governance, and Environment, Safety and Public Policy Committee members are independent. Each independent director has access to the CEO and other Company executives and employees, and is empowered to call meetings of the independent directors and request agenda topics to be added or addressed in more detail at meetings of the full Board or an appropriate Board committee.

The Board believes the Lead Director provides effective independent Board leadership. Joseph L. Hooley serves as Lead Director and is expected to remain in the position through the annual meeting of shareholders.

The Lead Director’s authority, under the Corporate Governance Guidelines, includes:	The Lead Director also serves as Chair of the Nominating and Governance Committee with authority that includes:

•   Calling, chairing, and setting the agenda for executive sessions of the non-employee directors;

•   Providing feedback to the Chairman;

•   Chairing meetings of the Board in the
absence of the Chairman;

•   Reviewing and approving the schedule and agenda for all Board meetings and reviewing associated materials distributed to the
directors, in consultation with the Chairman;

•   Advising the Chairman on the quality,
quantity, and timeliness of information flow;

•   Reviewing committee meeting schedules;

•   Engaging with shareholders, as appropriate; and

•   Leading the annual performance evaluation
of the Board.

•   Establishing the criteria for director engagement with shareholders;

•   Providing comments and suggestions to the Board on Board committee structure, operations, member qualification, and member appointment;

•   Overseeing independent director succession planning, remuneration, requests for additions to board memberships, and resignations;

•   Establishing and maintaining procedures for interested parties to communicate with non-employee directors;

•   Considering Board governance practices and procedures, including any changes to governance guidelines; and

•   Providing oversight of the performance and effectiveness of the evaluation process for the Board and its committees.

In addition, the Lead Director, working together with the Compensation Committee, oversees the annual evaluation of the CEO, the communication of resulting feedback to the CEO, and the review of CEO succession plans.

22	2025 Proxy Statement

Board and Committee Self-Evaluations

Each year, the Board and each of the Board committees conduct a comprehensive evaluation of their performance and effectiveness and solicit feedback for enhancement and improvement. The Lead Director, as Chair of the Nominating and Governance Committee, oversees the Board evaluation process and will periodically engage outside counsel to bring a third-party perspective to the process.

As part of the Board’s robust assessment, the Lead Director or outside counsel, as applicable, will ask each director for suggestions to improve Board and Board committee effectiveness and feedback on a range of issues, including Board leadership, culture, purpose, and strategy; Board composition and structure; individual director performance; quality of deliberations and communication with management; and oversight of risk management. The Board reviews and discusses the feedback during an evaluation session facilitated by the Lead Director, providing an opportunity for directors to identify areas for improvement.

Director Time Commitments

Service on the ExxonMobil Board requires a substantial time commitment. It is expected that our directors will serve on the boards of other companies only to the extent that, in the judgment of the ExxonMobil Board, such services do not detract from the director’s ability to devote the necessary time and attention to ExxonMobil. The Nominating and Governance Committee reviews all directors’ service on the boards of other companies at least annually. To avoid potential conflicts of interest, directors may not accept a seat on any additional company board without first reviewing the matter with the Nominating and Governance Committee.

Director Qualifications

ExxonMobil’s Corporate Governance Guidelines outline the qualifications sought when considering non-employee director candidates. The Corporate Governance Guidelines state in part:

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

Within the scope of the Corporate Governance Guidelines, we seek director candidates with a diversity of experiences and backgrounds, including gender and race/ethnic diversity, with a focus on the key director competencies described in more detail in the “Competencies” matrix below.

Additional considerations for director candidates include: a substantial majority of the Board must meet independence standards as described in the Corporate Governance Guidelines; all candidates must be free from any relationship with management or the Corporation that would interfere with the exercise of independent judgment; candidates should be committed to representing the interests of all shareholders and not any particular constituency; and the Board must include members who satisfy legal and stock exchange requirements for certain Board committees.

All directors are expected to adhere to the Company’s policies and procedures, including the Conflicts of Interest Policy and Ethics Policy. See the “Code of Ethics and Business Conduct” section below for additional information.

Board Oversight

The Board is comprised of directors with an effective mix of backgrounds, knowledge, and skills that the Board considers relevant and beneficial in fulfilling its oversight role. The chart below provides a summary of the competencies of the current ExxonMobil Board and explains why these are important.

2025 Proxy Statement	23

ExxonMobil Board Competencies and Director Qualifications

Current / former CEO of large public company
An understanding of the complexities inherent in running a large public company provides a unique perspective that helps the Board independently oversee the Company’s management, long-term strategic planning, shareholder value creation, human capital management, risk oversight, governance, and shareholder engagement.

Public company board governance experience
Current or prior service as a Chair, Lead Director, Committee Chair, or other significant leadership position on the board of other public companies provides governance experience essential to ensure that the Board continues to maintain the right balance of skills and attributes needed to address the Company’s current and evolving risks and opportunities and to ensure that the Board is focusing on appropriate matters and functioning as an effective and cohesive independent oversight body.

Global business experience
Leadership experience in a multinational business that operates across diverse and evolving political conditions, economic systems, and cultures provides valuable perspectives for oversight of the risks and opportunities within the Company’s extensive global business and operations.

Risk management / investment stewardship experience
Experience managing a broad array of enterprise risks and stewarding investor capital through varied and challenging market conditions, business cycles, and business transitions provides critical expertise to better develop and oversee execution of the

Company’s long-term strategies.

Financial expertise and portfolio management
Expertise in finance, accounting, financial reporting, and portfolio management is essential to the Board’s oversight of the Company’s capital allocation, risk management strategies, and internal financial controls and procedures.

Public policy / regulatory experience
Deep understanding of public policy and regulatory matters relevant to the Company’s businesses and global reach assists the Board in developing its long-term strategies by incorporating current and potential changes in public policy and regulation.

Leadership experience in large-scale energy / commodity business
Understanding the unique challenges of large-scale energy or other cyclical or commodity businesses provides critical insight for assessing Company strategies, challenges, and opportunities in operations, risks, and business transitions.

Operation experience in capital-intensive industry
Leadership experience in a business with capital-intensive industrial operations, involving complex engineering and long-lived assets, provides critical insight for assessing the risks and opportunities that face the Company in its long-term capital deployment decisions and for overseeing its financial and operational performance.

Relevant scientific / technology experience
Experience applying science and technology, including climate science, to large-scale challenges and investments in new and emerging technologies relevant to the Company’s businesses and scale provides sound guidance as the Company navigates the complex challenges of helping society meet the world’s energy needs and reduce carbon emissions.

Low carbon solutions technology and safety experience
Experience in environmental and safety operations, including lower carbon technologies, strengthens the Board’s oversight of the Company’s current and future business operations and promotes long-term sustainability.

24	2025 Proxy Statement

Director & key qualifications

Michael J. Angelakis

Mr. Angelakis’ financial experience, highlighted by his executive leadership position (CFO) transforming Comcast while navigating the financial crisis of 2008, helps the Board to better understand financial risk and opportunities facing ExxonMobil. In addition to his extensive business career, Mr. Angelakis’ experience as Chairman of the Federal Reserve Bank of Philadelphia and Chairman and CEO of Atairos Group provides vital perspectives to the challenges ExxonMobil faces related to policy and financial risk.

Angela F. Braly

Ms. Braly’s experience successfully leading WellPoint through the regulatory changes stemming from the Affordable Care Act helps the Board to better understand the risks and opportunities in industries that are challenged by government-led transformation. Her previous work in public policy and governance experience on the board of Procter & Gamble, a 100,000+ employee company, further helps the Board navigate public policy issues that arise at a global public company.

Maria S. Dreyfus

Ms. Dreyfus’ investment and financial experience and her work in the energy transition, highlighted by her executive leadership (CEO and Founder) positions at Ardinall Investment Management, help the Board to better understand capital allocation and opportunities to grow shareholder value through sustainable investments critical to managing the energy transition. Ms. Dreyfus’ experience as a portfolio manager and Managing Director at Goldman Sachs, provides vital perspectives on energy, industrials, transportation, and infrastructure investments across the capital structure.

John D. Harris II

Mr. Harris brings to the Board a global perspective, as well as strategic, functional, and operational skills with a focus on customer success. He is a committed innovator and leader with a deep understanding of business transformation. Mr. Harris’ CEO and functional experience includes competencies in talent management, culture development, and strategic planning.

2025 Proxy Statement	25

Director & key qualifications

Kaisa H. Hietala

Ms. Hietala brings a breadth of industry experience, having led the transformation of an oil and gas company into one of the world’s largest producers of renewable diesel. In addition to her vast industry experience, Ms. Hietala’s academic background in geophysics helps the Board to better understand both the risks and opportunities ExxonMobil faces in its low carbon solutions technologies.

Joseph L. Hooley

Mr. Hooley has extensive experience with institutional investors, having overseen the servicing of over $35 trillion of assets as well as the stewardship of over $4 trillion in capital as Chair and CEO at State Street. Mr. Hooley successfully transformed State Street in multiple ways, including driving a technological transformation, globalization of the business and investment portfolio, and navigating the post financial crisis of 2008. Mr. Hooley’s unique background helps the Board better understand investors’ perspectives on risk and ensures those perspectives are incorporated into Board discussions with management on important strategic decisions.

Steven A. Kandarian

Mr. Kandarian’s 14 years of senior executive leadership experience at MetLife, where he led a significant transformation following the implementation of Dodd-Frank, brings a viewpoint vital to the Board when developing the long-term strategic plan and overseeing capital allocation across the portfolio. His former positions as CEO and CIO of a global large-cap insurance business, in addition to his previous work as a federal regulator, provide the Board with critical insights related to geopolitical risks, government engagement, and risk management.

Alexander A. Karsner

Mr. Karsner’s energy policy and diplomacy experience, in addition to his background in commercializing breakthrough energy technologies, provides the Board with important perspectives on geopolitical risks and investment opportunities for profitably managing the energy transition. Mr. Karsner’s public service as U.S. Assistant Secretary of Energy, a senior regulatory official, and a principal U.S. negotiator to the UN Framework Convention on Climate Change, contributes an in-depth understanding of U.S. and international energy policy. His energy sector experience, including energy infrastructure development in emerging markets, helps the Board better understand public- and private-sector considerations when executing its strategy.

26	2025 Proxy Statement

Director & key qualifications

Lawrence W. Kellner

Mr. Kellner brings extensive experience in a highly regulated and capital-intensive industry, having served as CEO, COO, and Chair of Continental Airlines. Mr. Kellner’s deep operational understanding and executive leadership helps the Board understand how best to develop a long-term strategy for a capital-intensive industry.

Dina Powell McCormick

Ms. Powell McCormick brings a rare level of geopolitical, national security, and economic expertise. Her knowledge in these areas and experience leading Goldman Sachs’ sustainability efforts help the Board provide oversight of the Company’s global strategy and plans. Her investment experience, service in diplomatic and national security roles, and proven ability to navigate cultural and societal challenges, provides a vital understanding of an ever-changing global marketplace.

Jeffrey W. Ubben

Having served on over 20 public company boards, Mr. Ubben brings a long history of successfully challenging and working alongside boards and management teams to grow value for shareholders. His expertise in return-driven, environmental, and socially active investing, including his unique knowledge and experience investing in the energy transition, helps the Board make better strategic and investing decisions around low carbon solutions, including carbon capture and hydrogen technologies.

Darren W. Woods

Mr. Woods brings more than 30 years of global industry experience managing highly sophisticated, safety-critical operations and has held a number of senior leadership roles in multiple international business units prior to being promoted to CEO. His in-depth understanding of Company operations; knowledge of global business, markets, and strategy; and experience leading transformational change, help the Board to better understand and navigate the complex issues associated with transforming a multi-dimensional, capital-intensive commodity business through a thoughtful, long-term energy transition.

2025 Proxy Statement	27

Diversity of experiences and backgrounds is also an important consideration for Board members. The charts below reflect the diversity of the current Board.

Current Board Composition

Director Independence

ExxonMobil’s Corporate Governance Guidelines require that a substantial majority of the Board consists of independent directors. In general, these guidelines require that an independent director must have no material relationship with ExxonMobil, directly or indirectly, except as a director. The Board determines independence based on the standards specified by the New York Stock Exchange (NYSE), the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant.

Under ExxonMobil’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year. See the Guidelines for Review of Related Person Transactions posted on the Corporate Governance section of our website and described in more detail under “Related Person Transactions and Procedures” below.

The Board has reviewed relevant relationships between ExxonMobil and each non-employee director and director nominee to determine compliance with the NYSE standards and ExxonMobil’s additional standards. The Board has evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all ExxonMobil non-employee directors are independent. The Board has also determined that each member of the Audit, Nominating and Governance, Compensation, and Environment, Safety and Public Policy Committees (see table on page 36) is independent based on both applicable NYSE standards and the Company’s independence standards for each of these committees. The Company’s standards for each committee are included in their respective charters and posted on our website at exxonmobil.com/governance.

In recommending that each director and nominee be found independent, the Nominating and Governance Committee identified no transactions, relationships, or arrangements that required consideration under the NYSE and ExxonMobil independence standards described above.

Director Nomination Process and Board Succession

As noted in the committee information that follows, the Nominating and Governance Committee is responsible for identifying and evaluating director candidates. The description below sets forth the process through which the Committee identifies potential nominees to the Board and evaluates their qualifications.

Candidate Recommendations

The Nominating and Governance Committee seeks new candidates in several ways:

•	Engagement of an executive search firm. The firm brings forward potential director candidates for the Committee to consider and helps research candidates identified by the Committee.

•

Recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields and on the research conducted by ExxonMobil staff at the Committee’s direction.

•	Recommendations made by employee directors, shareholders, and others.

28	2025 Proxy Statement

All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Corporate Governance Guidelines. The Committee has also instructed its executive search firm to include diversity as part of the candidate search criteria.

Shareholders may send recommendations for director candidates to the Secretary at the address given under Contact Information on page 8. A submission recommending a candidate should include:

•	Sufficient biographical information to enable the Committee to evaluate the candidate in light of provisions of the Corporate Governance Guidelines on non-employee director qualifications;

•	Information concerning any relationship between the candidate and the recommending shareholder; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which shareholders may recommend nominees have not changed materially since last year’s proxy statement.

Assessment and Nomination

Once potential nominees are identified, the Nominating and Governance Committee assesses each candidate’s overall qualifications for nomination to the Board relative to an assessment of the Company’s future direction. In evaluating prospective directors, the Committee considers various factors including:

•	ExxonMobil’s Corporate Governance Guidelines, including provisions on non-employee director qualifications;

•	ExxonMobil’s strategy, risk profile, and current Board composition;

•	Independence, perspectives, objectivity, reasoning, and judgment of the candidate; and

•	Board diversity.

ExxonMobil seeks to have a diverse Board representing a range of backgrounds, knowledge, and skills relevant to the Company’s business and the needs of the Board, and as part of the search process, considers highly qualified candidates. The Committee does not use quotas but considers diversity along with the other requirements of the Corporate Governance Guidelines provisions on non-employee director qualifications when evaluating potential new directors. The resulting diversity of experience, skills, gender, and race/ethnicity on the ExxonMobil Board serves as a testament to this robust process.

If the Nominating and Governance Committee determines to advance a candidate in the nomination process, the Committee puts the candidate forward for consideration by the full Board.

Since our last annual meeting of shareholders, the Committee continued its director succession planning, using the process described above and taking into account, among other factors, shareholders’ interest in Board refreshment and specifically in adding directors with oil and natural gas industry, energy and business transition, capital allocation, and finance expertise. Ms. Maria S. Dreyfus, a former Pioneer Natural Resources Company (Pioneer) board member, joined the ExxonMobil Board in May 2024, upon the closing of the Pioneer acquisition.

Director Re-Nomination

The Nominating and Governance Committee also oversees the re-nomination process. In considering whether to re-nominate a director for re-election, the Committee reviews each director, considering such factors as:

•	Attendance and participation at Board and committee meetings;

•	Skills, experience, and personal attributes;

•	Continued contribution to the Board’s effectiveness;

•	Results from the annual Board and committee self-assessments;

•	Shareholder feedback, including the support received at our annual meeting of shareholders; and

•	Independence.

2025 Proxy Statement	29

Board Tenure

The Board does not impose tenure limits on its directors, other than a mandatory retirement age of 75 and the requirement to stand for election annually. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value. The Board also believes that its director compensation approach, which limits the vesting of restricted shares until retirement, closely aligns directors with the interests of long-term investors.

All ExxonMobil directors stand for election at the annual meeting. Non-employee directors cannot stand for election after they have reached age 75, unless the Board makes an exception on a case-by-case basis.

Restricted shares received by non-employee directors are subject to forfeiture if the non-employee director leaves the Board early, i.e., before the retirement age of 75. Employee directors resign from the Board when they are no longer employed by ExxonMobil.

As of April 1, 2025, the average tenure of ExxonMobil’s non-employee directors is 4.0 years, below the average of Standard & Poor’s (S&P) 500 companies of 7.8 years (per 2024 Spencer Stuart Board Index). Two-thirds of current ExxonMobil directors have joined the Board since January 2021.

2024 Shareholder Vote Response

At last year’s annual shareholder meeting, our shareholders voted with the Board’s recommendations on all proposals. Throughout the following year, Board members, senior management, and subject-matter experts continued to engage with a wide range of our shareholders to understand their perspectives and how ExxonMobil can better provide decision-useful information on key issues.

There is a wide range of perspectives across our more than 6 million shareholders. However, as a group, they provided positive feedback and general satisfaction related to our disclosures. With input and oversight from our Board, we have refreshed most material for 2025, including modifications to respond to investor requests for additional clarity in certain areas, extension of disclosure in other areas, and new decision-useful information.

The following reports provide our shareholders with information on key topics:

•	Advancing Climate Solutions (ACS) is available at exxonmobil.com/acsprogressreport.

•	Sustainability Report is available at exxonmobil.com/sustainabilityreport.

•	Investing in People is available at corporate.exxonmobil.com/community/investing-in-people.

•	Global Outlook is available at corporate.exxonmobil.com/sustainability-and-reports/global-outlook.

•	Worldwide Giving is available at corporate.exxonmobil.com/community/worldwide-giving/worldwide-giving-report.

•	Lobbying and Political Contributions are available at corporate.exxonmobil.com/who-we-are/policy/lobbying.

•	Our Approach to Tax is available at corporate.exxonmobil.com/-/media/global/files/sustainability-and-reports/ tax-disclosure.pdf.

30	2025 Proxy Statement

Our ongoing response to investor perspectives is an important aspect of the continuous improvement of our governance. With the oversight and participation of our Board, we will continue an active outreach program to gather and respond to feedback. The below table outlines how we were responsive during 2024.

Topic	How We Responded
Increased transparency on how performance translates to compensation outcomes

•  We provided additional clarity in the Compensation Discussion and Analysis (CD&A) on how the Board holds management accountable to deliver business results and drive the Company’s strategic objectives.

•  We added an illustrative award matrix to disclosure to explain approach and connection between performance assessment and compensation outcomes.

Demonstrated robustness of chemicals business under hypothetical lower plastics demand scenarios

•  While the Global Outlook is our planning basis for our business, we responded to investor interest and showed the robustness of our business and our investment portfolio – including plastics – under a scenario with a lower demand profile, similar to the Pew System Change Scenario.

•  We also announced our 2024 plans to invest more than $200 million in advanced recycling operations at sites in Baytown and Beaumont, Texas, toward achieving our goal of 1 billion pounds per year of recycling capacity by 2027. We have processed more than 80 million pounds at our world-scale Baytown plant as of end of 2024.

New businesses provide approximately $3 billion potential earnings contribution by 2030[1]

•  For the fourth consecutive year, we announced an increase in capital allocation toward our lower emissions investment opportunities, increasing from $20 billion through 2027 to $30 billion through 2030, due to the significant market opportunities developing in this space, paced with policy and regulatory support.[2]

•  We made significant progress with real projects in carbon capture and storage, hydrogen, biofuel, and lithium.

•  We highlighted our Corporate Plan Update, including our strategy for growing new low carbon markets, including ProxximaTM thermoset resin and carbon materials.

Pursuing Oil & Gas Methane Partnership 2.0 (OGMP 2.0) Gold Status

•  Through 2024, we achieved greater than 60% reductions in operated methane emissions intensity.[3] We have continued to improve our methane emissions reporting each year, and after joining OGMP 2.0 in January 2024, we are pursuing Gold Standard status with plans to increase our measurements at emissions sources. Our heritage Pioneer operations achieved Gold Standard Pathway recognition in 2024.

Greenhouse gas (GHG) and emission-reduction plans and progress expected through 2030

•  We integrated Pioneer and Denbury Inc. (Denbury) into our emission intensity reduction plans through 2030, as well as our plan to accelerate Pioneer’s Scope 1 and Scope 2 net zero goal to 2035 from 2050. We remain on track to achieve net zero in our operated Scope 1 and Scope 2 emissions for heritage ExxonMobil Permian Basin assets by 2030 and for heritage Pioneer assets by 2035.

Extended disclosure of planning time frames	• We extended our Corporate Plan Update planning time horizon to 2030 and launched a new investor modeling toolkit to enable investors to better model the various business lines of our Company.
Provided clarity on governance of Artificial Intelligence (AI)

•  We provided information in our Sustainability Report on our approach to the use of AI technology to expand the capabilities of our workforce including developing appropriate guardrails and principles to ensure safety, security, fairness, and privacy.

2025 Proxy Statement	31

ExxonMobil’s consistent responsiveness to investor perspectives

2021	2022
• Published 2030 Net Zero plans for Permian Basin unconventional operated assets[4] • Published new 2030 GHG emission-reduction plans after achieving 2025 GHG emission-reduction plans four years early[4]

•  Published ACS 2023 Report with enhanced International Energy Agency Net Zero Emissions by 2050 Scenario Analysis

•  Published 2050 Net Zero Ambition for operated assets[4]

•  Published Individual Director Skills Matrix

•  Published new Investing in People report and disclosed U.S. EEO-1 data

•  Published new Lobbying and Climate Lobbying reports

2023	2024

•  Published Supporting a just transition module online

•  Published updated Investing in People report

•  Published updated Lobbying and Climate Lobbying reports

•  Refined the director skills matrix and published new proxy preamble and investor responsiveness sections

•  Published detailed methane emission measurement and mitigation data in the ACS

•  Enhanced GHG disclosure with waterfall charts and abatement options to 2030

•  Provided Low Carbon Solutions disclosure in ACS, highlighting CO2 agreements, lithium plans, and future opportunities

•  Published Sustainability Report details on advanced recycling, community and workforce support, and water conservation

[1]

$3 billion by 2030 subject to additional investment by ExxonMobil, applied Internal Revenue Code Section 45V (45V) regulations for hydrogen production credits, and receipt of government permitting for carbon capture and storage projects.

[2]

Lower emissions cash capex includes cash capex attributable to carbon capture and storage, hydrogen, lithium, lower-emissions fuels, ProxximaTM products, carbon materials, and activities to lower ExxonMobil’s emissions and/or third-party emissions. $20 billion of planned spend through 2027 is from 2022-2027. $30 billion of planned spend through 2030 is from 2025-2030.

[3]

Emission metrics are since 2016 and based on assets operated by ExxonMobil, using the latest performance and plan data available as of November 1, 2024. Methane intensity is calculated as metric tons CH4 per 100 metric tons of throughput or production. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and Ipieca. There is uncertainty associated with the emissions, reductions, and avoidance performance data due to variation in the processes and operations, the availability of sufficient data, quality of those data, and methodology used for measurement and estimation. Performance data may include rounding. Changes to the performance data may be reported as part of the Company’s annual publications as new or updated data and/or emission methodologies become available. We are working to continuously improve our performance and methods to detect, measure and address greenhouse gas emissions. ExxonMobil works with industry, including API and Ipieca, to improve emission factors and methodologies, including measurements and estimates.

[4]

See our website at corporate.exxonmobil.com/news/news-releases for December 1, 2021, release of 2030 emission reduction plans; December 6, 2021, release of net zero by 2030 emissions plan for Permian Basin unconventional operations; and January 18, 2022, release of Scope 1 and Scope 2 net-zero ambition for operated assets by 2050.

32	2025 Proxy Statement

Report on 2024 Shareholder Engagement

The Board and management conduct ongoing engagement with our shareholders and recognize how important it is to understand shareholders’ perspectives, keep shareholders informed about the business, and address investors’ areas of interest. The Board and management welcome and value input from all shareholders and have significantly expanded engagements over the past five years.

 Engaged with:

•   Institutional Investors

•   Retail Shareholders

•   Pension Funds

•   Religious Organizations

•   Non-governmental Organizations

•   Proxy Advisory Firms

•   Environmental, Social, and Governance (ESG) Rating Firms

•   Industry Thought Leaders

•   Shareholder proposal proponents

 Engaged through:

•   Individual and Group
Investor Meetings

•   Corporate Plan Update

•   Quarterly Earnings Calls

•   Investor Conferences

•   Spotlight Events

•   Annual Shareholder
Meeting

•   Shareholder Webcasts

•   Stakeholder Outreach

Engagements include: • Non-employee Directors • Chairman / CEO / Management Committee • Senior Management • Subject-Matter Experts • Other Employees
Sustainability engagements: >50% increase since 2019

Engaged with Shareholders representing:	Information shared through:
2.1 billion shares ~ 47% of total outstanding shares and ~ 76% of institutional shareholdings	• SEC Filings • Press Releases • Annual Report • Company Website • Investing in People report	• Advancing Climate Solutions Report • Sustainability Report • Advocacy Report • Earnings Calls

Our engagements help us maintain an open dialogue with investors – providing insights into our strategy and industry as we seek feedback and listen to the voices of our shareholders.

This includes the many reports and publications noted above and referenced throughout this document, and much more. Our Board, Management Committee, and subject-matter experts are available to shareholders and participate in dozens of direct conversations each year. We also host special events like our Corporate Plan Update and Upstream Spotlight webcast, which was attended by more than 2,500 investors and analysts in-person and online.

Investors have told us they appreciate the significant steps we’ve taken to continuously improve engagement. We recognize that transparency and open communication help our shareholders make informed decisions.

Last year, the Board and management received feedback related to our legal efforts to obtain clarity around the SEC rules related to proposal resubmission. We were successful in calling attention to these issues and believe it made a noticeable difference with the SEC’s application of its no-action process last year, consistent with the rules.

Through our engagements, we discussed our principled stand against the growing abuse of the SEC’s processes and requirements that made it necessary for us to take legal action – as a definitive ruling can only be obtained by taking a specific example to the courts. This judicial process has been used at least 30 times, with 22 of those by proponents against companies.

We also discussed other topics of interest, especially those where the Company’s approach stands out – for example, our executive compensation program design. We continue to hear from our shareholders that they support our program, which is resilient to changing market conditions and not influenced by trends that favor a short-term focus. To quote one investor: “Companies can often be pressured to take a more mainstream approach to pay design. We encourage the use of equity compensation plans that align the interests of management with those of the shareholders over the long-term – it’s hard to argue that a plan with five- and ten-year vesting is not long-term.”

2025 Proxy Statement	33

We were encouraged to see investors, including many of our own, speak out against formula-based performance equity programs, favoring simpler, more-transparent programs with longer restriction periods. We were also pleased to see proxy advisor firms seek input on the merits of time-based equity in their annual policy surveys, although we were disappointed that there have been no material changes to their preference for short-term, formula-based programs in their policy guidelines. We hope these conversations continue, as we do not believe executive compensation should be a one-size-fits-all formula-based approach; rather, it should align with the company’s business model, the context in which they operate, and drive expected outcomes aligned with shareholder interests.

When assessing the alignment between performance and pay, using total reported pay versus a single metric like total shareholder return is too simplistic and, as a result, does not accurately reflect the degree of alignment. It is important to consider company performance versus comparable industry peers, progress against long-term objectives, and individual performance versus goals and objectives. Further, using total reported pay on its own doesn’t provide a meaningful representation of compensation outcomes. It includes factors such as change in pension value that, while important to understand, are subject to change year-on-year and may not be realized. Therefore, ensuring a careful and thoughtful analysis of total direct compensation, including realized and unrealized pay, is important in understanding the complete picture of compensation.

In 2024, our shareholders were generally supportive and sent a powerful message at our annual meeting that our focus on value creation matters:

•	All four shareholder proposals were soundly defeated;

•	Shareholders voted with management on all matters, including Say-on-Pay; and

•	Our directors were re-elected, with strong support that ranged from 87% to 98% in favor.

Following the meeting, we’ve continued to expand our engagement efforts. In addition to meeting with investors regularly, we participated in Bloomberg’s podcast Zero: The Climate Race in November and joined the Council of Institutional Investors for a session in September.1

We have received excellent feedback from our investors on the quality, depth, and candor of our engagement program. That feedback includes a sweep of #1 rankings for best Shareholder Relations (ESG) program, best Investor Relations program, and best Investor Event for 2024 by Institutional Investor magazine for Integrated Oil Companies.2

Boardroom Insights

ExxonMobil plans to remain an indispensable company by addressing some of the world’s greatest challenges, meeting society’s evolving needs, and delivering long-term shareholder value. The Board is actively engaged in and committed to overseeing the Company’s processes.

Individually and collectively, the directors on ExxonMobil’s Board bring a mix of skills, experience, and knowledge to their role. The effectiveness of the Board reflects an ability to debate important topics and work together to capture the full strength of the group.

The Board regularly reviews relevant issues through a process that involves briefings with subject-matter experts from inside and outside the Company. Topics include technology, operating strategies, business and corporate planning, current events, climate change, research and development, succession planning for senior-level positions and organization health, investor engagements, and Company performance. The Board and its committees use these insights to better understand a broad range of interrelated risks and opportunities.

The refreshment of the Board, managed by the Nominating and Governance Committee, continues to provide fresh perspectives, diverse experiences, and new expertise to the Boardroom. The Board added one new director in January 2024 and welcomed an additional director upon closing the Pioneer acquisition. Our new directors – who were subject to our normal screening and evaluation process – will further enhance the strength of the Board, providing a strong combination of industry, national security, and economic experience.

Each new director participates in comprehensive onboarding sessions with senior leaders designed to accelerate the learning curve. These sessions span about 20 hours and cover a wide range of topics, including the Company’s values, strategies, objectives for major business lines and functional organizations, practices and policies, ethics, risk

34	2025 Proxy Statement

framework, the Global Outlook, technology, and capital allocation, as well as applicable legal and regulatory requirements. Additionally, the Board regularly visits ExxonMobil sites to meet with employees and experience our facilities and operations up close.
The Board is evaluated annually through a process overseen by the Lead Director. Each director is asked for suggestions to improve Board and committee effectiveness and to provide their views on a range of issues, including leadership, culture, purpose, and strategy; Board composition and structure; individual director performance; quality of deliberations and communication with management; and oversight of risk management. The Lead Director then facilitates an evaluation session, providing an opportunity to review feedback and identify areas for improvement.

1	https://www.bloomberg.com/news/features/2024-11-21/cop29-exxon-ceo-darren-woods-interview-transcript-from-un- climate-summit?srnd=green-zero-emissions-podcast
2	https://www.institutionalinvestor.com/section/research/all-america-executive-team/2024

The Nominating and Governance Committee has established and oversees procedures for shareholders and other interested persons to send written or electronic communications to individual directors, including the Lead Director, Board committees, or the non-employee
directors as a group.

•

Written Communications:
Written correspondence should be addressed to the director or directors at the address given under Contact Information on page 8.

•

Electronic Communications:
You may send a message to individual
non-employee
directors, Board committees, or the
non-employee
directors as a group by using the form provided for that purpose on our website at
exxonmobil.com/directors
.

All communications are recorded by an ExxonMobil Assistant Secretary or designated staff member and forwarded to the appropriate director or directors or otherwise handled as the Committee has directed.

Code of Ethics and Business Conduct
The Board maintains policies and procedures (referred to in this proxy statement as the Code) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NYSE listing standards. The Code applies to all directors, officers, and employees and is at the core of the Company’s foundational policies. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation. The Code also includes an Ethics Policy under which directors, officers, and employees are expected to observe the highest ethical standards of integrity in the conduct of the Company’s business. Each year, directors, officers, and employees are required to certify that they have read the Code and remain in compliance with its requirements. The Code is posted on the ExxonMobil website at
exxonmobil.com/code
. The Code is also included as an exhibit to our
Annual Report on Form
10-K
. Any amendment of the Code will be posted promptly on ExxonMobil’s website.
The Corporation maintains procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to make complaints without identifying themselves unless otherwise required by law. The Corporation also conducts periodic mandatory business practice training sessions.
The Nominating and Governance Committee will initially review any suspected violation of the Code involving an executive officer or director and will report its findings to the Board. The Board does not envision that any waiver of the Code will be granted. Should such a waiver occur, it will be promptly disclosed on ExxonMobil’s website.
Consistent with our focus on ethical standards and compliance with the law, in addition to the Code, the Company’s Insider Trading Policy requires that all directors, officers, and employees of ExxonMobil and its subsidiaries avoid securities transactions based on material non-public
information learned through their positions with the Company. The Insider Trading Policy and related procedures are included as an exhibit to our
Annual Report on Form
10-K
.
Board Meetings and Annual Meeting Attendance
The Board met 10 times in 2024. ExxonMobil’s incumbent directors, on average, attended approximately 99% of Board and committee meetings during 2024. No director attended fewer than 75% of such meetings. ExxonMobil’s

2025 Proxy Statement	35

non-employee directors held seven independent sessions in 2024, chaired by the independent Lead Director. As specified in our Corporate Governance Guidelines, it is ExxonMobil’s policy that directors should make every effort to attend the annual meeting of shareholders. All directors attended the 2024 annual meeting of shareholders on May 29, 2024.

Board Committees

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only non-employee directors may serve on the Audit, Compensation, Nominating and Governance, and Environment, Safety and Public Policy Committees. Each committee has a written charter. The charters are posted on the Corporate Governance section of our website at exxonmobil.com/governance.

The tables below show the current membership and the number of meetings each committee held in 2024.

Director	Audit	Compensation	Nominating and Governance	Finance	Environment, Safety and Public Policy	Executive Committee(1)

M.J. Angelakis	•					•

A.F. Braly					•

M.S. Dreyfus		•

J.D. Harris II	•	•

K.H. Hietala	•			•

J.L. Hooley		•				•

S.A. Kandarian		•	•			•

A.A. Karsner			•		•

L.W. Kellner			•			•

D. Powell McCormick			•		•

J.W. Ubben				•	•

D.W. Woods				•

= Chair • = Member    (1) Other directors serve as alternate members on a rotational basis

Meetings in 2024:

36	2025 Proxy Statement

Nominating and Governance Committee

The Nominating and Governance Committee, chaired by the independent Lead Director, serves as ExxonMobil’s nominating and corporate governance committee. Its responsibilities include:

•	Recommendations on director candidates and reviewing requests for participation on other boards;

•	Maintaining procedures for director engagement with shareholders;

•	Providing comments and suggestions to the Board on committee structure and committee assignments;

•	Reviewing corporate governance practices, including the Corporate Governance Guidelines;

•	Reviewing any issue involving an executive officer or director under the Code; and

•	Administering ExxonMobil’s Related Person Transaction Guidelines.

The Committee also administers provisions of the Corporate Governance Guidelines that require a director to tender a resignation when there is a substantial change in the director’s circumstances. The Committee reviews the relevant facts to determine whether the director’s continued service would be appropriate and makes a recommendation to the Board.

Another responsibility of the Committee is to review and make recommendations to the Board regarding the compensation of the non-employee directors. The Committee uses an independent consultant, Pearl Meyer & Partners, LLC (Pearl Meyer), to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation but performs no other work for ExxonMobil.

The Corporate Governance Guidelines describe the qualifications the Committee looks for in director candidates. These Corporate Governance Guidelines, as well as the Committee’s charter, are posted on the Corporate Governance section of our website.

Audit Committee

The Audit Committee oversees accounting and internal control matters. Its responsibilities include oversight of:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the SEC and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence;

•	The annual independent audit of the Corporation’s financial statements; and

•	The Corporation’s cybersecurity program (see our Annual Report on Form 10-K for more details).

The Committee has direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee also prepares the report that SEC rules require be included in the Corporation’s annual proxy statement. The report begins on page 44.

The Audit Committee has adopted specific policies and procedures for pre-approving fees paid to the independent auditors. Under the Audit Committee’s approach, an annual program of work is approved each October for the following categories of services: Audit, Audit-Related, and Tax. Additional engagements may be brought forward from time to time for pre-approval by the Audit Committee. Pre-approvals apply to engagements within a category of service and cannot be transferred between categories. If fees might otherwise exceed pre-approved amounts for any

2025 Proxy Statement	37

category of permissible services, the incremental amounts must be reviewed and pre-approved prior to commitment. The complete text of the Audit Committee’s pre-approval policies and procedures, as well as the Committee’s charter, is posted on the Corporate Governance section of ExxonMobil’s website.

The Board has determined that all members of the Committee are financially literate within the meaning of the NYSE standards, and a majority are “audit committee financial experts” as defined in the SEC rules, including Ms. Dreyfus as the Audit Committee Chair.

Compensation Committee

The Compensation Committee is comprised exclusively of non-employee, independent directors, and oversees compensation, based on individual performance, for ExxonMobil’s senior executives (including salary, bonus, and performance share awards), as well as succession planning for key executive positions. The Committee’s charter is available on the Corporate Governance section of our website.

The Committee took the following actions:

•	Reviewed with the Board and approved the corporate goals and objectives;

•	Reviewed the Corporation’s business results and progress toward strategic objectives during the year with ExxonMobil’s CEO and other senior executives;

•	Reviewed the individual performance and contributions of the CEO and other senior executives;

•	Discussed the Company’s executive compensation program design with its independent consultant;

•	Considered feedback from shareholder engagements and the results of the 2024 advisory vote on executive compensation;

•

Deliberated pay decisions based on an assessment of progress toward strategic objectives, business results, individual performance, and the results of annual benchmarking, taking into account experience in position;

•	Established the aggregate annual ceiling for the 2024 long-term incentive award program and bonus program;

•

Assessed each element of the Company’s compensation program and practices, and confirmed that these do not create any material adverse risks for the Company. The key design features of the compensation program that discourage executives from taking inappropriate risk are described in detail in this proxy statement (see pages 49, 66, and 67);

•	Reviewed with the Board progress on executive development and succession planning for senior-level positions and organizational health with input from the CEO; and

•	Reviewed with the Board the Company’s efforts in investing in globally diverse talent.

The Committee does not delegate its responsibilities with respect to ExxonMobil’s executive officers and other senior executives. For other employees, the Committee delegates authority to determine individual salaries and incentive awards to a committee consisting of the Chairman and Management Committee. That committee’s actions are subject to a salary budget and aggregate annual ceilings on incentive awards established by the Compensation Committee.

For more information on the compensation decisions made by the Committee for 2024, refer to the Compensation Discussion and Analysis beginning on page 47.

The Compensation Committee’s report is available on page 46.

The Compensation Committee utilizes the expertise of an external independent consultant, Pearl Meyer. At the direction of the Committee, Pearl Meyer:

•	Attends Committee meetings;

•	Informs the Committee regarding general trends in executive compensation across industries;

•	Prepares the analysis of comparator company compensation used by the Committee; and

•	Participates in the Committee’s deliberations regarding compensation for Named Executive Officers.

38	2025 Proxy Statement

In addition, at the direction of the Chair of the Nominating and Governance Committee, Pearl Meyer provides an annual survey of non-employee director compensation for use by that Committee.

The Compensation Committee is solely and directly responsible for the appointment, compensation, and oversight of the consultant. The Committee considers factors that could affect Pearl Meyer’s independence, including that the consultant provides no services for ExxonMobil other than its engagement by the Committee and the Nominating and Governance Committee as described above. Based on this review, the Committee has determined the consultant’s work for the Committee to be free from conflicts of interest.

Finance Committee

The Finance Committee reviews ExxonMobil’s financial policies, practices, and strategies including issues related to its financial outlook, capital allocation plan, and capital structure; shareholder distribution policies and practices; insurance and pension investment programs; and significant investments, acquisitions, and divestitures. The Committee’s charter is available on the Corporate Governance section of our website.

Environment, Safety and Public Policy Committee

The Environment, Safety and Public Policy Committee assists the Board in overseeing the Corporation’s positions and practices regarding safety, security, health, and the environment (including but not limited to climate, emissions, and sustainability) and other public policy issues relevant to the Corporation. This includes workplace health and safety – see our Investing in People report for more information. The Committee hears reports on safety and environmental activities and along with the full Board periodically visits operating sites to observe and comment on current operating practices. In addition, the Committee provides oversight on the Corporation’s overall contributions strategies, objectives, and policies through an annual review of contributions, including the Corporation’s contributions to the ExxonMobil Foundation. The Foundation and the Corporation engage in a range of philanthropic activities that advance education, with a focus on math and science in the United States; promote women as catalysts for economic development; combat malaria; and support other cultural and public service initiatives. The Committee’s charter is available on the Corporate Governance section of our website.

Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

DIRECTOR COMPENSATION

Director compensation elements are designed to:

•	Ensure alignment with long-term investor interests;

•

Ensure the Company can attract and retain outstanding director candidates who meet the selection criteria outlined in the Corporate Governance Guidelines, which can be found on the Corporate Governance section of our website;

•	Recognize the substantial time commitment necessary to oversee the affairs of the Corporation; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Nominating and Governance Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses an independent consultant, Pearl Meyer, to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation but performs no other work for ExxonMobil.

ExxonMobil employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash and equity in the form of restricted stock. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of Exxon Mobil Corporation.

2025 Proxy Statement	39

The annual cash retainer for non-employee directors is $110,000 per year. The Chairs of the Audit, Compensation, Environment, Safety and Public Policy, and Finance Committees receive an additional $20,000 per year. The Lead Director receives an additional $50,000 per year.

A significant portion of director compensation is granted in the form of restricted stock that is not adjusted to offset changes in share price, resulting in directors seeing a one-for-one change in compensation through share price; this aligns director interests with the interests of our long-term investors. The annual restricted stock award grant for incumbent non-employee directors is 2,500 shares. A new non-employee director receives a one-time grant of 8,000 shares of restricted stock upon first being elected to the Board.

While on the Board, the non-employee director receives the same cash dividends on restricted shares as a holder of regular common stock, but the shares, including those received when first elected to the Board, remain unvested and, thus, cannot be sold or pledged. All restricted shares are subject to forfeiture if the non-employee director leaves the Board early (i.e., before the retirement age of 75), as specified for non-employee directors.

Non-Employee Director Compensation for 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)(b)	Total ($)

M.J. Angelakis	115,000	255,100	0	0	0	116	375,216

S.K. Avery (c)	45,330	255,100	0	0	0	55	300,484

A.F. Braly	122,500	255,100	0	0	0	116	377,716

M.S. Dreyfus (a)	76,906	920,880	0	0	0	61	997,827

G.J. Goff (d)	96,005	255,100	0	0	0	98	351,204

J.D. Harris II	110,000	255,100	0	0	0	116	365,216

K.H. Hietala	110,000	255,100	0	0	0	116	365,216

J.L. Hooley	160,000	255,100	0	0	0	116	415,216

S.A. Kandarian	110,000	255,100	0	0	0	116	365,216

A.A. Karsner	110,000	255,100	0	0	0	116	365,216

L.W. Kellner	115,000	255,100	0	0	0	116	370,216

D. Powell McCormick (a)	110,000	816,320	0	0	0	116	926,436

J.W. Ubben	110,000	255,100	0	0	0	116	365,216

(a)

In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Each director continuing in office in January 2024 received an annual grant of 2,500 restricted shares at that time. The award date market price for January awards was $102.04.

Ms. Powell McCormick received a one-time grant of 8,000 restricted shares with an award date market price of $102.04 in January 2024, and Ms. Dreyfus received a one-time grant of 8,000 restricted shares in May 2024, with an award date market price of $115.11. In both cases these were awarded upon joining the Board.

40	2025 Proxy Statement

At year-end 2024, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares

M.J. Angelakis	15,500

A.F. Braly	28,000

M.S. Dreyfus	8,000

J.D. Harris II	10,500

K.H. Hietala	15,500

J.L. Hooley	18,000

S.A. Kandarian	23,000

A.A. Karsner	15,500

L.W. Kellner	10,500

D. Powell McCormick	8,000

J.W. Ubben	15,500

(b)

The amount shown for each director is the cost of travel accident insurance covering death, dismemberment, or loss of sight, speech, or hearing, under a policy purchased by the Corporation with a maximum benefit of $500,000 per individual.

(c)	Dr. Avery left the Board on May 29, 2024.

(d)	Mr. Goff left the Board on October 17, 2024.

The non-employee directors do not receive any additional payments or benefits as a result of leaving the Board or death except as described above. The non-employee directors are not entitled to any payments or benefits resulting from a change in control of the Corporation.

CERTAIN BENEFICIAL OWNERS

Based on our review of ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5% of ExxonMobil’s outstanding common stock as of the date specified.

Name and Address of Beneficial Owner	Aggregate Beneficial Ownership in Shares(1)	Percent of Outstanding Shares(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	436,662,435	10.1%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	272,498,849	6.3%
State Street Corporation(4) 1 Congress Street, Suite 1 Boston, MA 02114	221,883,474	5.1%

(1)

The Company is permitted to rely on the information set forth in these filings and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not. Ownership percentage is based on shares outstanding on December 31, 2024 of 4,353,802,224.

(2)

Based solely on a Schedule 13G/A filed with the SEC on March 6, 2025, The Vanguard Group reported it had shared voting power with respect to 5,177,385 shares, sole dispositive power with respect to 416,190,394 shares, and shared dispositive power with respect to 20,472,041 shares as of February 28, 2025.

(3)

Based solely on a Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc. reported that it had sole voting power with respect to 254,681,764 shares, and sole dispositive power with respect to 272,498,849 shares as of December 31, 2023. No subsequent amended report filed.

(4)

Based solely on a Schedule 13G/A filed with the SEC on January 31, 2025, State Street Corporation reported that it had shared voting power with respect to 153,077,876 shares, and shared dispositive power with respect to 221,883,474 shares as of December 31, 2024.

2025 Proxy Statement	41

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show the number of ExxonMobil common shares each executive named in the Summary Compensation Table on page 70 and each non-employee director or director nominee owned on February 28, 2025. In these tables, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else. None of these individuals owns more than 0.007% of the outstanding shares.

Named Executive Officer	Shares Owned(1)		Shares Covered by Exercisable Options

D.W. Woods	311,586	(2)	0

K.A. Mikells	10,050	(3)	0

N.A. Chapman	203,907	(4)	0

J.P. Williams, Jr.	180,540		0

K.T. McKee	107,037	(5)	0

(1)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(2)	Includes 757 shares held by spouse.
(3)	Includes 8,350 shares owned together with spouse through family trusts and related entities.
(4)	Includes 110,326 shares jointly owned with spouse.
(5)	Includes 8,807 shares held by spouse.

Non-Employee Director	Shares Owned

M.J. Angelakis	58,792	(1)

A.F. Braly	32,575	(2)

M.S. Dreyfus	38,257	(3)

J.D. Harris II	13,250	(4)

K.H. Hietala	18,000

J.L. Hooley	20,718	(5)

S.A. Kandarian	25,500

A.A. Karsner	35,000

L.W. Kellner	13,000

D. Powell McCormick	10,500

J.W. Ubben	18,000

(1)	Includes 20,000 shares jointly owned with spouse. Also includes 20,792 shares in a charitable family trust for which Mr. Angelakis serves as co-trustee.
(2)	Includes 1,175 shares owned by spouse and 600 shares held in trusts for family members for which Ms. Braly serves as co-trustee.
(3)	Ms. Dreyfus joined the Board in May 2024 and received a one-time grant of 8,000 shares on that date.
(4)	Includes 250 shares jointly owned with spouse.
(5)	Includes 218 shares held in a trust for which Mr. Hooley serves as co-trustee.

On February 28, 2025, ExxonMobil’s incumbent directors and executive officers (22 people) together owned 1,220,879 shares of ExxonMobil stock and zero shares covered by exercisable options, representing approximately 0.03% of the outstanding shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors to file reports of their ownership and changes in ownership of ExxonMobil stock on Forms 3, 4, and 5 with the SEC. In 2024, Mr. Goff failed to timely file a Form 4 for two transactions, one related to the conversion of Denbury shares into ExxonMobil stock and one related to the conversion of Pioneer shares into ExxonMobil stock. Also in 2024, Mr. Hooley failed to timely file a Form 4 related to the conversion of Pioneer shares into ExxonMobil stock.

Related Person Transactions and Procedures

In accordance with SEC rules, ExxonMobil maintains Guidelines for Review of Related Person Transactions (Related Person Transaction Guidelines). These guidelines are available on the Corporate Governance section of our website.

42	2025 Proxy Statement

All executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided and will be asked periodically to review their information.

Based on this information, the Company’s own records are reviewed, and follow-up inquiries are made as may be necessary to identify potentially reportable transactions. A report summarizing such transactions is then provided to the Nominating and Governance Committee. The Committee oversees the Related Person Transaction Guidelines and reviews specific items to assess materiality and make a recommendation to the Board as to whether an identified transaction is required to be reported and/or should be ratified or approved. The Board shall only approve or ratify a transaction that is deemed to be in the best interests of the Corporation. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including interests solely as a non-employee director). In addition, based on a consideration of ExxonMobil’s facts and circumstances, the Committee will presume that the following transactions do not involve a material interest and do not require further ratification or approval:

•

Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided: (1) the affected person did not participate in the decision on the part of ExxonMobil to enter into such transactions; and (2) the amount involved in any related transactions in a year is less than 2% of the entity’s gross revenues.

•

Grants or membership payments in the ordinary course of business to nonprofit organizations, provided: (1) the affected person did not participate in the decision on the part of ExxonMobil to make such payments; and (2) the amount of grants in a year is less than 2% of the recipient’s gross revenues.

•	Payments under ExxonMobil plans and arrangements that are available generally to U.S. salaried employees.

•

Employment by ExxonMobil of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Nominating and Governance Committee on the basis of the specific facts and circumstances.

Unless otherwise noted, the following disclosures are made as of February 18, 2025, which is the date of the most recent Nominating and Governance Committee review of potential related person transactions.

ExxonMobil and its affiliates have approximately 61,000 employees around the world, and employees related by birth or marriage may be found at all levels of the organization. ExxonMobil employees do not receive preferential treatment by reason of being related to an executive officer, and executive officers do not participate in hiring, performance evaluation, or compensation decisions for family members.

Several current ExxonMobil executive officers and retirees who served as executive officers in 2024 have family members who are employed by the Corporation or its affiliates and whose current annualized compensation (including benefits) exceeds the SEC disclosure threshold of $120,000: L.M. Mallon (President – ExxonMobil Upstream Company – retired from position effective February 1, 2025) has a son employed by ExxonMobil Upstream Company; K.T. McKee (President – ExxonMobil Product Solutions Company) has a spouse employed by ExxonMobil Product Solutions Company; and D.L. Talley (Vice President – Corporate Strategic Planning) has a brother employed by ExxonMobil Global Projects Company. Each family-member employee mentioned above received total cash compensation in 2024 between $120,000 and $500,000. Pay earned was comparable to that of employees in similar positions. Employees are eligible to participate in benefit programs on the same basis as other eligible employees. Consistent with ExxonMobil’s guidelines described above, these relationships are not considered to be material within the related person transaction rules.

The Nominating and Governance Committee identified no transactions, relationships, or arrangements involving ExxonMobil’s non-employee directors or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction under the SEC rules or ExxonMobil standards described above. See “Director Independence” on page 28.

2025 Proxy Statement	43

The Committee also determined that no related person transactions occurred during the year involving any of the investors who have reported ownership of more than 5% of ExxonMobil’s outstanding common stock. See “Certain Beneficial Owners” on page 41.

ExxonMobil is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is oversight of the Corporation’s financial reporting process, public financial reports, internal accounting and financial controls, cybersecurity, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter which can be found on the ExxonMobil website at exxonmobil.com/auditcommitteecharter. The adequacy of the charter is reviewed at least annually. All members of the Audit Committee are independent directors, and the Committee met 10 times in 2024. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal auditors, and members of management.

In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP (PwC), the independent auditors. Management and PwC indicated that the Corporation’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Corporation in its financial statements, as well as alternative treatments. It also discussed with PwC matters covered by Public Company Accounting Oversight Board (PCAOB) standards and the SEC, including PCAOB AS 1301 Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting and the related audits performed by PwC, which confirmed the effectiveness of the Corporation’s internal control over financial reporting.

The Audit Committee also reviewed the written disclosure and the letter from PwC required by the PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from the Corporation and management. The Committee considered the non-audit services provided by PwC to the Corporation and concluded that the auditors’ independence has been maintained.

The Committee discussed with the Corporation’s internal auditors and PwC the overall scope and plans for their respective audits; furthermore, it met regularly with the internal auditors and PwC, both with and without management present. Discussions included the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

The Audit Committee met with the Corporation’s management to discuss the comprehensive, long-standing risk management and compliance processes of the Corporation, and reviewed several topics of interest. The Committee also reviewed the Corporation’s cybersecurity assurance program including strategy and the evolving threat landscape.

Based on the reviews and discussions referred to above, in reliance on management and PwC, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Corporation’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Corporation’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

44	2025 Proxy Statement

The Audit Committee has also appointed PwC to audit the Corporation’s financial statements for 2025, subject to shareholder ratification of that appointment. The Committee, along with the other members of the Board, management, the Controller, and the General Auditor, annually evaluates PwC’s qualifications, performance and independence, including the performance of the lead audit partner, in deciding whether to retain PwC. That evaluation includes consideration of:

•	PwC’s quality control, including any material issues identified by that quality control or a governmental/professional authority along with PwC’s plan to deal with any such issues;

•	All relationships between PwC and ExxonMobil covered by the PCAOB;

•	PwC’s expertise in the global oil and gas industry; and

•	The quality of PwC’s audit team and audit plans.

The Committee believes that PwC’s tenure as ExxonMobil’s independent registered public accounting firm is a benefit to audit quality given PwC’s experience with ExxonMobil and knowledge of the business, as well as the effectiveness of their audit plans, which build on that established knowledge.

Based on its annual evaluation of PwC’s qualifications, performance, and independence, as well as frequent private meetings with the lead partner, the Audit Committee believes that the continued retention of PwC as ExxonMobil’s independent registered public accounting firm is in the best interest of the Corporation and its stockholders.

Maria S. Dreyfus, Chair	John D. Harris II
Michael J. Angelakis	Kaisa H. Hietala

Item 2 – Ratification of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP to audit ExxonMobil’s financial statements for 2025. We are asking you to ratify that appointment.

Total Fees

The total fees for PwC professional services rendered to ExxonMobil for the year ended December 31, 2024, were $39.7 million, down from $41.9 million in 2023. The Audit Committee reviewed and pre-approved all services in accordance with the service pre-approval policies and procedures, which can be found on the ExxonMobil website at exxonmobil.com/pre-approval. The Audit Committee did not use the de minimis exception to pre-approval that is available under SEC rules. The following table summarizes the fees, which are described in more detail below.

	2024	2023
	(millions of dollars)
Audit Fees	34.8	34.1
Audit-Related Fees	4.6	7.2
Tax Fees	0.3	0.6
All Other Fees	—	—

Total	39.7	41.9

Audit Fees

The aggregate fees for PwC professional services rendered for the annual audits of ExxonMobil’s financial statements for the year ended December 31, 2024, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year, were $34.8 million (versus $34.1 million for 2023).

Audit-Related Fees

The aggregate fees for PwC Audit-Related services rendered to ExxonMobil for the year ended December 31, 2024, were $4.6 million (versus $7.2 million for 2023). Audit-related services were mainly related to benefit plan audits and other attestation procedures.

2025 Proxy Statement	45

Tax Fees

The aggregate fees for PwC Tax services rendered to ExxonMobil for the year ended December 31, 2024, were $0.3 million (versus $0.6 million for 2023). These services were mainly related to assisting various ExxonMobil affiliates with the preparation of local tax filings and related services.

All Other Fees

The aggregate fees for PwC services rendered to ExxonMobil, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the year ended December 31, 2024, were zero (also zero for 2023).

We believe PwC is well qualified to perform this work. A PwC representative will be at the annual meeting to answer appropriate questions and to make a statement if desired.

The Audit Committee recommends you vote FOR this proposal.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management of the Corporation. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for the 2025 annual meeting of shareholders, and also incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

Angela F. Braly, Chair	Joseph L. Hooley
Maria S. Dreyfus	Steven A. Kandarian
John D. Harris II

Item 3 – Advisory Vote to Approve Executive Compensation

At the meeting, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the Named Executive Officers (NEOs) listed in the Summary Compensation Table.

When casting your vote, we encourage you to consider the detailed information in the Compensation Discussion and Analysis beginning on page 47.

The Board supports the overall design of the compensation program, on the basis that the program:

•	Is aligned with the Company’s business model and shareholder returns over the long term;

•	Delivers pay that is highly performance based and tied to Company and individual performance; and

•	Enables the Compensation Committee to leverage its experience and judgment to deliver market competitive pay.

We continue to listen and respond to the feedback we receive from shareholders during our shareholder engagement process. In response, this disclosure builds on the enhancements introduced last year, focused on better illustrating how award determination is directly tied to individual performance.

The Board recommends an advisory vote FOR the following resolution:

RESOLVED: That shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, accompanying narrative, and additional compensation disclosures included in this proxy statement.

46	2025 Proxy Statement

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Executive Summary Letter to Shareholders 48 Shareholder Engagement 48 Why Vote "FOR" Say-on-Pay? 49 Strong Governance Practices 49 Compensation Design Approach to Executive Compensation 50 Overview 51 Accountability and Performance 52 Long-Term Award Program 54 Bonus Program 56 Salary Program 56 Determining Compensation Annual Benchmarking 57 2024 Business Performance 58 2024 Compensation Actions 60 Other Compensation Elements Retirement Plans 64 Share Utilization 65 Granting Practices 65 Tax Matters 65 Risk and Governance Stock Ownership 66 Forfeiture Provisions 66 Clawback Policies 66 Anti-Hedging Policy 66 Employment Arrangements 67 Change-in-Control 67 Definitions and Footnotes 68 EXECUTIVE COMPENSATION TABLES Summary Compensation Table 70 Grants of Plan-Based Awards 73 Outstanding Equity Awards 74 Stock Vested 75 Pension Benefits 75 Nonqualified Deferred Compensation 77 Other Compensation Elements 78 The Compensation Discussion and Analysis and Executive Compensation Tables outline ExxonMobil's executive compensation program and process for determining pay as it applies to the Named Executive Officers (NEOs). For 2024, Named Executive Officers were: Darren W. Woods Chairman and CEO Kathryn A. Mikells Senior Vice President and Chief Financial Officer Neil A. Chapman Senior Vice President Jack P. Williams, Jr. Senior Vice President Karen T. McKee President, ExxonMobil Product Solutions Company

2025 Proxy Statement	47

EXECUTIVE SUMMARY LETTER TO SHAREHOLDERS Fellow Shareholders, As you consider your vote, we encourage you to review the information included in this disclosure. The Compensation Committee fully supports the design and the resulting pay outcomes of the executive compensation program. The design aligns with the Company's business model and considers the complexity of the environment in which the Company operates. Executive performance is rigorously evaluated against goals and objectives, and all pay outcomes are a direct result of Company and individual performance. Your feedback is important to us. We consider the results of the Say-on-Pay vote, together with feedback received through ongoing shareholder engagements, as we review the effectiveness and competitiveness of the executive compensation program. Business Perspective ExxonMobil's business involves large investments that create shareholder value over long periods of time, requiring executives to maintain a long-term view when making decisions across a wide range of business investments. The executive compensation program design reflects this and has proven to be adaptable to evolving strategic priorities. The Company's leading results in 2024 demonstrate our ability to deliver on our commitments. ExxonMobil continues to leverage its unique set of advantages and scale to create solutions to some of society's biggest challenges - both current and future. Our disciplined approach to capital allocation and aggressive cost management resulted in industry-leading financial performance, as demonstrated by $33.7 billion of earnings and $55.0 billion of cash flow from operations. Compensation Decisions The compensation program design remains strong: highly performance based, share-denominated, and tied to Company and individual performance, resulting in a strong market position while maintaining alignment with the experience of our long-term shareholders. We do not adjust share grants to offset changes in share price, nor do we adjust the bonus program formula as a result of year-on-year changes in earnings. Total direct compensation is higher in 2024 versus 2023 reflective of a higher share price at grant, offset by a lower cash bonus reflective of lower year-on-year earnings. Shareholder Engagement Throughout 2024, management and independent directors engaged with shareholders, representing 76% of outstanding institutionally held shares. Say-on-Pay 2024 2023 2022 In 2024, we achieved a record "FOR" Say-on-Pay vote, reinforcing strong Votes "For" 92% 91% 91% investor support for our executive compensation program. We continue to hear positive feedback on our program design, including alignment of executive pay with long-term shareholder outcomes. Reflective of your feedback and our ongoing commitment to create clarity, we continue to strive to be transparent in this disclosure on how the Board holds management accountable to deliver business results and drive the Company's strategic objectives. On behalf of the Compensation Committee, I encourage you to vote "FOR" Item 3. Angela F. Braly Chair, Compensation Committee Exxon Mobil Corporation

48	2025 Proxy Statement

WHY VOTE "FOR" SAY-ON-PAY? PROGRAM ALIGNED WITH BUSINESS MODEL AND SHAREHOLDER RETURNS Program adaptable to evolving strategic priorities through annual goal setting; includes meeting society's needs for energy and essential products and positioning the Company for success in the energy transition Majority of total direct compensation delivered in performance shares; 80% of CEO total direct compensation1 Share-denominated basis coupled with long restriction periods ensures alignment with shareholders over long term Restriction periods - longest in any industry - promote accountability to maximize shareholder value over thelong term while effectively managing longer-term risks, including risks related to the energy transition PAY HIGHLY PERFORMANCE BASED AND TIED TO COMPANY PERFORMANCE IOC2-leading business results across all performance dimensions Building on four consecutive years of industry-leading personnel safety performance3, 4, 5 Delivered IOC-leading financial performance through advantaged asset investments, improved competitiveness, and active cost control On track to achieve 2030 GHG emission intensity reduction plans6 Lower cash bonus, reflective of change in year-over-year earnings; higher performance share grant value driven by strong stock price versus 2023; maintained share-denominated approach COMPENSATION COMMITTEE APPROACH TO DELIVER MARKET COMPETITIVE PAY Deliberation on CEO pay considers progress toward strategic objectives, business results, individual performance, and competitiveness of pay given tenure in position 10-year combined realized and unrealized pay (2014 to 2023) for CEO position at 46th percentile1 The Committee anticipates a competitive position in 2024 based on available data from benchmark companies SUPPORTED BY STRONG GOVERNANCE PRACTICES Key design features that discourage executives from taking inappropriate risk include: 3 Extensive stock ownership X No employment contracts 3 Significant pay-at-risk X No severance agreements 3 Strong forfeiture provisions X No change-in-control arrangements 3 Clawback policies X No guaranteed bonuses 3 Anti-hedging policy X No additional stock grants to balance losses in value 3 Annual assessment of compensation design X No accelerated vesting at retirement 3 Independent compensation consultant

2025 Proxy Statement	49

COMPENSATION DESIGN APPROACH TO EXECUTIVE COMPENSATION The decisions that our executives make and the risks they manage play out over multi-year time horizons. Executives are required to carefully consider current and future risks, such as those related to the energy transition, and to make decisions across a broad range of business investments that generate sustainable shareholder value over the long term. The Company's executive compensation program design aligns executives' pay with the results of their decisions and the returns of our shareholders over the long term. The program is designed to drive long-term accountability, reward outstanding performance, and promote retention. DRIVE LONG-TERM ACCOUNTABILITY The Company's strategic objectives have been established to drive sustainable value and position the Company for long-term success in a lower-emission future. These objectives are translated into annual plan goals through a comprehensive process which incorporates Corporate and functional plans. Goals are incorporated in the Corporate Plan, which is reviewed and approved by the Board and provides the framework for the organization's commitments. REWARD OUTSTANDING PERFORMANCE Highly differentiated pay-for-performance is foundational to the Company's compensation program design. The extent to which executives achieve pre-established goals and deliver on the organization's commitments, assessed over near- and long-term time horizons, is a key differentiating factor in executive pay deliberations. Performance evaluation directly impacts level of base salary, bonus, and performance share award grant. PROMOTE RETENTION Long-term orientation also underpins how the Company develops talent. It begins with recruiting exceptional people, and continues with individually planned experiences and training, which leads to broad development and a deep understanding of our business across the business cycle. The compensation program is designed to attract and retain talent for a career through compensation that is market competitive, highly differentiated by individual performance, and promotes retention through long restriction periods. For more information on the Company's goals, commitments, and investment in our people, see the Annual Report, Advancing Climate Solutions, Sustainability Report, and Investing in People supplements.7 Joseph L. Hooley Lead Director Exxon Mobil Corporation We remain committed to creating sustainable solutions that improve quality of life and meet society's evolving needs. Our interdependent strategic objectives have been established to position the Company for continued long-term success in a lower-emission future. These long-term strategic objectives include delivering industry-leading emissions intensity in the businesses in which we operate and solutions for hard-to-decarbonize sectors. The move to a lower-emission future requires multiple solutions that can be implemented at scale to address some of the highest-emitting sectors of the economy. By leveraging our core capabilities, we are uniquely positioned to play a leading role in the energy transition, while also retaining investment flexibility across a portfolio resilient to commodity price cycles and transitioning energy system. We are well positioned to generate sustainable growth in shareholder value over the long term.

50	2025 Proxy Statement

OVERVIEW 0 The Board reviews and approves Corporate goals and objectives annually, integrated into Company's plan cycle 0 Goals are cascaded at each level of leadership, tailored for area of responsibility; annual assessment versus planned goals results in differentiated pay outcomes 0 Named Executive Officers participate in the same broad-based programs as all other executives 0 Performance shares for senior executives represent a higher percentage of total direct compensation, reflective of the impact of their decisions, and resulting in increased pay-at-risk Performance Shares Annual Bonus Base Salary Percent of Total 0 More than 70% 0 10 to 20% 0 10% or less Direct Compensation Intent 0 Link pay to returns of long-term 0 Link pay to annual Company 0 Provide competitive shareholders earnings performance base pay 0 Encourage long-term view through 0 Align incentives across the commodity price cycle all functions Key Design Features 0 Granted in the form of stock units 0 Paid in year of grant 0 Increase determined by individual performance 0 50% vests in 5 years from grant date; 0 Bonus award pool changes in line and pay grade 50% in 10 years with year-over-year earnings 0 Ties directly to 0 Long restriction periods coupled with 0 Individual award further long-term benefits performance metrics applied at grant determined by individual 0 Significant portion of pay at risk of performance and pay grade forfeiture for extended period of time 0 Full award subject to clawback ANNUAL COMPENSATION BENCHMARKING | Page 57 0 Based on 1-year total direct compensation and 10-year realized and unrealized pay analysis 0 Considers scale and complexity versus compensation benchmark peers, tenure in position, individual and business performance, and evaluated across a range of stock price scenarios INPUTS TO COMPENSATION COMMITTEE | Pages 58-59 Performance Dimension Measurement Progress Toward Strategic Objectives Demonstrated leadership and accomplishments relative - Operations Performance to established goals and objectives - Financial Performance - Energy Transition - Business Portfolio Operating and Financial Metrics - Safety, ROCE, CFOAS, TSR Position relative to industry peers - Spills, Operated GHG Emissions Intensity Company performance PAY DELIBERATIONS AND DECISIONS | Pages 60-63 0 Balances progress toward strategic objectives, business results, individual performance, and competitiveness of pay, taking into account experience in position

2025 Proxy Statement	51

ACCOUNTABILITY AND PERFORMANCE The executive compensation program design is aligned with our business model and approach to talent development - long-term career oriented, performance differentiated, and adaptable to evolving strategic priorities through goal setting. STRATEGIC OBJECTIVES The Company's long-term strategic objectives center around four key interdependent performance dimensions, reflective of the Company's priority focus areas. These objectives are fully integrated into the Company's Plan and provide the framework for the organization to deliver on its commitments. Strategic objectives have been established to drive sustainable growth in shareholder value and position the Company for long-term success in a lower-emission future. Long-term strategic objectives centered around four interdependent performance dimensions Operations Performance Deliver industry-leading performance in safety, emissions-intensity reductions,environmental performance, and reliabilityFinancial Performance Deliver industry-leading earnings and cash flow growthEnergy Transition Lead industry in reducing emissions in hard-to-decarbonize sectorsBusiness Portfolio Optimize existing business portfolio, resilient to a transitioning energy system PLAN GOALS The Company's long-term strategic objectives are translated into annual plan goals through a comprehensive process that incorporates Corporate and functional plans. Plan goals are approved annually by the Board. Our most recent Corporate Plan update, outlining our plans to 2030, was shared with investors in December 2024.7 A disciplined approach to establishing goals aligns executives to deliver on the Company's strategic objectives. The CEO is primarily responsible for executing the Company's long-term strategic objectives, as translated in annual plan goals. CEO goals and objectives are inclusive of enterprise-wide initiatives. These include risk management, corporate reputation, talent management, research and technology, and management of major projects. Plan goals and objectives are cascaded throughout the organization and tailored to each executive's area of responsibility. Goals and objectives are reviewed with senior management annually and reinforced through periodic stewardship reviews and the performance assessment process. Leaders are held accountable to deliver on plan goals and objectives across all performance dimensions within the context of the Company's strategic objectives. This sets a high performance threshold. Where faced with trade-offs across different priorities, these are discussed with senior management through monthly business reviews. Goals & Objectives Review of Progress Long-term Strategic Approved by the Board, & Performance Objectives 7 in line with Corporate Plan see pages 58-59 LONG-TERM STRATEGIC OBJECTIVES INTEGRATED INTO ANNUAL COMPANY PLAN PROCESS, CORPORATE GOALS & OBJECTIVES APPROVED BY THE BOARD

52	2025 Proxy Statement

PERFORMANCE EVALUATION CEO The Compensation Committee evaluates the CEO's performance across all performance dimensions within the context of the Company's long-term strategy and evaluates progress against plan goals and objectives, which are reflective of the Company's strategic objectives. Financial and operating metrics available at the time of review further support the Committee's assessment, which is made during its November meeting. The Committee monitors performance throughout the year. Results of the annual performance evaluation inform level of pay, including salary, bonus award, and performance share award. Details on pay deliberations can be found on pages 60 to 63. The Company's strategic objectives are interdependent, with long-term success determined by delivery in each of the strategic objectives. As such, the Committee assigns equal weight to each of the four strategic objectives. Recognizing the complexity and significant uncertainty inherent in a transitioning energy system, the Committee maintains its focus on balancing the energy transition objectives and meeting society's need for affordable energy and essential products that are critical to improving living standards for people around the world. Progress towards delivering the Company's business results and driving the strategic objectives is discussed throughout the year in various Board and Committee reviews. Financial and operating metrics are assessed over near- and long-term time horizons, taking into account the broader business environment. See pages 58 to 59 for 2024 business performance results. Corporate Officers The CEO reviews the performance of all Corporate Officers, including members of the Management Committee who are responsible for delivering the Company's business results and drive the strategic objectives, with the Board during the annual executive development review. Performance is evaluated based on accomplishments versus plan goals and objectives. In addition to the annual assessment, the Board evaluates the performance of all senior executives throughout the year during specific business reviews and Board meetings. The Board also takes into account demonstrated leadership in sustaining sound business controls and a strong ethical and corporate governance environment. COMPENSATION DIRECTLY TIED TO PERFORMANCE Performance assessment against goals and objectives results Performance Award Matrix in a performance category that informs salary increase, bonus award, and performance share grant. CEO All performance share grants and bonus awards are based on Management Award matrix differentiates Committee pay grade and individual performance category. by individual performance Corporate Officerscategory and by pay grade Performance share grants are not adjusted to offset changes Executives Award Value in share price. This results in executives seeing a one-for-one For illustrative purposes change in compensation through share price. The percent change in the bonus program, reflecting change in earnings (see page 56), is applied to the bonus award matrix. LEADERS HELD ACCOUNTABLE TO DELIVER AND ASSESSED ACROSS ALL PERFORMANCE DIMENSIONS, BALANCING SHORT- AND LONG-TERM PRIORITIES

2025 Proxy Statement	53

LONG-TERM AWARD PROGRAM Performance shares represent more than 70% of total direct compensation and are intended to link executive pay to the returns of long-term shareholders and encourage a long-term view through the commodity price cycle. Performance shares vest 50% in 5 years and 50% in 10 years. For more information, see page 73. PROGRAM DESIGN BUSINESS MODEL ALIGNMENT SHAREHOLDER ALIGNMENT ACCOUNTABILITY Long investment lead times Majority of executive pay delivered in Restriction periods and risk of forfeiture and complex risk management performance shares, aligning realized pay drive focus on long-term shareholder landscape require long-term view level with returns of long-term shareholders value creation while managing risk LONGEST RESTRICTION PERIODS HIGHEST STANDARDS OF ABILITY TO RETAIN KEY TALENT IN ANY INDUSTRY PERFORMANCE Executives unable to monetize Applying performance metrics at Performance assessed against significant portion of pay, creating large grant enables restriction periods of pre-established goals and objectives, "buyout" hurdle 10 years results tie directly to award level LONG RESTRICTION PERIODS IN LINE WITH INVESTMENT LEAD TIMES AND RISK PROFILE 0 Investment decisions in a capital-intensive industry and management of risk play out over time horizons often decades in length, through volatile commodity price cycles, requiring executives to maintain a long-term view when making decisions 0 Long restriction periods ensure that a significant portion of pay reflects the outcome of these decisions and aligns with the experience of long-term shareholders 0 A formula-based program would require a shorter time horizon to set meaningful, credible targets, resulting in shorter restriction periods. The Compensation Committee has analyzed the appropriateness of a shorter-term program and concluded that this could encourage short-term decision making, which is not aligned with the long investment lead times and the capital-intensive nature of our business 0 The example below shows project net cash flow of a typical ExxonMobil project and performance share program design. It illustrates that short-term vesting would occur prior to determination of project financial success or failure and that longer-term vesting better aligns with shareholder returns resulting from investment decisions

54	2025 Proxy Statement

- ExxonMobil conducts business in a cyclical commodity price environment and transitioning energy system. A business portfolio resilient to these market dynamics positions the Company well to generate sustainable growth in shareholder value over the long term
- Longer restriction periods ensure executives hold shares across dynamic market conditions, similar to long-term shareholders
- A formula-based program with shorter-term target setting and vesting would enable executives to monetize and diversify realized pay at a much faster pace. This would decrease their exposure to these dynamic market conditions, contrary to the experience of our shareholders over the long-term

SHARE-DENOMINATED BASIS ALIGNS AWARD VALUES WITH SHAREHOLDER OUTCOMES

- Uniquely long restriction periods result in a need to apply performance metrics at grant, versus at vest
- Performance share award grant levels are established based on pay grade and individual performance
- The Compensation Committee does not adjust share grants to offset changes in share price, this results in executives seeing a one-for-one change in compensation through share price
- A share-denominated approach coupled with long restriction periods defines the desired risk/reward profile of stock-based performance awards and results in a greater degree of volatility versus formula-based programs with a dollar-denominated approach

LONG-TERM AWARD – CEO POSITION
DEGREE OF VOLATILITY VS. FORMULA-BASED PROGRAMS


ExxonMobil
(dollars in millions)
Compensation Benchmark Companies:
25 to 75 Percentile
50 Percentile
30
25
20
15
10
5
0
2015
16
17
18
19
20
21
22
23
2024

2024 DECISIONS

- As illustrated in the chart above, long-term award value fluctuates with share price, thus maintaining strong alignment in the experience of our executives and our long-term shareholders
- Award grants for Named Executive Officers reflect individual performance
- Long-term award value increased, reflective of strong stock price; $118.76 at 2024 grant versus $103.11 in 2023

STOCK OWNERSHIP

- It is ExxonMobil's policy that executives maintain significant stock ownership, with no accelerated vesting at retirement
- Long restriction periods result in stock ownership far exceeding ownership guidelines typical among other companies across industries. This aligns the interests of our executives with those of long-term shareholders and ensures focus on actions that create sustainable shareholder value over the long term

	Multiple of base salary
Benchmark peers stock ownership	Min 6 – Max 12
ExxonMobil CEO	98
Other NEOs	46 – 82

- Table depicts 2024 stock ownership, vested and unvested, as multiple of base salary
- At retirement, assuming age 65, approximately 70% of unvested shares will be outstanding and continue to vest over a 10-year period[8]

THROUGH LONG RESTRICTION PERIODS, EXECUTIVES ARE INCENTIVIZED TO TAKE A LONG-TERM VIEW IN DECISION MAKING

BONUS PROGRAM

Annual bonus program represents **10 to 20%** of total direct compensation and is intended to link executive pay to annual Company earnings performance.

All executives, including Named Executive Officers, participate in the same bonus program.

PROGRAM DESIGN

- The Compensation Committee establishes the overall size of bonus program ("ceiling"), set as a percent change from prior year bonus program[9]

  % change in bonus program = (% change in annual earnings) x (2/3)

- The percent change in bonus program is applied to the bonus award matrix that is used to determine individual award levels based on pay grade and individual performance
- Tie to year-over-year change in earnings coupled with individual performance defines the risk/reward profile of the bonus program and results in greater degree of volatility versus compensation benchmark companies
- Bonus is delivered in cash in year of grant
- Full bonus award subject to clawback, see page 66

ANNUAL BONUS AWARD – CEO POSITION
DEGREE OF VOLATILITY VS. COMPENSATION BENCHMARK COMPANIES[10]


ExxonMobil
Compensation Benchmark Companies:
25 to 75 Percentile
50 Percentile
(dollars in millions)
8
6
4
2
0
2015
16
17
18
19
20
21
22
23
2024

2024 DECISIONS

- 2024 bonus program set at -5% versus 2023; individual awards for Named Executive Officers further reflect individual performance
- CEO bonus $4.5 million, down from $4.8 million in 2023, in line with year-over-year change in earnings; 2024 bonus at 231% of 2024 base salary, below average of bonus program maximum of benchmark companies[11]

SALARY PROGRAM

Base salary represents **10% or less** of total direct compensation and is intended to provide competitive base pay and directly affect the level of retirement benefits, as salary is included in benefit formulas.

Named Executive Officers participate in the same salary program as all U.S.-dollar-paid professional employees.

The overall size of the program is determined by annual benchmarking. Individual salary increases are the result of individual performance, experience, and pay grade.

2024 DECISIONS

- The Compensation Committee granted 2025 salary increases to Named Executive Officers consistent with the salary program for all U.S.-dollar-paid professional employees
- Individual salary increases take into account individual performance, level of responsibility and experience, and reflect market analysis and competitiveness at time of decision in 2024

DETERMINING COMPENSATION ANNUAL BENCHMARKING When evaluating level of pay, it is most relevant to SCALE OF EXXONMOBIL VS. COMPENSATION BENCHMARK COMPANIES10 benchmark against other U.S. companies. (2024 revenue, dollars in billions) Criteria for selecting compensation benchmark companies 350 includes: ExxonMobil large scale and complexity; 300 capital intensity; international operations; 250 proven sustainability over time. ExxonMobil remains the largest across benchmark 200 Chevron companies. Both ExxonMobil Upstream and ExxonMobil General Motors Ford Product Solutions business segments, on a stand-alone 150 Verizon basis, rank among benchmark companies based on AT&T revenue. Johnson & Johnson 100 Procter & Gamble RTX The Compensation Committee reviews benchmark Boeing companies versus selection criteria on an annual basis. 50 Pfizer IBM Compensation benchmark companies have remained the General Electric same since 2017. 0 PAY ORIENTATION In assessing the appropriateness of pay levels, the Compensation Committee considers scale and complexity, and tenure in position as relevant factors. Despite the much larger scale of ExxonMobil versus compensation benchmark companies, the Compensation Committee focuses on a broad range around the median of compensation benchmark companies, evaluated across a range of stock price scenarios. This provides the ability to: Differentiate compensation based on experience and performance levels among executives; Minimize the potential for automatic ratcheting-up of compensation that could occur within a narrow target among benchmark companies; Respond to changing business conditions. Tally sheets are used for the CEO and Management Committee, providing detailed information by pay element and allowing for assessment against publicly available data for similar positions at compensation benchmark companies. The Committee also uses an independent consultant to assist in this analysis as discussed in the Corporate Governance section, see page 38. COMPENSATION COMMITTEE CONDUCTS ANNUAL BENCHMARKING TO ASSESS MARKET COMPETITIVENESS OF EXECUTIVE PAY AND PROGRAM DESIGN

2025 Proxy Statement	57

2024 BUSINESS PERFORMANCE | INDUSTRY-LEADING ACROSS ALL PERFORMANCE DIMENSIONS

- Driving industry-leading safety, improved reliability, and continued emissions intensity reductions
- Delivering strong financial performance through advantaged asset portfolio, with continuing structural improvements
- High-grading portfolio through growth of strategic projects, acquisitions, and rationalization of non-strategic assets
- Establishing clear leadership position in Low Carbon Solutions

OPERATIONS PERFORMANCE: Deliver industry-leading performance

Safety	• Building on four consecutive years of industry-leading personnel safety performance; sustained LTIR performance at 0.02[3,4,5] • Record three consecutive years with zero higher-consequence process safety events[12]
Emissions, Environmental	• GHG emissions intensity reduction on track with 2030 plans[6] • Actively managing spill reduction, applying learnings to recent acquisitions[13]
Reliability	• Total capacity loss better than plan[14]

FINANCIAL PERFORMANCE: Deliver industry-leading earnings and cash flow growth

- IOC[2]-leading financial results, earnings, ROCE, and TSR[15,16]
- More than $12 billion in structural cost savings[17,18]
- Maintained capex discipline[19]; debt-to-capital ratio at 13%, consistent with strong AA rating
- Delivered $36 billion to shareholders through dividends and share repurchases

ENERGY TRANSITION: Lead industry in reducing emissions in hard-to-decarbonize sectors

- More than 15% reduction in corporate-wide GHG emissions intensity[6]
- Investing ~$20 billion in lower-emission opportunities (2022-2027), focused on CCS, U.S. hydrogen, lithium, lower-emission fuels, Proxxima™ products, and carbon materials with portfolio returns >15%
- Growing production of high-value products: lower-emission fuels, Proxxima™ products, and carbon materials
- Continued industry collaborations on methane and flaring reductions, joined OGMP 2.0 and OGDC; leadership role in advocating for high-impact government policies

BUSINESS PORTFOLIO: Optimize existing business portfolio, resilient to a transitioning energy system

Upstream	**Prioritize resilient, high-return investments** • Earnings of $25.4 billion and $6.3 billion in structural cost savings[17,18] • Completed acquisition of Pioneer ~50% faster than similar deals, with immediate volumes uplift of >775 Koebd; capturing synergies faster than planned • 6th consecutive year of GHG intensity reduction[6]; >10% reduction vs. 2023 • Production in Guyana >10% above FID capacity; maintained industry-leading operations performance in GHG intensity, reliability, and unit cost[20] • Capitalized on continued strong market conditions; $4.2 billion from divestment of non-strategic assets • Investment decisions taken in 2024 projected to yield on average >40% DCFR over project lifecycle[21] • Portfolio improvements doubled unit earnings (ex. price)[17]
Product Solutions	**Lower cost of supply, grow high-value products, improve portfolio value, lead in sustainability** • Earnings of $9.7 billion; improved earnings power ~2x vs. 2019 • Best reliability since 2021, driven by record Chemical manufacturing performance • Captured $1.2 billion of structural cost savings vs. 2023[18], including $0.5 billion in turnaround savings vs. prior cycle and divestments of non-core assets • Progressing activities to support GHG intensity reduction by ~10% in operated Scope 1 and 2 emissions intensity by 2030[22] • Record high-value product sales (14 MTA), representing ~35% of earnings • Executing strategic plans to high-grade portfolio to improve competitiveness and resilience; investment portfolio expected to deliver >30% return • Progressed advantaged projects for successful start-ups in 2025: Singapore resid upgrade, Strathcona renewable diesel, China petrochemical complex, Fawley hydrofiner, and Proxxima™ products
Low Carbon Solutions	**Develop pipeline of advantaged opportunities and establish LCS as an industry leader** • Increased total CO_2 under contract for Carbon Capture and Storage (CCS) to 6.7 MTA • Significant progress on CCS foundational projects in the U.S. Gulf Coast; first world-scale, end-to-end CCS system[23] • Progressing 1 BSCFD Baytown Blue Hydrogen project, world's largest virtually carbon-free-hydrogen project, with ~98% of CO_2 captured and stored[24]; signed agreement for ADNOC to acquire up to 35% equity stake; negotiating additional equity sell down • Completed appraisal program for advantaged lithium resource in the Smackover and signed first customer MOU; capturing 1st mover advantage

2024 BUSINESS PERFORMANCE | OPERATING & FINANCIAL METRICS

PERSONNEL SAFETY[3,4]

LOST-TIME INCIDENT RATE (LTIR)

- ExxonMobil Workforce xAcquisitions
- ExxonMobil Workforce
- Upstream Industry Benchmark
- U.S. Refining and Chemical Industry Benchmark

(incidents per 200,000 work hours)


0.20
0.15
0.10
0.05
0.00
2015 16 17 18 19 20 21 22 23 2024

ENVIRONMENTAL[13]

SPILLS >1 BARREL (BBL)

- ExxonMobil xAcquisitions
- ExxonMobil

(number)


600
500
400
300
200
100
0
2015 16 17 18 19 20 21 22 23 2024

- Assessing business performance is most relevant against companies of similar scale and complexity that operate within the same industry
- Accomplishments are evaluated across all business performance dimensions within the context of the Company's long-term strategy
- Financial and operating metrics further support the Compensation Committee's assessment
- Delivering industry-leading performance across heritage operations, while also driving the same standard across recently acquired assets. Stewarding results with and without recent acquisitions creates transparency and required focus across our operations

GHG EMISSIONS[6, 25]

CORPORATE-WIDE OPERATED GHG EMISSIONS INTENSITY

- ExxonMobil xAcquisitions
- ExxonMobil

(T/100 T)


30
25
20
15
10
5
0
2030 Emission-Reduction Plans
2016 17 18 19 20 21 22 23 2024

CORPORATE-WIDE OPERATED HYDROCARBON FLARING INTENSITY

- ExxonMobil xAcquisitions
- ExxonMobil

(m3/T)


15
10
5
0
2030 Emission-Reduction Plans
2016 17 18 19 20 21 22 23 2024

CORPORATE-WIDE OPERATED METHANE EMISSIONS INTENSITY

- ExxonMobil xAcquisitions
- ExxonMobil

(T/100 T)


0.08
0.06
0.04
0.02
0.00
2030 Emission-Reduction Plans
2016 17 18 19 20 21 22 23 2024

FINANCIAL

RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE)[15]

(10-year average, percent)


10
8
6
4
2
0
XOM Chevron Shell Total BP

CASH FLOW FROM OPERATIONS AND ASSET SALES (CFOAS)[15]

- 10-Year Average
- 2024

(dollars in billions)


80
60
40
20
0
XOM Chevron Shell Total BP

TOTAL SHAREHOLDER RETURN (TSR)[16]

- 10-Year
- 5-Year
- 3-Year
- 2024

(average, percent)


30
20
10
0
-10
-20
XOM Chevron Shell Total BP

2024 COMPENSATION ACTIONS | CEO

PAY DELIBERATIONS

Mr. Woods is responsible for executing the Company's long-term strategic objectives while progressing plan goals in support of these objectives.

In 2024, the Company delivered industry-leading business results across all performance dimensions. Under Mr. Woods' leadership, the Company maintained its commitment to advantaged long-term investments and actively reduced structural costs.[18] This continues to position the Company well to capture upside opportunities and provides flexibility to consider further investments as the opportunity pipeline matures, technology advances, and markets and policies evolve.

The Committee noted strong business results in each performance dimension:

- **Operations:** Industry-leading personnel safety performance[3, 5]; record three consecutive years with zero higher-consequence process safety events[12]; remain on track to achieve 2030 GHG emission intensity reduction plans.[6]
- **Financial:** IOC[2]-leading earnings, ROCE, and total shareholder returns (TSR); earnings driven by strong portfolio investment returns, accretive volumes, and structural efficiencies[18]; maintaining debt-to-capital ratio consistent with a strong AA rating.
- **Energy transition:** More than 15% reduction in corporate-wide GHG emissions intensity[6]; continued progress to achieve net-zero in heritage Permian unconventional operations by 2030. Continuing more than $20 billion in lower-emission investments (2022-2027), positioning for strong double-digit returns and growing production of high-value products, including lower-emission fuels, Proxxima™ products, and carbon materials.
- **Business portfolio:** Integrated investment portfolio that remains resilient across price cycles and a transitioning energy system; accomplished transformational acquisition of Pioneer, increasing high-quality Permian acreage and resulting in immediate volumes uplift; establishing clear leadership position in Low Carbon Solutions, strengthened by acquisition of Denbury; significant progress on foundational investments in the U.S. Gulf Coast, CCS (first world-scale, end-to-end CCS system[23]), lithium, and low-carbon hydrogen (world's first low-carbon hydrogen project).
- Strengthened culture by fully leveraging *we are ExxonMobil* culture framework; continued investment in leadership development with 60% of leaders trained in leadership programs; highest response rate to company-wide employee survey, demonstrated strong engagement and year-over-year improvement in Corporate priority areas: understanding Company purpose and strategy, fostering a productive and inclusive environment, and sustaining and improving our culture.

In acknowledgement of these achievements, the Committee awarded total direct compensation of $33.2 million. Consistent with our pay philosophy, a significant portion was delivered through performance shares with 5- and 10-year vesting periods.

CEO COMPENSATION

TOTAL DIRECT COMPENSATION


Salary
Bonus
Stock-Based Awards
(millions)
$33.0
$29.9
$33.2
94% variable pay, at risk
2022
2023
2024

REALIZED PAY


Total Cash
Vesting of Previous Awards
(millions)
$18.1
$15.6
$17.6
2022
2023
2024
% of Total Direct Compensation
55%
52%
53%

- 2024 total direct compensation up 11% versus 2023, reflective of strong stock price
- 80% of CEO total direct compensation delivered in the form of performance shares with long restriction periods

CEO COMPENSATION BENCHMARKING1 TOTAL DIRECT COMPENSATION 0 Strength of program design demonstrated across dynamic market conditions and a complex business environment 0 Highly performance based, tied to business and individual performance, and greater degree of volatility versus programs of compensation benchmark companies 1-YEAR TOTAL DIRECT COMPENSATION 10-YEAR TOTAL DIRECT COMPENSATION (2023) (2023, 2013 to 2022) ExxonMobil Compensation Benchmark Companies 2023 2013-2022 Range 97th Percentile 1 XOM 3 4 5 6 7 8 9 10 11 12 13 1 XOM 3 4 5 6 7 8 9 10 11 12 13 (rank position) (rank position by 2023 compensation) REALIZED AND UNREALIZED PAY 0 Combined 10-year realized and unrealized pay normalizes for different award types and restriction periods 0 Relative position in 10-year realized pay further underscores the impact of long restriction periods, the longest across all industries 10-YEAR COMBINED REALIZED AND UNREALIZED PAY 10-YEAR REALIZED PAY (2014 to 2023) (2014 to 2023) ExxonMobil Compensation Benchmark Companies ExxonMobil Compensation Benchmark Companies 46th Percentile 1st Percentile 1 2 3 4 5 6 XOM 8 9 10 11 12 13 1 2 3 4 5 6 7 8 9 10 11 XOM 13 (rank position) (rank position)

2025 Proxy Statement	61

2024 COMPENSATION ACTIONS | MANAGEMENT COMMITTEE KATHRYN A. MIKELLS, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Ms. Mikells is responsible for all corporate finance departments, including financial planning and reporting, Tax, Treasurer's, and Audit functions. Ms. Mikells also oversees Global Business Solutions (GBS), strategic planning, and investor relations. In 2024, Ms. Mikells provided strategic and executive oversight in the following areas: Financial / Corporate strategy: Driving organizational and structural improvements across the Salary 7% portfolio; sustained leadership focus on delivering IOC2-leading earnings, ROCE, and TSR, with ROCE and TSR leading IOC peers on 1-, 3-, and 5-yr basis; maintaining strong balance sheet with net debt-to-capital ratio at 13%, consistent with strong AA rating; delivered $36 billion to shareholders through dividends and share repurchases, 42 consecutive years of increased annual dividend, achievement only 4% of S&P 500 companies can claim. $17.4M External engagement: Strong annual shareholder meeting result with highest alignment of top 10 investors in over a decade; driving sustained shareholder engagement and understanding through strong communications and effectively leveraging the Board and management. Risk management: Driving effective culture; external assessment confirming strong leadership 93% variable pay at risk tone and Enterprise Risk Management program; zero enterprise level risk events impacting business performance. End-to-end value capture: Structural cost savings via process and systems transformation, consolidation, and simplification of transactional processes; delivering procurement cost reductions for purchased goods and services, and delivering data-driven insights to optimize overall organization performance. In acknowledgement of these achievements, the Committee awarded total direct compensation of $17.4 million. NEIL A. CHAPMAN, SENIOR VICE PRESIDENT Mr. Chapman is responsible for the Upstream business, Global Trading, and the enterprise-wide Technology and Engineering functions. In 2024, Mr. Chapman provided strategic and executive oversight in the following areas: Operations: Sustaining focus on Upstream industry LTIR leadership and contractor trend3, 20% improvement in heritage operations; 6th consecutive year of reduced Upstream operated emissions intensity6; zero routine flaring in heritage Permian operations since 202226. Financial: Delivered Upstream earnings of $25.4 billion; delivered on commitment of $6.3 billion in structural cost savings17, 18, driven by divestments and operating efficiencies. Energy transition: Through continued leadership focus, remain on track with 2030 net-zero $19.1M Scope 1 and 2 plans for heritage Permian operations, developing roadmap for heritage Pioneer to achieve net-zero by 2035, accelerating 15 years vs. pre-acquisition target. Business portfolio: 0 Completed acquisition of Pioneer, ~50% faster than similar deals in recent years, doubling Permian 93% variable pay at risk footprint and creating industry-leading undeveloped U.S. unconventional inventory position0 Driving improved production mix through strategic divestments and sustained investment in advantaged assets; grew Guyana and Permian production by 680 Koebd vs. 2023; sustained industry-leading project delivery and operations performance in Guyana, FPSO 1, 2, and 3 exceeding investment basis and FPSO 3 ahead of schedule, with FPSOs 4 and 5 on schedule for respective start-ups; progressed global LNG growth strategy with Mozambique Rovuma securing funding and entering Front End Engineering Design (FEED); ongoing scale-up of technology deployed to improve capital efficiency by 20% and recovery by 7% 0 Enterprise Technology and Engineering organizations delivering ongoing cost savings and driving scalable high-value technology deployment and investment across business lines 0 Strengthened trading capabilities to maximize value from our world-scale asset portfolio; further leveraged Corporate advantages to capture additional earnings and grew optionality by adding third-party volumes to our portfolio In acknowledgement of these achievements, the Committee awarded total direct compensation of $19.1 million.

62	2025 Proxy Statement

JACK P. WILLIAMS, JR., SENIOR VICE PRESIDENT Mr. Williams is responsible for the Product Solutions business, as well as enterprise-wide Supply Chain and Global Projects functions. In 2024, Mr. Williams provided strategic and executive oversight in the following areas: Operations: Record low, industry-leading Downstream and Chemical LTIR performance3, 5; Salary 7% best reliability since 2021, driven by record Chemical manufacturing performance; continued consistent delivery of 1Q turnaround performance in duration and cost, completed 2024 turnarounds at 72% of previous cycle27. Financial: Delivered $9.7 billion of earnings from Energy, Chemical, and Specialty Products; delivered on commitment of $5.6 billion in structural efficiencies by year-end 202417, 18; $19.1M improving earnings potential ~2x vs. 2019 on constant margin basis. Energy transition: Refining and chemical businesses among the lowest in industry for GHG intensity28; progressing activities to support GHG intensity reduction by ~10% in operated Scope 1 and 2 emissions intensity by 2030 (vs. 2016)22. 93% variable pay at risk Business portfolio: 0 Delivering on commitment to strengthen value and overall competitiveness, increased high-value product sales to record level, representing ~35% of earnings; progressed advantaged projects for successful start-ups in 2025; established plans to enter new high-value markets with advantaged products: ProxximaTM products and carbon materials, which transforms low-value fuel components into high-performance, high-demand materials critical to the energy transition0 Global Projects safely executed highest annual work hours since formation (~55M work hours); 90% of projects benchmarked in 1Q29, driving ~$10 billion in cost savings through 203030; 2024 project portfolio outperformed plan and below budget, with largest portfolio of advantaged projects in the last decade 0 Supply Chain delivered $0.5 billion of structural efficiencies and $1 billion of working capital reduction by developing scalable solutions, streamlined processes, and advanced analytics across global supply chain activities In acknowledgement of these achievements, the Committee awarded total direct compensation of $19.1 million. Angela F. Braly Chair, Compensation Committee Exxon Mobil Corporation In 2024, the Company delivered industry-leading business results across all performance dimensions. It strengthened its portfolio through growth of advantaged projects and acquisitions, including the transformational merger with Pioneer, and growth in new markets with ProxximaTM products and carbon materials. Our executives' pay is directly linked to the Company's commitment to drive sustainable growth in shareholder value while meeting society's needs for energy and essential products and positioning the Company for long-term success in a lower-emission future. The Company's long-term strategy reflects its continued commitment to meeting society's needs for energy, essential products, and reduced emissions. Every element of executive pay is directly tied to performance across all performance dimensions and progress against plan goals and objectives, which are reflective of the Company's long-term strategic objectives. This ensures alignment with your interests as a shareholder. Your valuable input has provided us the opportunity to continue to refine and enhance our disclosure, ensuring it provides transparency on the Compensation Committee's pay deliberations, and clarity on how performance against the Company's strategic objectives drives pay outcomes. I look forward to our continued engagement and hope you will join the Board in voting "FOR" Item 3.

2025 Proxy Statement	63

OTHER COMPENSATION ELEMENTS RETIREMENT PLANS The Company's approach to talent development stems from the need to develop future leaders broadly and deeply given the complexity and long-term nature of the business. Retirement plans support the Company's talent management approach and are designed to attract and retain talent for a career. See our Investing in People supplement for more information.7 Retirement plans include: 0 Defined contribution plans, such as the Company's savings plans, that are attractive to new hires who can begin building an account balance immediately; and 0 Defined benefit plans, such as the Company's pension plans, that help retain mid- and late-career employees until retirement age. These are viewed as the primary vehicles for retirement planning. Retirement plans also strengthen commitment to high performance standards. Salary and bonus amounts that form the basis for these plans are determined by individual performance. Named Executive Officers participate in the same savings and pension plans as all other U.S.-dollar-paid professional employees. Change-in-control is not a triggering event under any ExxonMobil benefit plan. Below are brief descriptions of the plans. See the Pension Benefits and Nonqualified Deferred Compensation sections on pages 75 to 77 for more details. Savings Plans Pension Plans Qualified 0 ExxonMobil Savings Plan (EMSP) provides company- 0 ExxonMobil Pension Plan (EMPP) provides a matching contribution of 7% of eligible salary if pension benefit when leaving the Company if age, employee contributes minimum 6% of salary service, and other provisions under the plan are met 0 Subject to U.S. Internal Revenue Code limits on 0 Subject to U.S. Internal Revenue Code limits on amount of pay taken into account and total amount compensation included and benefits paid of contributions Nonqualified 0 Supplemental Savings Plan (SSP) provides 0 Supplemental Pension Plan (SPP) provides continuation of Company-matching contributionpension benefits that cannot be paid from EMPP of 7% of eligible salary that would not otherwise due to U.S. Internal Revenue Code limits be made to the qualified Savings Plan due to U.S. Internal Revenue Code limits 0 Additional Payments Plan (APP) provides pension benefits tied to annual cash bonus 0 Does not permit employee contributions

64	2025 Proxy Statement

SHARE UTILIZATION The Compensation Committee establishes a ceiling for performance share awards on an annual basis. The overall number of shares underlying awards granted in 2024 represents dilution of 0.2%. This dilution results in a lower relative impact on earnings per share at time of grant versus compensation benchmark companies and is 65% below the average of compensation benchmark companies, based on historical grant patterns. GRANTING PRACTICES The Compensation Committee grants annual incentive awards to the Company's senior executives at its regular November meeting. A committee comprised of ExxonMobil's CEO and Management Committee grants incentive awards to other eligible employees within the parameters of the bonus and performance share award ceilings approved by the Compensation Committee. Annual grants are made on a schedule aligned with the schedule of the Compensation Committee. The Committees may also grant awards as needed based on personnel developments within the parameters of the award ceilings approved by the Compensation Committee in November. The Company's compensation program does not include granting stock options. No stock options have been granted since 2001 and there are no plans to make such grants in the future. TAX MATTERS The Company does not provide tax assistance for either bonus or performance share awards. Starting in 2018, the U.S. Internal Revenue Code was amended so that annual compensation, including performance-based compensation, in excess of $1 million paid to the CEO, the Principal Financial Officer, and the other three most highly paid executives is not tax deductible by the Corporation, with an exception for compensation and benefits awarded or accrued prior to November 2017. Executives may not elect to defer any element of compensation. Nonqualified pension and other benefits have been designed in a manner intended to avoid additional taxes that could potentially be imposed on the recipients of such amounts by Section 409A of the U.S. Internal Revenue Code. This is achieved by setting the form and timing of distributions to eliminate executive and Company discretion. This section is based on the Company's interpretation of current U.S. tax laws.

2025 Proxy Statement	65

RISK AND GOVERNANCE Executive Stock 0 Long restriction periods on performance shares result in executives maintaining significant Ownership stock ownership during employment and for 10 years into retirement, the majority of which remain unvested 0 Stock ownership far exceeds the typical standard ownership guideline of 6 times base salary 0 Actual CEO stock ownership is 98 times salary resulting from 84% of unvested shares; similarly, stock ownership for other Named Executive Officers ranges from 46 to 82 times salary; at retirement, the CEO and other Named Executive Officers will have approximately 70% of unvested shares outstanding that will vest over a 10-year period 0 Average stock ownership of all U.S.-dollar-paid executive officers is 47 times salary Significant 0 Uniquely long restriction periods on performance shares substantially increase the percentage Pay-at-Risk of career compensation at risk well into retirement 0 Unvested performance share awards cannot be used as collateral for any purpose Strong Forfeiture 0 Unvested performance share awards are at risk of forfeiture in the event of early retirement Provisions and/or detrimental activity, including up to 10 years into retirement, if such activity occurs or is discovered after retirement 0 In the event of retirement prior to age 65 but after eligibility for early retirement (i.e., at least 55 years of age with at least 15 years of service), the Compensation Committee, in the case of an executive officer, must approve the retention of awards. Forfeiture provisions remain in place until an award has vested, including those that vest post retirement Clawback Policies 0 In the event of a material negative restatement of ExxonMobil's reported financial or operating results, the Board is authorized to take actions as it deems necessary and appropriate, including the recoupment (clawback) of any bonus paid to an executive officer 0 Policies, found under the Governance section of ExxonMobil.com, reflect the Company's high ethical standards and strict compliance with accounting and other regulations applicable to public companies, including compliance with NYSE Rule 10D-1 Anti-Hedging/ 0 Company policy prohibits all active executive, management, professional, or technical Derivative Policy employees and directors from being a party to a derivative or similar financial instrument, including puts, calls, or other options, future or forward contracts, or equity swaps or collars, on ExxonMobil common stock or trading in the oil or natural gas futures markets Annual Assessment of 0 Compensation Committee reviews the effectiveness and competitiveness of the compensation Compensation Design program design annually; this includes a periodic assessment of alternate methodologies 0 During this annual review, the Committee also considers the insights gained from extensive shareholder engagement throughout the year Independent 0 Compensation Committee utilizes the expertise of an external independent consultant Compensation 0 For more information, see page 38 Consultant

66	2025 Proxy Statement

No Employment 0 CEO and other Named Executive Officers are "at-will" employees and as such do not have Contracts employment contracts, severance agreements, or change-in-control arrangements with No Severance the Company Agreements 0 Eliminates any real or perceived "safety net" with respect to job security and increases the risk and consequences to the individual for performance that does not meet the No Change-in-Control highest standards Arrangements No Guaranteed 0 Bonus subject to year-on-year change in earnings performance; remains at risk Bonuses 0 Demonstrated by bonus program suspension in 2020; no award granted No Additional Stock 0 Compensation Committee sets the size of the performance share program and does not Grants to Balance support a practice of offsetting a loss or gain in the value of prior performance share grants Losses in Value by the value of current-year grants 0 Such a practice would minimize the risk/reward profile of stock-based awards and undermine the long-term view that executives are expected to adopt No Accelerated 0 Performance shares are not subject to acceleration, not even at retirement, except in the Vesting at Retirement case of death 0 Unvested performance shares cannot be used as collateral for any purpose COMPENSATION PROGRAM UNDERPINNED BY STRONG GOVERNANCE PRACTICES THAT DISCOURAGE INAPPROPRIATE RISK TAKING

2025 Proxy Statement	67

FREQUENTLY USED TERMS Please also read the Footnotes on page 69 and the additional Frequently Used Terms in Exhibit A starting on page 90 for important information, including additional definitions and reconciliation of non-GAAP measures. Performance Share Program is the terminology used to describe our long-term award program to better reflect the strong connection between performance and pay. Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, RTX, and Verizon. These are the same companies noted in the 2024 Proxy Statement. Reported Pay is total compensation as reported in the Summary Compensation Table. Total Direct Compensation is compensation granted during the year, including salary, bonus, and the grant date fair value of performance shares. Realized Pay is compensation actually received by the CEO during the year, including salary, cash bonus, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans. Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company's closing stock price at fiscal year-end 2023 of unvested restricted stock awards; unvested long-term share- and cash-performance awards, valued at target levels; and the "in the money" value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award. Share-denominated equity grants are based on a fixed number of shares; aligns award values with shareholder outcomes. ExxonMobil uses this approach; results in a greater degree of volatility than a dollar-denominated approach. Dollar-denominated equity grants are based on target dollar value with underlying units adjusted to achieve target value; results in less volatility than a share-denominated award. Corporate Officers refers to the Company's senior management team and includes, but is not limited to, the Corporation's "Executive Officers" as defined by SEC rules. The term includes persons who may be officers of affiliates, not of Exxon Mobil Corporation, and does not include all persons holding ExxonMobil officer titles. Stock Ownership includes vested shares, unvested restricted shares, and shares underlying unvested restricted stock units. Return on Average Capital Employed (ROCE, return on capital employed) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation's net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see Exhibit A starting on page 90. Cash Flow from Operations and Asset Sales (CFOAS) is the sum of the net cash provided by operating activities and proceeds from asset sales and returns of investments from the Consolidated Statement of Cash Flows. For additional information, see Exhibit A starting on page 90. Total Shareholder Return (TSR) measures the change in value of an investment in common stock over a specified period of time, assuming dividend reinvestment. For additional information, see Exhibit A starting on page 90. ROCE (%) CFOAS ($)* TSR (%) Financial Performance 10-yr avg 10-yr avg 2024 10-yr avg 5-yr avg 3-yr avg 2024 ExxonMobil 9.1 43.4 60.0 6.1 14.5 25.0 11.3 Chevron 6.6 30.2 39.2 7.0 8.5 11.5 1.4 Shell 6.0 47.7 55.3 4.8 5.7 17.6 -0.8 TotalEnergies 7.2 30.4 33.8 6.7 6.3 9.3 -15.1 BP 2.3 26.4 29.2 3.5 0.7 8.6 -11.8 *dollars in billions

68	2025 Proxy Statement

FOOTNOTES 1 Total Direct Compensation, Realized Pay, and Unrealized Pay are defined in the Frequently Used Terms on page 68. The Frequently Used Terms also identify the compensation benchmark companies. For consistency, CEO compensation versus compensation benchmark companies as discussed on pages 49 and 61 is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2024. Benchmark company data for 2024 not available at time of publication. 2 Integrated Oil Company (IOC) peers: BP, Chevron, Shell, and TotalEnergies. 3 Our workforce Lost-Time Incident Rate for 2020-2024 was 0.02 per 200,000 work hours, based on ExxonMobil 2020, 2021, 2022, 2023, and 2024 full-year performance data as of January 17, 2025. Performance data may include rounding. Incidents include injuries and illnesses. ExxonMobil workforce includes employees, contractors, and recent acquisitions (Denbury data beginning November 2, 2023, and Pioneer data beginning May 3, 2024). 4 Industry benchmark: International Association of Oil & Gas Producers (IOGP) safety performance indicators and American Fuel & Petrochemical Manufacturers (AFPM) Report of Occupational Injuries and Illnesses are the Upstream and Downstream industry benchmarks, respectively. IOGP safety performance indicators data converted from incidents per 1,000,000 work hours to incidents per 200,000 work hours. ExxonMobil analysis of data published by AFPM and IOGP. 2024 industry data not available at time of publication. Performance data may include rounding. 5 In addition, see publicly available industry data for industry peer comparators Chevron, Shell, and TotalEnergies reported on a per million hour work basis and converted to 200,000 work hour basis for comparison, 2020-2023. 6 ExxonMobil 2030 GHG emission-reduction plans are intensity-based and for Scope 1 and 2 greenhouse gas emissions from operated assets compared to 2016 levels. ExxonMobil's reported emissions, reductions, and avoidance performance data are based on a combination of measured and estimated emissions data using reasonable efforts and collection methods. Calculations are based on industry standards and best practices, including guidance from the American Petroleum Institute (API) and Ipieca. There is uncertainty associated with the emissions, reductions, and avoidance performance data due to variation in the processes and operations, the availability of sufficient data, quality of those data, and methodology used for measurement and estimation. Performance data may include rounding. Changes to the performance data may be reported as part of the Company's annual publications as new or updated data and/or emission methodologies become available. We are working to continuously improve our performance and methods to detect, measure, and address greenhouse gas emissions. ExxonMobil works with industry, including API and Ipieca, to improve emission factors and methodologies, including measurements and estimates. Scope 1 and 2 emissions and intensity totals are calculated using market based method for Scope 2. For additional information, see https://corporate.exxonmobil.com/news/news-releases/2021/1201_exxonmobil-announces-plans-to-2027-doubling[1]earnings-and-cash-flow-potential-reducing-emissions. 7 For more information on our Corporate Plan to 2030, visit our website at investor.exxonmobil.com/2024-corporate-plan-update. Additional information on the Annual Report included with ExxonMobil's 2025 Proxy Statement is available on our website at exxonmobil.com/annualreport. See also Advancing Climate Solutions, Sustainability Report, and Investing in People supplement available at exxonmobil.com. These reports are for information only and are not incorporated as part of the 2025 Proxy Statement. 8 Assumes no change to salary or award grant versus 2024, until age 65 retirement. 9 Bonus program is based on estimate of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance. 10 Compensation benchmark companies are the same companies noted in the 2024 Proxy Statement. See Frequently Used Terms for a full list of benchmark companies. Revenue data represents the fiscal year ending in 2024. Excludes sales-based taxes and intersegment revenues. 11 Compensation Benchmark Comparator 2023 bonus maximum average 400% of salary. Maximum calculated for each benchmark company based on public information, resulting value divided by 2023 salary. 2024 data for benchmark companies not available at time of publication. 12 Performance data as of January 17, 2025, including recent acquisitions (Denbury data beginning November 2, 2023, and Pioneer data beginning May 3, 2024). Based on ExxonMobil analysis of the actual consequences of process safety events. May include events classified as greater or lesser consequence (i.e., Tier 1 or Tier 2) under API Recommended Practice 754. For more information on process safety at ExxonMobil, see our Sustainability Report. 13 ExxonMobil data includes hydrocarbon, drilling fluid, and chemical spills greater than 1 barrel (bbl). Based on performance data as of February 12, 2025, including recent acquisitions (Denbury data beginning November 2, 2023, and Pioneer data beginning May 3, 2024). 14 Capacity loss characterizes actual controllable production levels versus the established demonstrated capacity of the operations. 15 Competitor data estimated on a consistent basis with ExxonMobil and based on public information. For definitions and data points, see Frequently Used Terms and Financial Performance table, as well as Exhibit A starting on page 90 for additional definitions and reconciliation of non-GAAP measures. 16 Growth rate of an investor's holdings with reinvestment of dividends. For definitions and data points, see Frequently Used Terms and Financial Performance table on page 68. 17 Versus 2019; excludes recent acquisitions of Denbury (November 2023) and Pioneer (May 2024). 18 See Exhibit A starting on page 90 for information on structural cost savings. 19 Total capex of $28 billion in 2024, within communicated guidance. Cash capex in the range of $27-$29 billion in 2025 and $28-$33 billion annually from 2026-2030. 20 Based on comparison of 2024 emissions intensity performance of Liza Unity, Liza Destiny, and Payara Prosperity to publicly available data, third-party sources (Rystad for oil and flowing gas), and ExxonMobil analysis. 21 Calculations for full-life cycle investment returns are based on ExxonMobil internal plans for major projects and include internal price assumptions. 22 Downstream and Chemical operated assets. 23 "End-to-end CCS system" entails integration of CO2 capture, transportation, and storage. 24 The Baytown hydrogen project is pre-FID. Final investment decision anticipated in 2025 subject to final 45V regulations for hydrogen production credits. 25 Using the latest set of full-year performance data as of March 1, 2025. 26 References to routine flaring herein are consistent with the World Bank's Zero Routine Flaring by 2030 Initiative/Global Gas Flaring Reduction Partnerships (GGFRP) principle of routine flaring, and excludes safety and non-routine flaring. 27 First-quartile cost and schedule performance based on Solomon Associates benchmarking and ExxonMobil analysis. 28 Based on Scope 1 and 2 emissions of ExxonMobil operated assets. Refining performance results based on ExxonMobil analysis of 2020 Solomon Associates' proprietary Carbon Emissions Index; Chemicals performance results based on ExxonMobil analysis of key competitors' publicly available information; annual data (2016-2023). 29 Based on third party benchmarking results from Independent Project Analysis (IPA). 30 Since Global Projects formation in 2019. Statements regarding plans, objectives, and other future events or conditions are forward-looking statements. See the "Cautionary Statement" included in Exhibit A starting on page 90 for important additional information about these statements, including factors that could cause actual results to differ materially.

2025 Proxy Statement	69

EXECUTIVE COMPENSATION TABLES SUMMARY COMPENSATION TABLE FOR 2024 Change in Pension Value and Nonqualified Non-Equity Deferred Stock Option Incentive Plan Compensation All Other Name and Salary Bonus Awards Awards Compensation Earnings Compensation Total Principal Position Year ($)1 ($)2 ($)3 ($) ($) ($)4 ($)5 ($) D.W. Woods 2024 1,969,000 4,548,000 26,721,000 0 0 10,417,644 396,893 44,052,537 Chairman and CEO 2023 1,875,000 4,787,000 23,199,750 0 0 5,922,953 1,135,195 36,919,898 2022 1,703,0006,382,000 24,939,000 0 0 2,506,363 378,868 35,909,231 K.A. Mikells 2024 1,276,000 2,875,000 13,253,616 0 0 1,417,238 90,577 18,912,431 Senior Vice President; CFO 2023 1,221,000 3,154,000 12,146,358 0 0 1,119,807 406,391 18,047,556 2022 1,100,0004,376,000 13,744,160 0 0 701,823 91,842 20,013,825 N.A. Chapman 2024 1,259,000 3,118,000 14,726,240 0 0 6,423,300 168,167 25,694,707 Senior Vice President 2023 1,199,000 3,282,000 12,785,640 0 0 4,107,361 541,441 21,915,442 2022 1,100,000 4,035,000 12,369,744 0 0 3,566,197 113,653 21,184,594 J.P. Williams, Jr. 2024 1,271,000 3,118,000 14,726,240 0 0 6,045,333 241,057 25,401,630 Senior Vice President 2023 1,210,000 3,282,000 12,785,640 0 0 5,279,287 380,389 22,937,316 2022 1,100,000 4,206,000 13,056,952 0 0 3,764,611 94,331 22,221,894 K.T. McKee 2024 1,116,200 2,659,000 12,208,528 0 0 7,399,058 91,231 23,474,017 President, ExxonMobil 2023 1,063,000 2,799,000 10,599,708 0 0 5,545,285 87,304 20,094,297 Product Solutions 2022 908,500 3,617,000 11,205,924 0 0 4,144,445 79,936 19,955,805 TOTAL DIRECT COMPENSATION The following pro forma table displays total direct compensation, which includes salary, bonus, and stock award value. In its pay deliberations, the Compensation Committee considers total direct compensation as it excludes the volatility that results from changes in pension value and all other compensation. See pages 60 to 63 for details. Total DirectSalaryBonusStock Awards Compensation Name Year($)1($)2($)3($) D.W. Woods 2024 1,969,000 4,548,000 26,721,000 33,238,000 2023 1,875,000 4,787,000 23,199,750 29,861,750 2022 1,703,000 6,382,000 24,939,000 33,024,000 K.A. Mikells 2024 1,276,000 2,875,000 13,253,616 17,404,616 2023 1,221,000 3,154,000 12,146,358 16,521,358 2022 1,100,000 4,376,000 13,744,160 19,220,160 N.A. Chapman 2024 1,259,000 3,118,000 14,726,240 19,103,240 2023 1,199,000 3,282,000 12,785,640 17,266,640 2022 1,100,000 4,035,000 12,369,744 17,504,744 J.P. Williams, Jr. 2024 1,271,000 3,118,000 14,726,240 19,115,240 2023 1,210,000 3,282,000 12,785,640 17,277,640 2022 1,100,000 4,206,000 13,056,952 18,362,952 K.T. McKee 2024 1,116,200 2,659,000 12,208,528 15,983,728 2023 1,063,000 2,799,000 10,599,708 14,461,708 2022 908,500 3,617,000 11,205,924 15,731,424

70	2025 Proxy Statement

[1] **Salary.** Effective January 1, 2025, the annual salary was increased for Mr. Woods to $2,058,000; Ms. Mikells to $1,321,000; Mr. Chapman to $1,316,000; Mr. Williams to $1,328,000; and Ms. McKee to $1,166,400. For more detail on the design of the salary program and determinations made by the Compensation Committee in 2024, see page 56.

[2] **Bonus.** The 2024 bonus was paid in cash at time of grant. For more details on the design of the bonus program and determinations made by the Compensation Committee in 2024, see page 56.

[3] **Stock Awards.** In accordance with disclosure regulations, the valuation of stock awards in this table represents the grant date fair value, which is equal to the number of performance shares awarded times the grant price. The grant price is the average of the high and low sale prices on the NYSE on the date of grant.

Grant Date	Grant Price ($)
November 26, 2024	118.76
November 29, 2023	103.11
November 30, 2022	110.84

Dividend equivalents paid on performance share awards are reflected in the grant date fair value and, therefore, not shown in the table.

For more details on the design of the performance share program and determinations made by the Compensation Committee in 2024, see pages 54 to 55 and notes to the tables on pages 73 and 74.

[4] **Change in Pension Value and Nonqualified Deferred Compensation.** The amounts shown in the Summary Compensation Table solely represent the positive change in pension value. SEC regulations do not allow for inclusion of negative pension amounts in the Summary Compensation Table. The Company's nonqualified deferred compensation plan (Supplemental Savings Plan) does not permit accrual of above-market or preferential earnings.

The change in pension value for 2024 is the increase between year-end 2023 and year-end 2024 in the present value of each executive's pension benefits under the plans. The following table provides a breakdown of the underlying factors impacting the change in pension value for 2024. For a description of the pension plans and the present value calculation, see pages 64 and 76.

	D.W. Woods		K.A. Mikells		N.A. Chapman		J.P. Williams, Jr.		K.T. McKee	
Factors	**$**	**%**	**$**	**%**	**$**	**%**	**$**	**%**	**$**	**%**
Interest Rates	2,853,273	7	181,166	9	2,211,294	7	2,160,774	7	1,359,896	6
Final Average Bonus	3,218,776	8	218,574	11	3,221,045	10	3,093,604	9	3,279,813	16
Final Average Salary	810,416	2	32,783	2	825,620	2	529,493	2	978,464	5
Age and Service	3,535,179	9	984,715	49	165,341	0	261,462	1	1,780,885	9
Change in Value	**10,417,644**	**26**	**1,417,238**	**71**	**6,423,300**	**19**	**6,045,333**	**19**	**7,399,058**	**36**

5 All Other Compensation. The following table breaks down the amounts included in the All Other Compensation column of the Summary Compensation Table for 2024. Personal Use Life Savings Personal of Company Financial Name Insurance ($) Plan ($) Security ($) Aircraft ($) Planning ($) Relocation ($) Total ($) D.W. Woods 0 137,830 97,904 148,758 12,401 0 396,893 K.A. Mikells 0 89,320 1,257 0 0 0 90,577 N.A. Chapman 39,727 88,130 28,506 0 0 11,804 168,167 J.P. Williams, Jr. 0 88,970 1,739 0 12,401 137,947 241,057 K.T. McKee 0 78,134 696 0 12,401 0 91,231 Life Insurance. Messrs. Woods and Williams, and Mmes. Mikells and McKee participate in the Company's broad-based employee life insurance program that provides coverage that equals 2 times base salary as an active employee. As permitted by disclosure regulations, the premium cost for a broad-based employee life insurance program is not required to be reported and therefore is excluded from this table. Mr. Chapman participates in the Company's senior executive term life insurance program that provides coverage of 4 times base salary until age 65 and a declining multiple thereafter until age 75, at which point the multiple remains at 2.5 times salary. The Company eliminated this program for all newly eligible senior executives as of October 2007. For executives with senior executive term life insurance coverage, the premium cost in any year depends on overall financial and mortality experience under the group policy. The amount shown is based on Internal Revenue Code tables used to value the term cost of such coverage. This valuation is applied since the actual life insurance premium is a single payment for a large group of executives that does not represent the cost of insuring one specific individual. Savings Plan. The Named Executive Officers participate in the same savings plan program as other U.S.-dollar-paid employees. The amount shown is the value of Company-matching contributions under ExxonMobil's tax-qualified savings plan and Company credits under the related nonqualified supplemental plan. For a description of the savings plan, see page 64. The value of the credits to the nonqualified supplemental plan is also disclosed in the Nonqualified Deferred Compensation table on page 77. Personal Security. The Company provides security for all employees, as appropriate based on an assessment of risk, which includes consideration of the employee's position and work location. Personal security for employees is aligned with the intent of the Company's security program to help employees securely and safely conduct business. The Company does not consider such security costs to be personal benefits because they arise from the nature of the employee's employment by the Company. However, disclosure regulations require certain security costs be reported as personal benefits for the CEO and other Named Executive Officers in the Summary Compensation Table. Due to the public profile of the CEO and Named Executive Officer roles and credible threat assessment, the following security services were provided and the associated costs shown in the table: security systems at primary residences; security services and personnel during travel, car and security driver. Security costs related to travel for business purposes are not included. The car provided for security reasons is valued based on the annualized cost or lease cost of the vehicle plus maintenance and fuel. Reported costs for rental cars utilized for security reasons during personal travel are the actual incremental costs. For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits are not allocated because the Company already incurs these costs for business purposes. For security contractors, the cost is the actual incremental cost of such contractors associated with the executive's personal time. For Mr. Woods, the amount shown includes: - $44,703 for residential security; - $31,906 for security costs related to personal travel; and - $21,295 for the cost of the car provided for security reasons as described above.

72	2025 Proxy Statement

Aircraft. Similarly, based on the same security considerations, the Board requires the Chairman and CEO to use the Company aircraft for both business and personal travel. The Board considers these costs necessary security-related business expenses rather than perquisites. Per the disclosure regulations, the incremental cost of aircraft usage for personal travel is reported. Incremental cost for personal use of the aircraft is based on direct operating costs (fuel, airport fees, incremental pilot costs, etc.) and does not include capital costs of the aircraft since the Company already incurs these costs for business purposes. The combined cost of car and aircraft for personal use due to security considerations, is at the 45th percentile of benchmark companies based on 2023 data (2024 benchmark data not disclosed at time of publication). Financial Planning. The Company provides financial planning services to senior executives, including tax preparation. This benefit is valued based on the actual charge for the services. The Company eliminated this benefit for all newly eligible senior executives as of January 2021. The Company continues to make a broad-based financial planning program available for all U.S.-dollar-paid employees. Relocation. The Company provides relocation assistance to all eligible employees on a consistent basis. Relocation costs in 2024 are the result of the closure of the office in Irving, Texas, and relocation of personnel to Spring, Texas during summer of 2023; Named Executive Officers received the same relocation assistance as all other employees. Of the amount shown for Messrs. Chapman and Williams, $4,645 and $62 are for tax reimbursement related to these relocation payments, respectively. GRANTS OF PLAN-BASED AWARDS FOR 2024 All Other All Other Estimated Estimated Stock Option Future Payouts Future Payouts Awards: Awards: Exercise Grant Date Under Non-Equity Under Equity Number of Number of or Base Fair Value Incentive Plan Awards Incentive Plan Awards Shares of Securities Price of of Stock and Stock or Underlying Option Option Threshold Target Maximum Threshold Target Maximum Units Options Awards Awards Name Grant Date ($) ($) ($) (#) (#) (#) (#) (#) ($/Sh) ($) D.W. Woods 11/26/2024 0 0 0 0 0 0 225,000 0 0 26,721,000 K.A. Mikells 11/26/2024 0 0 0 0 0 0 111,600 0 0 13,253,616 N.A. Chapman 11/26/2024 0 0 0 0 0 0 124,000 0 0 14,726,240 J.P. Williams, Jr. 11/26/2024 0 0 0 0 0 0 124,000 0 0 14,726,240 K.T. McKee 11/26/2024 0 0 0 0 0 0 102,800 0 0 12,208,528 In 2024, performance share grants were made in the form of restricted stock units. Each stock unit represents one share of ExxonMobil common stock. Performance shares granted to Named Executive Officers may be settled only in stock. During the restricted period, the executive receives a cash payment on each performance share corresponding to the cash dividends paid on an outstanding share of ExxonMobil stock. Unlike common stock, performance shares granted in stock units do not carry voting rights prior to settlement. The performance shares will be subject to restriction for 50% of the shares until 5 years after grant and for the balance of the shares until 10 years after grant. The restricted periods may not be accelerated except in the case of death. The grant date of November 26, 2024, is the same as the date on which the Compensation Committee of the Board met to approve the annual awards. For details of grant date fair value, see page 71. For more information on performance shares and details regarding ExxonMobil's restrictions and forfeiture provisions, see pages 54, 55, and 66.

2025 Proxy Statement	73

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2024

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
D.W. Woods	0	0	0	0	-	1,498,550	161,199,024	0	0
K.A. Mikells	0	0	0	0	-	539,800	58,066,286	0	0
N.A. Chapman	0	0	0	0	-	824,700	88,712,979	0	0
J.P. Williams, Jr.	0	0	0	0	-	804,800	86,572,336	0	0
K.T. McKee	0	0	0	0	-	445,750	47,949,328	0	0

Performance shares shown in the table above include both restricted stock and restricted stock units. The market value is based on the 2024 year-end closing stock price of $107.57. This value has not been risk adjusted. Restricted stock awards have substantially the same terms as restricted stock units, except that restricted stock carries voting rights the same as common stock. Performance shares granted prior to 2020 included additional restriction on the 10-year portion such that vesting is delayed until retirement if later than 10 years.

For Ms. McKee, the table above includes 15,700 performance shares that were granted before she became an executive officer, and are subject to a different vesting schedule than her current and more recent awards, but otherwise have the same terms as awards granted to other executive officers. These remaining outstanding performance shares vest in seven years from grant date.

For more information regarding the performance share program, see pages 54 and 55, and notes to the table on page 73.

The following table shows the dates on which the respective restricted periods for the performance shares shown in the table above expire, assuming the awards are not forfeited and the executive is living when the restrictions lapse.

	Date Restrictions Lapse and Number of Performance Shares					
Name	2025	2026	2027	2028	2029	2030 and Later, Including Beyond Retirement
D.W. Woods	102,500	107,500	112,500	112,500	112,500	951,050
K.A. Mikells	0	93,200	62,000	58,900	55,800	269,900
N.A. Chapman	47,900	53,200	55,800	62,000	62,000	543,800
J.P. Williams, Jr.	42,550	53,200	58,900	62,000	62,000	526,150
K.T. McKee	37,950	30,600	50,550	51,400	51,400	223,850

OPTION EXERCISES AND STOCK VESTED FOR 2024 Option Awards Stock Awards Number of Shares Value Realized Number of SharesValue Realized Name Acquired on Exercise (#) on Exercise ($) Acquired on Vesting (#)on Vesting ($) D.W. Woods 0 0 90,000 10,688,400 K.A. Mikells 0 0 0 0 N.A. Chapman 0 0 47,900 5,688,604 J.P. Williams, Jr. 0 0 42,550 5,053,238 K.T. McKee 0 0 30,050 3,556,028 In 2024, restrictions lapsed on 50% of performance share awards that were granted in 2019 for Messrs. Woods, Chapman, and Williams. For Ms. McKee, restrictions lapsed on 50% of performance share awards that were granted in 2017 and 2019. The number of shares acquired on vesting is the gross number of shares to which the award relates. The value realized is the gross number of shares times the market price, which is the average of the high and low sale prices on the NYSE on the date that the restrictions lapse. The net number of shares acquired (gross number of shares less shares withheld for taxes) are: D.W. Woods: 54,585 | N.A. Chapman: 29,051 | J.P. Williams, Jr.: 25,806 | K.T. McKee: 18,224 For more information regarding the performance share program, see pages 54 and 55, and notes to the table on page 73. PENSION BENEFITS FOR 2024 Number of YearsPresent Value ofPayments During Credited Service (a)Accumulated BenefitLast Fiscal Year Name Plan Name (#)($)($) D.W. Woods ExxonMobil Pension Plan 32.34 2,186,7510 ExxonMobil Supplemental Pension Plan 32.34 11,070,730 0 ExxonMobil Additional Payments Plan 32.34 38,098,916 0 K.A. Mikells ExxonMobil Pension Plan 3.40 221,403 (b) 0 ExxonMobil Supplemental Pension Plan 3.40 642,292 (b) 0 ExxonMobil Additional Payments Plan 3.40 2,553,692 (b) 0 N.A. Chapman ExxonMobil Pension Plan 40.34 2,589,959 0 ExxonMobil Supplemental Pension Plan 40.34 7,411,345 0 ExxonMobil Additional Payments Plan 40.34 29,998,704 0 J.P. Williams, Jr. ExxonMobil Pension Plan 37.70 2,497,915 0 ExxonMobil Supplemental Pension Plan 37.70 7,183,017 0 ExxonMobil Additional Payments Plan 37.70 29,289,597 0 K.T. McKee ExxonMobil Pension Plan 34.21 2,094,606 0 ExxonMobil Supplemental Pension Plan 34.21 4,883,120 0 ExxonMobil Additional Payments Plan 34.21 21,024,783 0 (a) Named Executive Officers have not received any additional service credit. Actual service is reflected in the table. (b) Ms. Mikells automatically began participating in the pension plan upon employment and will be vested when she has 5 years of vesting service. In the event of termination prior to 5 years of vesting service, there is no benefit payable under the ExxonMobil Pension Plan, Supplemental Pension Plan or Additional Payments Plan.

2025 Proxy Statement	75

PENSION PLAN Defined benefit plans provide an annual benefit of 1.6% of final average pay per year of service, with the qualified plan having an offset for Social Security benefits. For a description of the plans, see page 64. Below are the calculations and forms of payments for each plan: Pension Plan Supplemental Pension Plan Additional Payments Plan Type Qualified Nonqualified Nonqualified Calculation 1.6% x final average salary1 1.6% x final average salary1 1.6% x average annual bonus2 x years credited service, x years credited service x years credited service less a Social Security offset Form of Payment Benefit available as a lump sum Paid in the form of an equivalent Paid in the form of an equivalent or in various annuity forms lump sum six months after retirement lump sum six months after retirement 1 Average of the highest 36 consecutive months in the 10 years of service prior to retirement. For the Pension Plan, final average salary included and benefits paid are subject to the limits on compensation ($345,000 for 2024, adjusted each year for inflation) and benefits prescribed by the U.S. Internal Revenue Code. For the Supplemental Pension Plan, final average salary included and benefits paid are the amounts that exceed the U.S. Internal Revenue Code limits. 2 Average of the annual bonus for the three highest grants of the last five awarded prior to retirement. PRESENT VALUE PENSION CALCULATIONS The present value of accumulated benefits is determined by converting the annuity values earned as of year end to lump sum values payable at age 60 (or at the employee's actual age, if older) using the applicable mortality tables and interest rates. The value shown in the Pension Benefits table is the accumulated benefit as of year-end 2024. The value shown in the Summary Compensation Table on page 70 represents the annual increase in the value of the pension between year-end 2023 and 2024 or retirement date. The lump sum interest rates used to calculate the accumulated benefits in the Pension Benefits table and Summary Compensation Table: 0 For an employee who worked through the end of 2023 were 5.52%, 5.59%, and 5.50%, and through the end of 2024 were 4.34%, 4.86%, and 5.33%. 0 The actual lump sum conversion factors that will apply when each executive retires may be different. For employees not yet age 60, these age 60-lump sum values are discounted to present values based on the time difference between the individual's age at year-end 2024 and age 60 (and at year-end 2023 and age 60 for the year-over-year change in pension value in the Summary Compensation Table) using the interest rates for valuing financial reporting of pension obligations as of each year end. The discount rate for determining the present value of benefits was 5.30% as of year-end 2023 and 5.70% as of year-end 2024. This is applicable to all of the Named Executive Officers. EFFECT OF EARLY RETIREMENT OR DEATH Generally, all three pension plans require completion of 15 years of service and attainment of age 55 to be eligible for early retirement. All Named Executive Officers have satisfied this requirement except Ms. Mikells. The early retirement benefit under the pension plans consists of an annuity benefit that is undiscounted for retirement ages of 60 years or over, with a discount of 5% for each year under age 60. In addition, the Social Security offset is waived for annuity payments scheduled to be paid prior to age 62. The benefit is eligible to be paid in the form of a lump sum. In the event of death after early retirement eligibility, the retirement benefit is payable to the participant's beneficiary.

76	2025 Proxy Statement

The table below shows the lump sum early retirement benefits under the plans for Messrs. Woods, Chapman, Williams, and Ms. McKee as of year-end 2024.

Name	Plan Name	Lump Sum Early Retirement Benefit ($)
D.W. Woods	ExxonMobil Pension Plan	2,186,751
	ExxonMobil Supplemental Pension Plan	11,070,730
	ExxonMobil Additional Payments Plan	38,098,916
N.A. Chapman	ExxonMobil Pension Plan	2,589,959
	ExxonMobil Supplemental Pension Plan	7,411,345
	ExxonMobil Additional Payments Plan	29,998,704
J.P. Williams, Jr.	ExxonMobil Pension Plan	2,497,915
	ExxonMobil Supplemental Pension Plan	7,183,017
	ExxonMobil Additional Payments Plan	29,289,597
K.T. McKee	ExxonMobil Pension Plan	2,195,749
	ExxonMobil Supplemental Pension Plan	5,066,363
	ExxonMobil Additional Payments Plan	21,813,759

In the event of termination after 5 years of vesting service and prior to retirement eligibility, the pension benefit payable from the qualified Pension Plan is actuarially reduced and payable as an annuity or lump sum; there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan unless the Plan Administrator approves as such.

NONQUALIFIED DEFERRED COMPENSATION FOR 2024

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
D.W. Woods	0	113,680	51,706	0	1,086,812
K.A. Mikells	0	65,170	8,082	0	202,993
N.A. Chapman	0	66,098	34,629	0	724,063
J.P. Williams, Jr.	0	64,820	35,513	0	741,204
K.T. McKee	0	53,984	17,678	0	384,782

The table above shows the value of the Company credits under ExxonMobil's nonqualified Supplemental Savings Plan.

The nonqualified Supplemental Savings Plan provides employees with the 7% Company-matching contribution to which they would otherwise be entitled under the qualified plan if not for limitations on covered compensation and total contributions under the U.S. Internal Revenue Code.

The rate at which the nonqualified Supplemental Savings Plan account bears interest during the term of a participant's employment is 120% of the long-term Applicable Federal Rate. For more information on the Supplemental Savings Plan, see page 64.

The Company credits for 2024 are also included in the Summary Compensation Table under the column labeled All Other Compensation. The aggregate balance at the last fiscal year end shown above includes amounts reported as Company contributions in the Summary Compensation Table of the current proxy statement and proxy statements from prior years as follows:

D.W. Woods: $726,506 | K.A. Mikells: $189,607 | N.A. Chapman: $320,679 | J.P. Williams, Jr.: $330,471 | K.T. McKee: $147,539

OTHER COMPENSATION ELEMENTS Termination and 0 Named Executive Officers are not entitled to any additional payments or benefits relating to Change-in-Control termination of employment other than the retirement benefits previously described 0 Named Executive Officers do not have employment contracts, severance program, or any benefits or payments triggered by a change-in-control; see page 67 Administrative 0 Upon request, the Company provides certain administrative support that generally involves, Services for Retired but is not limited to, assistance with correspondence and travel arrangements EmployeeDirectors 0 Aggregate incremental cost to provide these services, if requested, is approximately $15,000 per year; amount represents compensation and benefit cost for support personnel allocated based on estimated time dedicated to providing this service and other miscellaneous office support costs 0 It is not possible to estimate the future cost that may be incurred by the Company to provide these services to Mr. Woods, who is currently the only employee director Health Care Benefits 0 Named Executive Officers are eligible to participate in the Company's health care programs (medical, dental, prescription drug, and vision care) on the same basis as all other U.S.-dollar-paid employees; no special provisions apply Unused Vacation 0 U.S.-dollar-paid employees are entitled to payment of salary for any accumulated but unused vacation days at retirement or other termination of employment. Payment for unused vacation is included in final payment of earned salary, if applicable Payments in the 0 The only event that results in acceleration of the vesting for outstanding performance share Event of Death awards is death 0 Executive's estate or beneficiaries would be entitled to receive the applicable death benefits as described on page 76, a distribution of the executive's savings plan balances, and payment of Company-provided life insurance or death benefits as described on page 72 0 At year-end 2024, the amount of Company provided life insurance for each Named Executive Officer is as follows: Name Life Insurance Benefit ($) D.W. Woods 3,938,000 K.A. Mikells 2,552,000 N.A. Chapman 5,036,000 J.P. Williams, Jr. 2,542,000 K.T. McKee 2,232,400

78	2025 Proxy Statement

PAY RATIO

Annual total CEO compensation for 2024 was $44,100,504. The median annual total compensation of all employees of the Corporation, except the CEO, for 2024 was $190,266. The ratio of annual total CEO compensation to the median annual total compensation of all employees was 232:1.

The median employee was identified as of October 15, 2024, based on total taxable wages for the most recently completed prior fiscal year as shown in the Corporation’s records. No estimates or sampling methodologies were used for this purpose. No cost-of-living adjustments were made and the taxable wages of employees employed for less than the full fiscal year were not annualized. “Employees” were defined based on applicable employment and tax laws.

For purposes of this disclosure, as permitted by SEC rules, the value of non-discriminatory benefits is included in annual total compensation of both the median employee and the CEO. These non-discriminatory benefits are long-term disability plan, basic life insurance and accidental death and dismemberment, medical plan, and dental plan.

Including these benefits provides a more accurate pay ratio. Since SEC rules do not require inclusion of these generally available benefits in the Summary Compensation Table, annual total CEO compensation shown above is slightly higher than the Total CEO Compensation shown in that table.

ExxonMobil is a global company with employees in many countries around the world. As permitted by the de minimis exemption under the SEC rules, for purposes of identifying the median employee in 2024, we excluded employees from 38 countries which represent in aggregate less than 5% of the Corporation’s total employees. As required, where any employees from a jurisdiction were excluded, all employees from that jurisdiction were excluded. In total, as detailed in the table below, 2,625 employees out of a total number of 63,334 worldwide employees (as of October 15, 2024) were excluded under the de minimis exemption.

Countries Excluded / Number of Employees
1.	Angola	477	11.	New Zealand	69	21.	Poland	23	31.	Ukraine	4
2.	Guyana	425	12.	Sweden	60	22.	Saudi Arabia	21	32.	Azerbaijan	3
3.	Egypt	273	13.	Utd. Arab. Emir.	53	23.	Colombia	20	33.	Micronesia	2
4.	Mexico	257	14.	Taiwan	47	24.	South Korea	19	34.	Peru	2
5.	Qatar	115	15.	Finland	44	25.	N. Mariana Islands	15	35.	Luxembourg	2
6.	Hong Kong	114	16.	Mozambique	42	26.	Greece	11	36.	Equatorial Guinea	1
7.	Italy	112	17.	Kazakhstan	35	27.	Vietnam	8	37.	Fiji	1
8.	Turkey	101	18.	Guam	34	28.	Spain	8	38.	Bahamas	1
9.	Japan	85	19.	New Caledonia	26	29.	Denmark	5
10.	Norway	80	20.	Cyprus	25	30.	South Africa	5

Total number of employees excluded:  2,625

2025 Proxy Statement	79

PAY VERSUS PERFORMANCE
Please refer to the Compensation Discussion and Analysis on pages 47 to 69 for a detailed description of the Company’s executive compensation program design and
2
024 pay decisions, including how executive compensation is directly tied to performance. This section is provided solely to comply with SEC rules under the Dodd-Frank Act.

Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO 1 $ (b)	Compensation Actually Paid to PEO 1,4 $ (c)	Average Summary Compensation Table Total for Non-PEO NEOs 2 $ (d)	Average Compensation Actually Paid to Non-PEO NEOs 2,4 $ (e)	Total Shareholder Return $ (f)	Peer Group Total Shareholder Return 3 $ (g)	Net Income (in millions) $ (h)	CFOAS 5 (in millions) $ (i)

2024	44,052,537	48,838,037	23,370,696	24,234,121	197	133	33,680	60,009

2023	36,919,898	23,567,917	20,748,653	13,866,194	176	139	36,010	59,447

2022	35,909,231	89,747,677	20,844,030	37,954,580	188	136	55,740	82,044

2021	23,572,488	40,080,212	11,277,117	18,671,104	101	94	23,040	51,305

2020	15,639,061	-7,691,707	8,331,316	-8,714,670	64	69	-22,440	15,667
See footnotes on page 81 for the calculation to determine Compensation Actually Paid.

The following table and information are provided to supplement the Pay Versus Performance Table.

Year (a)	Total Direct Compensation PEO 1,6 $ (j)	Realized Pay PEO 1,6 $ (k)	Average Total Direct Compensation for Non-PEO NEOs 2,6 $ (l)	Average Realized Pay for Non-PEO NEOs 2,6 $ (m)

2024	33,238,000	17,602,293	17,901,706	7,895,275

2023	29,861,750	15,627,195	16,381,837	6,985,831

2022	33,024,000	18,116,008	17,704,820	7,649,062

2021	18,262,225	9,068,366	7,594,806	4,188,130

2020	10,049,725	3,748,895	4,785,620	2,744,862

5-year average	24,887,140	12,832,551	12,873,758	5,892,632
Columns (b) and (d) represent Total Reported Pay for PEO and other NEOs as disclosed in the Summary Compensation Table on page 70. In its pay deliberations, the Compensation Committee considers Total Direct Compensation, columns (j) and (l), as it excludes the volatility that results from changes in pension value and all other compensation. See pages 60 to 63.
“Compensation Actually Paid” in columns (c) and (e) includes pension service cost and year-over-year change in value of unvested awards. We believe Realized Pay, shown in columns (k) and (m), is a more accurate representation of pay actually realized during the year. See pages 60 to 61 for details specific to PEO Realized Pay.
The main factor in year-over-year changes in “Compensation Actually Paid” is the change in value of unvested equity awards. Performance shares with uniquely long vesting periods represent over 70% of Total Direct Compensation, aligning the interests of our executives with the returns of long-term shareholders. See page 51.

PEO “Compensation Actually Paid” 2024 versus 2023 ($ in millions)	Actual		Year-over-Year
As a result, 85% of the year-over-year change
of PEO “Compensation Actually Paid” reflects
unvested equity, its value influenced by the
Company’s stock price, $107.57 at the end of
2024.

Year-end
stock price was $99.98 in 2023,
$110.30 in 2022, $61.19 in 2021, and $41.22 in
2020, resulting in significant
year-over-year

change.

	2024	2023	Change	% of Change
Cash: Salary, Bonus, All Other Compensation	6.9	7.8	-0.9	3%
Stock Awards granted in current year, YE value	24.2	22.5	1.7	6%
Outstanding equity, year-over-year change in value	9.7	-11.7	21.4	79%
Vested awards, vested value minus prior YE value	1.7	-0.4	2.1	8%
Dividends paid prior to vesting of underlying awards	5.2	4.5	0.8	3%
Pension Service Cost	1.1	1.0	0.1	1%
Total	48.8	23.6	25.2	100%

80	2025 Proxy Statement

While the charts below suggest correlation, it is important to note that in its pay deliberations, the Compensation Committee evaluates the PEO’s performance based on progress against a broad range of plan goals and objectives and performance measures. See pages 51 to 53.

The table below indicates certain performance measures used by the Compensation Committee to assess PEO and NEOs performance, which is directly tied to their compensation. ExxonMobil operates in a capital intensive industry where decisions and management of risk play out over time horizons decades in length, through cyclical commodity price environments. As a result, and particularly in a down-cycle, near-term financial performance may not be reflective of strong business and operational performance. For this reason, performance is assessed across a broad range of financial and operating metrics, over near- and long-term time horizons and taking into account the broader business environment. See pages 51 to 53.

Supporting Financial & Operating Metrics ∎ TSR ∎ Earnings ∎ Cash Flow from Operations and Asset Sales ∎ Return on Capital Employed	∎ Safety Performance ∎ Environmental Performance ∎ Corporate-wide operated asset GHG emissions intensity

Information on performance measures as well as a description of executive compensation program, including information on Compensation Design, Determining Compensation, other Compensation Elements, Risk and Governance can be found in the Compensation and Discussion Analysis on pages 47 to 69.

FOOTNOTES

1	Principle Executive Officer (PEO): 2020-2024 D.W. Woods.

2
Named Executive Officers (NEOs): in 2022-2024, K.A. Mikells, N.A. Chapman, J.P. Williams, Jr., and K.T. McKee; in 2021, K.A. Mikells, A.P. Swiger, N.A. Chapman, J.P. Williams, Jr., and L.M. Mallon; in 2020, A.P. Swiger, N.A. Chapman, J.P. Williams, Jr., and N.W. Duffin.

3	CD&A Business Performance peer group: BP, Chevron, Shell, and TotalEnergies.

4	Adjustments to determine “Compensation Actually Paid”:

		PEO 1					Average Non-PEO NEOs 2
	+/-	2024	2023	2022	2021	2020	2024	2023	2022	2021	2020

SCT grant value of long-term awards granted in the year	-	26,721,000	23,199,750	24,939,000	13,505,225	8,434,725	13,728,656	12,079,337	12,594,195	5,892,181	3,594,016

Year-end value of long-term awards granted in the year	+	24,203,250	22,495,500	24,817,500	13,155,850	8,450,100	12,435,092	11,712,657	12,532,838	5,827,736	3,600,567

Year-over-year change in “fair value” of unvested awards	+	9,666,245	-11,749,836	48,547,691	16,765,814	-20,079,108	4,084,653	-4,655,739	17,672,847	7,865,983	-15,015,063

Value of vested awards received	+	1,690,200	-442,500	3,273,600	1,314,686	-1,274,817	562,570	-135,756	751,602	486,992	-1,009,384

SCT change in pension value	-	10,417,644	5,922,953	2,506,363	5,137,153	5,348,636	5,321,232	4,012,935	3,044,269	2,710,176	3,442,800

Pension Service cost	+	1,128,418	1,001,694	901,365	744,658	751,812	648,773	546,216	460,833	326,056	462,472

Dividends	+	5,236,032	4,465,864	3,743,653	3,169,095	2,604,606	2,182,224	1,742,434	1,330,895	1,489,577	1,952,237

5	Additional information on CFOAS is included in Exhibit A.

6	Definitions of “Total Direct Compensation” and “Realized Pay” are included on page 68.

2025 Proxy Statement	81

ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the annual meeting. Under the laws of New Jersey, where ExxonMobil is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

Outstanding Shares

Holders of record of our common stock at the close of business on April 2, 2025, are entitled to vote at the 2025 annual meeting of shareholders. On February 28, 2025, there were 4,325,293,654 shares of common stock outstanding and entitled to vote. Each common share entitles the holder to one vote.

How We Solicit Proxies

We bear the cost of solicitation of proxies by the Company. In addition to this mailing, ExxonMobil directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We are paying Innisfree a fee of $40,000 plus expenses to help with the solicitation. We also reimburse brokerage firms, banks, and other intermediaries for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals and Director Nominations for Next Year

Any shareholder proposal for the annual meeting in 2026 must be sent to the email address or to the Secretary at the address of ExxonMobil’s principal executive office listed under Contact Information on page 8. The deadline for receipt of a proposal to be considered for inclusion in the 2026 proxy statement is 5:00 p.m. Central Time, on December 8, 2025. Upon request, the Secretary will provide instructions for submitting proposals.

Submissions of nominees for director under the proxy access provisions of our by-laws for the 2026 annual meeting must be submitted in compliance with those by-laws no later than December 8, 2025, and no earlier than November 8, 2025. Notice of a director nomination, or a shareholder proposal other than under proxy access, or for which a shareholder will conduct his or her own solicitation must be submitted in compliance with the advance notice provisions of our by-laws no later than January 28, 2026, and no earlier than December 29, 2025. In all cases, material fully compliant with the requirements of our by-laws must be received by 5:00 pm Central Time on the relevant date.

For the 2025 annual meeting of shareholders, the ExxonMobil proxy card will be White. ExxonMobil intends to use the White proxy card for its annual meeting next year and for all future shareholder meetings.

Duplicate Annual Reports

Registered Shareholders with multiple accounts may authorize ExxonMobil to discontinue mailing annual reports for an account by calling ExxonMobil Shareholder Services at the toll-free telephone number listed on page 8 at any time during the year. Beneficial holders should contact their banks, brokerage firms, or other holders of record to discontinue duplicate mailings. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

Shareholders With the Same Address

If you share an address with one or more ExxonMobil shareholders, you may elect to “household” your proxy mailing. This means you will receive only one set of proxy materials at that address unless one or more shareholders at that address specifically elects to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. We will promptly send separate proxy materials to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy materials in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

82	2025 Proxy Statement

Requests related to householding should be made by calling ExxonMobil Shareholder Services at the telephone number listed on page 8. Beneficial shareholders should request information about householding from their banks, brokers, or other holders of record.

SEC Form 10-K

Shareholders may obtain a copy of the Corporation’s Annual Report on Form 10-K to the SEC without charge by writing to the Secretary at the address listed under Contact Information on page 8, or by visiting ExxonMobil’s website at investor.exxonmobil.com/sec-filings.

2025 Proxy Statement	83

EXHIBIT A: Forward-Looking Statements and Frequently Used Terms; Website References

Set forth below is important information concerning forward-looking statements, as well as definitions and additional information for certain key business and financial performance measures, made or referenced in this proxy statement.

Statements related to future events; projections; descriptions of strategic, operating, and financial plans and objectives; statements of future ambitions and plans; and other statements of future events or conditions are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, lower-emission fuels, hydrogen, ammonia, direct air capture, ProxximaTM systems, carbon materials, lithium and other future plans to reduce emissions and emission intensity of ExxonMobil, its affiliates, and third parties are dependent on future market factors, such as continued technological progress, stable policy support and timely rule-making and permitting, and represent forward-looking statements.

Actual future results, including financial and operating performance; earnings power, potential earnings, cash flow, dividends or shareholder returns, including the timing and amounts of share repurchases; total capital expenditures and mix, including allocations of capital to low carbon and other new investments; realization and maintenance of structural cost reductions and efficiency gains, including the ability to offset inflationary pressure; plans to reduce future emissions and emissions intensity, including ambitions to reach Scope 1 and Scope 2 net zero from operated assets by 2050, to reach Scope 1 and 2 net zero in heritage Permian Basin1 unconventional operated assets by 2030 and in Pioneer Permian assets by 2035, to eliminate routine flaring in-line with World Bank Zero Routine Flaring, and to reach near-zero methane emissions from operated assets and other methane initiatives to meet ExxonMobil’s emission reduction plans and goals, divestment and start-up plans, and associated project plans as well as technology advances, including the timing and outcome of projects to capture, transport and store CO2, produce hydrogen and ammonia, produce lower-emission fuels, produce ProxximaTM systems, produce carbon materials, produce lithium, and use plastic waste as feedstock for advanced recycling; timely granting of governmental permits and certifications; future debt levels and credit ratings; business and project plans, timing, costs, capacities and profitability; resource recoveries and production rates; and planned Denbury and Pioneer integrated benefits, could differ materially due to a number of factors.

These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market factors, economic conditions and seasonal fluctuations that impact prices and differentials for our products; developments or changes in local, national, or international laws, regulations, taxes, trade sanctions, trade tariffs, or policies affecting our business, such as government policies supporting lower carbon and new market investment opportunities, the punitive European taxes on the oil and gas sector and unequal support for different technological methods of emissions reduction or evolving, ambiguous, and unharmonized standards imposed by various jurisdictions related to sustainability and GHG reporting; variable impacts of trading activities on our margins and results each quarter; actions of co-venturers, competitors, and commercial counterparties; the outcome of commercial negotiations, including final agreed terms and conditions; the outcome of competitive bidding and project awards; the ability to access debt markets on favorable terms or at all; the occurrence, pace, rate of recovery, and effects of public health crises; adoption of regulatory incentives consistent with law; reservoir performance, including variability and timing factors applicable to unconventional resources and the success of new unconventional technologies; the level, outcome, and timing of exploration and development projects and decisions to invest in future reserves and resources; timely completion of construction projects; final management approval of future projects and any changes in the scope, terms, costs, or assumptions of such projects as approved; the actions of governments or other actors against our core business activities and acquisitions, divestitures, or financing opportunities; war, civil unrest, attacks against the Company or industry, and other geopolitical or security disturbances, including disruption of land or sea transportation routes; decoupling of economies, and disruptions in trade alliances and military alliances; expropriations, seizure, or capacity, insurance, shipping, import or export limitations imposed by governments or laws; opportunities for potential acquisitions, investments or divestments and satisfaction of applicable conditions to closing, including timely regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies without impairing our competitive positioning; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; consumer preferences including willingness and ability to pay for reduced emission products; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K.

84	2025 Proxy Statement

Forward-looking and other statements regarding environmental and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in our filing with the SEC or any other regulatory authority. In addition, historical, current, and forward-looking environmental and other sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making.

Energy demand models are forward-looking by nature and aim to replicate system dynamics of the global energy system, requiring simplifications. The reference to any scenario in this proxy statement, including any potential net-zero scenario, does not imply ExxonMobil views any particular scenario as likely to occur. In addition, energy demand scenarios require assumptions based on a variety of parameters. As such, the outcome of any given scenario using an energy demand model comes with a high degree of uncertainty. Third-party scenarios discussed in this proxy statement reflect the modeling assumptions and outputs of their respective authors, not ExxonMobil, and their use by ExxonMobil is not an endorsement by ExxonMobil of their underlying assumptions, likelihood, or probability. Investment decisions are made on the basis of ExxonMobil’s separate planning process. Any use of the modeling of a third-party organization within this proxy statement does not constitute or imply an endorsement by ExxonMobil of any or all of the positions or activities of such organization.

Actions needed to advance ExxonMobil’s 2030 GHG emission-reductions plans are incorporated into its medium-term business plans, which are updated annually. The reference case for planning beyond 2030 is based on the Company’s Global Outlook research and publication. The Global Outlook is reflective of the existing global policy environment and an assumption of increasing policy stringency and technology improvement to 2050. Current trends for policy stringency and development of lower-emission solutions are not yet on a pathway to achieve net-zero by 2050. As such, the Global Outlook does not project the degree of required future policy and technology advancement and deployment for the world, or ExxonMobil, to meet net zero by 2050. As future policies and technology advancements emerge, they will be incorporated into the Global Outlook, and ExxonMobil’s business plans will be updated accordingly. References to projects or opportunities may not reflect investment decisions made by ExxonMobil or its affiliates. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, permitting, technological advancement for cost-effective abatement, insights from the Company planning process, and alignment with our partners and other stakeholders. Capital investment guidance in lower-emission investments is based on our Corporate Plan; however, actual investment levels will be subject to the availability of the opportunity set, public policy support, and focused on returns.

The term “project” as used in this proxy statement can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

This proxy statement references the internet addresses of a variety of publications and other materials available on ExxonMobil’s website. These references are provided solely for the information of interested shareholders and are not incorporated by reference in this proxy statement.

[1]	Heritage Permian Basin assets exclude assets acquired as part of the acquisition of Pioneer that closed on May 3, 2024.

2025 Proxy Statement	85

Frequently Used Terms

Listed below are definitions of several of ExxonMobil’s key business and financial performance measures. These definitions are provided to facilitate understanding of the terms and their calculations.

Cash Flow from Operations and Asset Sales (Non-GAAP)

Cash flow from operations and asset sales is the sum of the net cash provided by operating activities and proceeds from asset sales and returns of investments from the Consolidated Statement of Cash Flows. This cash flow reflects the total sources of cash both from operating the Corporation’s assets and from the divesting of assets. The Corporation employs a long-standing and regular disciplined review process to ensure that assets are contributing to the Corporation’s strategic objectives. Assets are divested when they are no longer meeting these objectives or are worth considerably more to others. Because of the regular nature of this activity, we believe it is useful for investors to consider proceeds associated with asset sales together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities, including shareholder distributions.

Cash Flow from Operations and Asset Sales	2024	2023	2022	2021	2020
(millions of dollars)
Net cash provided by operating activities	55,022	55,369	76,797	48,129	14,668
Proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments	4,987	4,078	5,247	3,176	999
Cash flow from operations and asset sales (Non-GAAP)	60,009	59,447	82,044	51,305	15,667

Cash Flow from Operations and Asset Sales	2019	2018	2017	2016	2015
(millions of dollars)
Net cash provided by operating activities	29,716	36,014	30,066	22,082	30,344
Proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments	3,692	4,123	3,103	4,275	2,389
Cash flow from operations and asset sales (Non-GAAP)	33,408	40,137	33,169	26,357	32,733

86	2025 Proxy Statement

Capital Employed (Non-GAAP)

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used by the businesses, it includes ExxonMobil’s net share of property, plant and equipment and other assets less liabilities, excluding both short-term and long-term debt. When viewed from the perspective of the sources of capital employed in total for the Corporation, it includes ExxonMobil’s share of total debt and equity. Both of these views include ExxonMobil’s share of amounts applicable to equity companies, which the Corporation believes should be included to provide a more comprehensive measure of capital employed. Capital employed is a component of Return on Average Capital Employed (defined below), which we view as one of the best measures of historical capital productivity in our capital-intensive, long-term industry.

Capital Employed	2024	2023	2022	2021	2020
(millions of dollars)
Business uses: asset and liability perspective
Total assets	453,475	376,317	369,067	338,923	332,750
Less liabilities and noncontrolling interests share of assets and liabilities
Total current liabilities excluding notes and loans payable	(65,352)	(61,226)	(68,411)	(52,367)	(35,905)
Total long-term liabilities excluding long-term debt	(75,807)	(60,980)	(56,990)	(63,169)	(65,075)
Noncontrolling interests share of assets and liabilities	(8,069)	(8,878)	(9,205)	(8,746)	(8,773)
Add ExxonMobil share of debt-financed equity company net assets	3,242	3,481	3,705	4,001	4,140
Total capital employed (Non-GAAP)	307,489	248,714	238,166	218,642	238,166

Capital Employed	2019	2018	2017	2016	2015
(millions of dollars)
Business uses: asset and liability perspective
Total assets	362,597	346,196	348,691	330,314	336,758
Less liabilities and noncontrolling interests share of assets and liabilities
Total current liabilities excluding notes and loans payable	(43,411)	(39,880)	(39,841)	(33,808)	(35,214)
Total long-term liabilities excluding long-term debt	(73,328)	(69,992)	(72,014)	(79,914)	(86,047)
Noncontrolling interests share of assets and liabilities	(8,839)	(7,958)	(8,298)	(8,031)	(8,286)
Add ExxonMobil share of debt-financed equity company net assets	3,906	3,914	3,929	4,233	4,447
Total capital employed (Non-GAAP)	240,925	232,280	232,467	212,794	211,658

2025 Proxy Statement	87

Return on Average Capital Employed (Non-GAAP)

Return on average capital employed (ROCE) is a performance measure ratio. From the perspective of the business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning and end-of-year amounts). These segment earnings include ExxonMobil’s share of segment earnings of equity companies, consistent with our capital employed definition, and exclude the cost of financing. The Corporation’s total ROCE is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. The Corporation has consistently applied its ROCE definition for many years and views it as one of the best measures of historical capital productivity in our capital-intensive, long-term industry. Additional measures, which are more cash flow based, are used to make investment decisions.

Return on Average Capital Employed	2024	2023	2022	2021	2020
(millions of dollars)
Net income (loss) attributable to ExxonMobil	33,680	36,010	55,740	23,040	(22,440)
Financing costs (after-tax)
Gross third-party debt	(1,106)	(1,175)	(1,213)	(1,196)	(1,272)
ExxonMobil share of equity companies	(196)	(307)	(198)	(170)	(182)
All other financing costs – net	(252)	931	276	11	666
Total financing costs	(1,554)	(551)	(1,135)	(1,355)	(788)
Earnings (loss) excluding financing costs (Non-GAAP)	35,234	36,561	56,875	24,395	(21,652)

Average capital employed (Non-GAAP)	278,102	243,440	228,404	222,890	234,031
Return on average capital employed – corporate total (Non-GAAP)	12.7%	15.0%	24.9%	10.9%	(9.3)%
Ten-year average: Return on average capital employed (Non-GAAP)	9.1%

Return on Average Capital Employed	2019	2018	2017	2016	2015
(millions of dollars)
Net income (loss) attributable to ExxonMobil	14,340	20,840	19,710	7,840	16,150
Financing costs (after-tax)
Gross third-party debt	(1,075)	(912)	(709)	(683)	(362)
ExxonMobil share of equity companies	(207)	(192)	(204)	(225)	(170)
All other financing costs – net	141	498	515	423	88
Total financing costs	(1,141)	(606)	(398)	(485)	(444)
Earnings (loss) excluding financing costs (Non-GAAP)	15,481	21,446	20,108	8,325	16,594

Average capital employed (Non-GAAP)	236,603	232,374	222,631	212,226	208,755
Return on average capital employed – corporate total (Non-GAAP)	6.5%	9.2%	9.0%	3.9%	7.9%

88	2025 Proxy Statement

Structural Cost Savings (Non-GAAP)

Structural cost savings describes decreases in cash opex excluding energy and production taxes as a result of operational efficiencies, workforce reductions, divestment-related reductions, and other cost-savings measures that are expected to be sustainable compared to 2019 levels. Relative to 2019, estimated cumulative structural cost savings totaled $12.1 billion. The total change between periods in expenses below will reflect both structural cost savings and other changes in spend, including market factors, such as inflation and foreign exchange impacts, as well as changes in activity levels and costs associated with new operations, mergers and acquisitions, new business venture development, and early-stage projects. Estimates of cumulative annual structural cost savings may be revised depending on whether cost reductions realized in prior periods are determined to be sustainable compared to 2019 levels. Structural cost savings are stewarded internally to support management’s oversight of spending over time. This measure is useful for investors to understand the Corporation’s efforts to optimize spending through disciplined expense management.

Calculation of Structural Cost Savings	2019				2024
(billions of dollars)
Components of Operating Costs
From ExxonMobil’s Consolidated Statement of Income (U.S. GAAP)
Production and manufacturing expenses	36.8				39.6
Selling, general and administrative expenses	11.4				10.0
Depreciation and depletion (includes impairments)	19.0				23.4
Exploration expenses, including dry holes	1.3				0.8
Non-service pension and postretirement benefit expense	1.2				0.1
Subtotal	69.7				74.0
ExxonMobil’s share of equity company expenses (Non-GAAP)	9.1				9.6
Total Adjusted Operating Costs (Non-GAAP)	78.8				83.6
Total Adjusted Operating Costs (Non-GAAP)	78.8				83.6

Less:
Depreciation and depletion (includes impairments)	19.0				23.4
Non-service pension and postretirement benefit expense	1.2				0.1
Other adjustments (includes equity company depreciation and depletion)	3.6				3.7
Total Cash Operating Expenses (Cash Opex) (Non-GAAP)	55.0				56.4

Energy and production taxes (Non-GAAP)	11.0				13.9

		Market	Activity / Other	Structural Savings
Total Cash Operating Expenses (Cash Opex) excluding Energy and Production Taxes (Non-GAAP)	44.0	+4.0	+6.6	-12.1	42.5

Due to rounding, numbers presented may not add up precisely to the totals indicated.

2025 Proxy Statement	89

Earnings (loss) excluding Identified Items (Non-GAAP)

Earnings (loss) excluding Identified Items are earnings (loss) excluding individually significant non-operational events with, typically, an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings (loss) impact of an Identified Item for an individual segment in a given quarter may be less than $250 million when the item impacts several segments or several periods. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The Corporation believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Earnings (loss) excluding Identified Items is not meant to be viewed in isolation or as a substitute for net income (loss) attributable to ExxonMobil as prepared in accordance with U.S. GAAP.

Upstream		2024			2023			2022
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	6,426	18,964	25,390	4,202	17,106	21,308	11,728	24,751	36,479
Impairments	(360)	(48)	(408)	(1,978)	(686)	(2,664)	—	(3,790)	(3,790)
Gain/(loss) on sale of assets	—	385	385	305	—	305	299	587	886
Tax-related items	—	238	238	184	(126)	58	—	(1,415)	(1,415)
Other	—	—	—	—	—	—	—	1,380	1,380
Identified Items	(360)	575	215	(1,489)	(812)	(2,301)	299	(3,238)	(2,939)
Earnings (loss) excluding Identified Items (Non-GAAP)	6,786	18,389	25,175	5,691	17,918	23,609	11,429	27,989	39,418

Energy Products		2024			2023			2022
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	2,099	1,934	4,033	6,123	6,019	12,142	8,340	6,626	14,966
Impairments	(34)	(59)	(93)	—	—	—	(58)	(216)	(274)
Tax-related items	—	172	172	192	(48)	144	—	(410)	(410)
Identified Items	(34)	113	79	192	(48)	144	(58)	(626)	(684)
Earnings (loss) excluding Identified Items (Non-GAAP)	2,133	1,821	3,954	5,931	6,067	11,998	8,398	7,252	15,650

Chemical Products		2024			2023			2022
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	1,627	950	2,577	1,626	11	1,637	2,328	1,215	3,543
Impairments	(43)	(52)	(95)	(21)	(273)	(294)	—	—	—
Tax-related items	—	—	—	53	—	53	—	—	—
Other	—	—	—	—	(147)	(147)	—	—	—
Identified Items	(43)	(52)	(95)	32	(420)	(388)	—	—	—
Earnings (loss) excluding Identified Items (Non-GAAP)	1,670	1,002	2,672	1,594	431	2,025	2,328	1,215	3,543

Specialty Products		2024			2023			2022
(millions of dollars)	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
Earnings (loss) (U.S. GAAP)	1,576	1,476	3,052	1,536	1,178	2,714	1,190	1,225	2,415
Impairments	(4)	(8)	(12)	—	(82)	(82)	—	(40)	(40)
Tax-related items	—	(1)	(1)	12	5	17	—	—	—
Other	—	—	—	—	(28)	(28)	—	—	—
Identified Items	(4)	(9)	(13)	12	(105)	(93)	—	(40)	(40)
Earnings (loss) excluding Identified Items (Non-GAAP)	1,580	1,485	3,065	1,524	1,283	2,807	1,190	1,265	2,455

90	2025 Proxy Statement

Corporate and Financing	2024	2023	2022
(millions of dollars)
Earnings (loss) (U.S. GAAP)	(1,372)	(1,791)	(1,663)
Impairments	—	—	(98)
Gain/(loss) on sale of assets	30	—	—
Tax-related items	—	76	324
Other	—	—	76
Identified Items	30	76	302
Earnings (loss) excluding Identified Items (Non-GAAP)	(1,402)	(1,867)	(1,965)

Corporate Total	2024	2023	2022
(millions of dollars)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	33,680	36,010	55,740
Impairments	(608)	(3,040)	(4,202)
Gain/(loss) on sale of assets	415	305	886
Tax-related items	409	348	(1,501)
Other	—	(175)	1,456
Identified Items	216	(2,562)	(3,361)
Earnings (loss) excluding Identified Items (Non-GAAP)	33,464	38,572	59,101

References in this discussion to Corporate earnings (loss) mean net income (loss) attributable to ExxonMobil (U.S. GAAP) from the Consolidated Statement of Income. Unless otherwise indicated, references to earnings (loss), Upstream, Energy Products, Chemical Products, Specialty Products, and Corporate and Financing earnings (loss), and earnings (loss) per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Due to rounding, numbers presented may not add up precisely to the totals indicated.

Compound annual growth rate (CAGR)

Represents the consistent rate at which an investment or business result would have grown had the investment or business result compounded at the same rate each year.

IOCs

Unless stated otherwise, IOCs include each of BP, Chevron, Shell, and TotalEnergies.

Lower-emission fuels

Fuels with lower life cycle emissions than conventional transportation fuels for gasoline, diesel, and jet transport.

Returns, rate of return, investment returns, project returns, IRR

Unless referring specifically to ROCE or external data, references to returns, rate of return, IRR, and similar terms mean future discounted cash flow returns on future capital investments based on current company estimates. Investment returns exclude prior exploration and acquisition costs.

Total shareholder return

Measures the change in value of an investment in common stock over a specified period of time, assuming dividend reinvestment. We calculate shareholder return over a particular measurement period by: dividing (1) the sum of (a) the cumulative value of dividends received during the measurement period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the measurement period; by (2) the stock price at the beginning of the measurement period. Unless stated otherwise, we assume dividends are reinvested in stock at market prices at approximately the same time actual dividends are paid and quote total shareholder return on an annualized basis.

2025 Proxy Statement	91

Printed entirely on recycled paper	002CSNF5A4

YOUR VOTE IS IMPORTANT The meeting will be held on May 28, 2025, at 9:30 a.m. (Central Time). All votes must be received by closing of the polls at the meeting.

2025 ANNUAL MEETING – PROXY CARD
Attend the meeting on May 28, 2025, at 9:30 a.m. (Central Time), virtually at www.virtualshareholdermeeting.com/XOM2025. Go to envisionreports.com/XOM for instructions.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Michael J. Angelakis	☐	☐	☐	02 - Angela F. Braly	☐	☐	☐	03 - Maria S. Dreyfus	☐	☐	☐
04 - John D. Harris II	☐	☐	☐	05 - Kaisa H. Hietala	☐	☐	☐	06 - Joseph L. Hooley	☐	☐	☐
07 - Steven A. Kandarian	☐	☐	☐	08 - Alexander A. Karsner	☐	☐	☐	09 - Lawrence W. Kellner	☐	☐	☐
10 - Dina Powell McCormick	☐	☐	☐	11- Jeffrey W. Ubben	☐	☐	☐	12 - Darren W. Woods	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Independent Auditors	☐	☐	☐	3. Advisory Vote to Approve Executive Compensation	☐	☐	☐

1 P C F
0435XE

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

2025 ANNUAL MEETING – PROXY CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING – WEDNESDAY, MAY 28, 2025, AT 9:30 A.M. CENTRAL TIME

The undersigned hereby appoints and instructs the appropriate account trustee(s), if any, to appoint Michael J. Angelakis, Joseph L. Hooley, Steven A. Kandarian, Lawrence W. Kellner, and Darren W. Woods, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2025 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting.

This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan. Voting instructions for shares held in the ExxonMobil Savings Plan must be received by May 22, 2025, at 4:00 p.m. (Central Time).

If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

NON-VOTING ITEMS

Change of Address – Please print new address below.	Comments – Please print your comments below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /